Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TRANSMONTAIGNE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.*
	(1)	Title of each class of securities to which transaction applies: Common Stock of TransMontaigne Inc.; Series B Convertible Preferred Stock of TransMontaigne Inc.
(2)	Aggregate number of securities to which transaction applies:
        49,995,599 shares of Common Stock and 3,039,791 shares of Common Stock issuable upon conversion of 20,063 shares of the Series B Convertible Preferred Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $11.25 per share of Common Stock

	(4)	Proposed maximum aggregate value of transaction: $626,929,088
	(5)	Total fee paid: $67,081
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $57,590
	(2)	Form, Schedule or Registration Statement No.: Schedule 14A
	(3)	Filing Party: TransMontaigne Inc.

(4)	Date Filed: May 1, 2006

*
As of June 1, 2006, there were outstanding 49,995,599 shares of Common Stock and 20,063 shares of Series B Convertible Preferred Stock. The filing fee was determined by adding (x) the product of (i) the 53,035,390 shares of Common Stock proposed to be acquired in the merger, which includes 3,039,791 shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock, and (ii) the merger consideration of $11.25 in cash per share of Common Stock, plus (y) $30,280,950 payable to holders of outstanding stock options and warrants granted by TransMontaigne in exchange for the cancellation of such options and warrants. The payment of the filing fee, calculated in accordance with Fee Rate Advisory #5 for Fiscal Year 2006, equals $107.00 per million of the aggregate merger consideration calculated pursuant to the preceding sentence.

 Preliminary Proxy Statement
Subject to Completion
Dated June     , 2006

TRANSMONTAIGNE INC.

1670 BROADWAY, SUITE 3100

DENVER, COLORADO 80202

June     , 2006

Dear TransMontaigne Inc. Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of TransMontaigne Inc., a Delaware corporation ("TransMontaigne"), to be held on                        , 2006, at    :     a.m. local time at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202. At the special meeting, you will be asked to consider and vote upon an amended and restated merger agreement dated as of May 22, 2006, by and among TransMontaigne, SemGroup, L.P., an Oklahoma limited partnership ("SemGroup"), SemGroup Subsidiary Holding, L.L.C., a Delaware limited liability company of which SemGroup is the sole member ("SemGroup Subsidiary"), and TMG Acquisition Company, a Delaware corporation and a direct wholly owned subsidiary of SemGroup Subsidiary ("Merger Co"), pursuant to which Merger Co will be merged with and into TransMontaigne, with TransMontaigne as the surviving corporation in the merger. Upon completion of the merger, (1) each issued and outstanding share of our common stock will be converted into the right to receive $11.25 in cash and (2) each issued and outstanding share of our Series B convertible preferred stock that is not redeemed in accordance with its terms at the holder's option will be converted into the right to receive $11.25 in cash for each share of common stock issuable upon conversion of the Series B convertible preferred stock, as more fully described in the enclosed proxy statement.

        Our board of directors believes the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of TransMontaigne and its stockholders. Our board of directors has approved the merger agreement and unanimously recommends that you vote "FOR" adoption of the merger agreement.

        Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of a majority of the votes entitled to be cast by the holders (as of the record date) of our outstanding shares of common stock and our outstanding shares of Series B convertible preferred stock (which vote on an as-converted basis) voting together as a single class. If you do not expect to attend the meeting in person, it is important that your shares be represented. Accordingly, please vote your proxy as soon as possible so that your vote will be counted. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

Sincerely,
Donald H. Anderson President and Chief Executive Officer

        The enclosed proxy statement is dated                        , 2006 and is first being mailed to stockholders of TransMontaigne on or about                        , 2006.

TRANSMONTAIGNE INC.

1670 BROADWAY, SUITE 3100

DENVER, COLORADO 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2006

To the Stockholders of TransMontaigne Inc.:

        Notice is hereby given that a special meeting of the stockholders of TransMontaigne Inc., a Delaware corporation ("TransMontaigne"), will be held on                        , 2006, at     :     a.m. local time at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, for the following purposes:

        1.     To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 22, 2006, by and among TransMontaigne, SemGroup, L.P., SemGroup Subsidiary Holding, L.L.C. and TMG Acquisition Company, pursuant to which TMG Acquisition Company, a direct wholly owned subsidiary of SemGroup Subsidiary Holding, L.L.C., will be merged with and into TransMontaigne, with TransMontaigne as the surviving corporation. Upon completion of the merger, (1) each issued and outstanding share of our common stock will be converted into the right to receive $11.25 in cash and (2) each issued and outstanding share of our Series B convertible preferred stock that is not redeemed in accordance with its terms at the holder's option will be converted into the right to receive $11.25 in cash for each share of common stock issuable upon conversion of the Series B convertible preferred stock.

        2.     To consider and vote upon any other matters that properly come before the special meeting or any adjournments or postponements of the special meeting. Only holders of record of our common stock and Series B convertible preferred stock at the close of business on June            , 2006, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. The enclosed proxy statement explains the proposed merger and provides specific information regarding the special meeting. TransMontaigne encourages you to carefully review these materials in their entirety. If you have any questions or need assistance voting your shares, please call our proxy solicitor, The Altman Group, toll-free at 1-800-499-7619.

By order of the Board of Directors,
Erik B. Carlson Senior Vice President, General Counsel and Secretary

Denver, Colorado
June     , 2006

YOUR VOTE IS IMPORTANT

        Even if you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote by telephone or via the Internet as indicated in the proxy card instructions. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

TABLE OF CONTENTS

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE MERGER
PARTICIPANTS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
General
Record Date and Voting Information
How You Can Vote
How You May Revoke or Change Your Vote
Expenses of Proxy Solicitation
Adjournments
SPECIAL FACTORS
Background of the Merger
Recommendation of Our Board of Directors
Reasons for Our Board of Directors' Recommendation; Factors Considered
Opinion of Our Financial Advisor
Interests of Our Directors and Executive Officers in the Merger
THE MERGER
Effective Time of Merger
Payment of Merger Consideration and Surrender of Stock Certificates
Regulatory Matters
Anticipated Accounting Treatment
Material U.S. Federal Income Tax Consequences
Appraisal Rights
Conduct of Our Business if the Merger is Not Consummated
THE MERGER AGREEMENT
General
Treatment of Our Stock in the Merger
Representations and Warranties
Conduct of Business by TransMontaigne Before the Merger
Covenants of TransMontaigne
Other Obligations of the Parties

i

Conditions to the Completion of the Merger
Termination
Fees and Expenses
Amendments and Waivers
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
FUTURE STOCKHOLDER PROPOSALS
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
WHERE STOCKHOLDERS CAN FIND FURTHER INFORMATION
Appendix A	Amended and Restated Agreement and Plan of Merger, dated as of May 22, 2006, by and among TransMontaigne Inc., SemGroup, L.P., SemGroup Subsidiary Holding, L.L.C. and TMG Acquisition Company
Appendix B	Opinion of UBS Securities LLC
Appendix C	Delaware General Corporation Law Section 262

ii

TRANSMONTAIGNE INC.

PROXY STATEMENT

Summary Term Sheet

        This Summary Term Sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You are urged to read this entire proxy statement carefully, including the appendices and the section entitled "Where Stockholders Can Find More Information" on page [    ]. In this proxy statement, the terms "we," "us," "our," "TransMontaigne" and the "company" refer to TransMontaigne Inc. We refer to TransMontaigne Partners L.P. as "TransMontaigne Partners" and TransMontaigne GP L.L.C. as "TransMontaigne GP." We refer to UBS Securities LLC as "UBS." We refer to SemGroup, L.P. as "SemGroup," to SemGroup Subsidiary Holding, L.L.C. as "SemGroup Subsidiary" and to TMG Acquisition Company as "Merger Co". We refer to Morgan Stanley Capital Group Inc. as "Morgan Stanley."

Purpose of Stockholder Vote	You are being asked to consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 22, 2006, by and among TransMontaigne, SemGroup, SemGroup Subsidiary and Merger Co, which we refer to as the "merger agreement" or the "May 22, 2006 merger agreement." Pursuant to the merger agreement, Merger Co will be merged with and into TransMontaigne, and TransMontaigne will be the surviving corporation. Following the merger, SemGroup Subsidiary will own all of our issued and outstanding capital stock. See "The Special Meeting" beginning on page [ ].
Parties involved in the Proposed Transaction
TransMontaigne is a Delaware corporation. SemGroup is an Oklahoma limited partnership. SemGroup Subsidiary is a Delaware limited liability company of which SemGroup is the sole member. Merger Co is a newly-formed Delaware corporation and a wholly owned subsidiary of SemGroup Subsidiary. See "Participants" beginning on page [ ].
Effect of Merger on TransMontaigne
Following completion of the merger, TransMontaigne, as the surviving corporation, will no longer have common stock quoted on the New York Stock Exchange. Our existing stockholders will no longer have an equity interest in TransMontaigne or participate in any potential future earnings and growth of TransMontaigne. See "The Merger—Effective Time of the Merger" beginning on page .
Effect of the Merger on Our Outstanding Capital Stock
Upon completion of the merger, (1) each issued and outstanding share of our common stock will be converted into the right to receive $11.25 in cash and (2) each issued and outstanding share of our Series B convertible preferred stock, which we refer to as "our preferred stock," will be converted into the right to receive $1,704.55 in cash or, at the holder's election, the right to receive $1,000 plus all accrued but unpaid dividends thereon through the redemption date indicated in the preferred stock certificate of designations. See "The Merger Agreement—Treatment of Our Stock in the Merger" beginning on page [ ].

Treatment of Outstanding Options and Restricted Stock Awards
Upon completion of the merger, each option that is not vested will become fully vested and all options will be cancelled in consideration for a cash payment. Any forfeiture restrictions in effect on shares of our restricted stock outstanding immediately prior to the effective time of the merger will be terminated and such shares will be converted into the right to receive $11.25 in cash. See "The Merger Agreement—Treatment of Our Stock in the Merger" beginning on page [ ].
Special Meeting
The stockholders' vote will take place at a special meeting of our stockholders to be held on [ ], 2006 at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, at [ : a.m.] local time. See "The Special Meeting" beginning on page [ ].
Record Date
You are entitled to vote at the special meeting if you owned shares of our common stock or preferred stock at the close of business on [ ], 2006, which is the record date for the special meeting. On the record date, shares of our common stock and shares of our preferred stock, convertible into shares of common stock, were outstanding and entitled to vote at the special meeting. See "The Special Meeting" beginning on page [ ].
Voting Information
Holders of our common stock will have one vote for each share of our common stock owned at the close of business on the record date. Holders of our preferred stock will have 151.52 votes for each share of our preferred stock owned at the close of business on the record date. The number of votes attributed to a share of preferred stock is equal to the number of shares of common stock that would be issued upon conversion of a share of preferred stock in accordance with its terms. For more information on how to vote your shares, please refer to "Questions and Answers About the Meeting and the Merger" and "The Special Meeting—How You Can Vote" beginning on pages [ ] and [ ], respectively.
Vote Required
The merger will be completed only if the merger agreement is adopted by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of our common stock and preferred stock (as of the record date), voting together as a single class. This means that your failure to vote shares registered in your name or to give instruction to your broker or other nominee that holds shares beneficially owned by you will have the same effect as a vote against adoption of the merger agreement. On the record date, our directors and executive officers were deemed to beneficially own shares of our common stock and preferred stock representing, in the aggregate, approximately [ ]% of the outstanding votes entitled to be cast, and have indicated that, although they are not obligated to do so, they intend to vote their shares in favor of adoption of the merger agreement. See "Questions and Answers About the Meeting and the Merger" and "The Special Meeting — Record Date and Voting Information" beginning on pages [ ] and [ ], respectively.

Board Recommendations
Our board of directors has unanimously recommended that the holders of our common stock and preferred stock vote to adopt the merger agreement. In approving the merger agreement and related agreements, and recommending that you vote for the adoption of the merger agreement, our board of directors considered a number of factors. For a discussion of the factors considered by our board of directors. See "Special Factors—Reasons for Our Board of Directors' Recommendation; Factors Considered" beginning on page [ ].
Competing Offer—Background of the Merger
We originally entered into an agreement and plan of merger with SemGroup, SemGroup Subsidiary and Merger Co on March 27, 2006, which we refer to as the "March 27, 2006 merger agreement," under which SemGroup agreed to purchase all of our issued and outstanding equity securities for $9.75 per share. On Wednesday, April 26, 2006, we received a written offer from Morgan Stanley to purchase all of our issued and outstanding equity securities for $10.50 per share, in cash, and otherwise on substantially the same terms as the March 27, 2006 merger agreement. On April 28, 2006, our board of directors authorized our senior management to meet with representatives of Morgan Stanley to negotiate a definitive merger agreement in accordance with the terms of the Morgan Stanley offer. On May 8, 2006, our board of directors determined that the Morgan Stanley merger agreement constituted a "superior proposal" under the March 27, 2006 merger agreement. On May 12, 2006, following our receipt of an amended and restated merger agreement from SemGroup dated May 12, 2006, under which SemGroup agreed to purchase all of our issued and outstanding equity securities for $10.75 per share, our board of directors determined that the May 12, 2006 merger agreement with SemGroup was as least as favorable to our stockholders as the Morgan Stanley merger agreement and reaffirmed its recommendation to our stockholders to approve and adopt the May 12, 2006 merger agreement. On May 17, 2006, Morgan Stanley delivered a new formal binding offer for the acquisition of all of our outstanding shares of capital stock for $11.00 per share. On May 18, 2006, our board of directors determined that the Morgan Stanley merger agreement dated May 17, 2006 constituted a superior proposal. On May 23, 2006, following our receipt of an amended and restated merger agreement from SemGroup dated May 22, 2006, under which SemGroup agreed to purchase all of our issued and outstanding equity securities for $11.25 per share, our board of directors determined that the May 22, 2006 merger agreement from SemGroup was as least as favorable to our stockholders as the Morgan Stanley merger agreement dated May 17, 2006, and reaffirmed its recommendation to our stockholders to approve and adopt the May 22, 2006 merger agreement. See "Special Factors—Background of the Merger" on page [ ].
Opinion of UBS Securities LLC
UBS acted as financial advisor to our board of directors in connection with the transaction. On May 23, 2006, UBS delivered its opinion to our board of directors to the effect that, as of May 23, 2006, and based on and subject to various assumptions made, matters considered and limitations described in the opinion, the consideration of $11.25 per share was fair, from a financial point of view, to holders of our common stock.

The full text of UBS' opinion describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS' opinion is attached as Appendix B to this proxy statement. UBS' opinion is directed only to the fairness, from a financial point of view, of the per share consideration to be received in the merger by holders of our common stock and does not address any other aspect of the merger. The opinion also does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to us or any underlying business decision of ours in connection with the merger or any other matter. The opinion does not constitute a recommendation to any holder of our common stock as to how such stockholder should vote or act with respect to any matters relating to the merger. You are encouraged to read UBS' opinion carefully in its entirety. The summary of UBS' opinion described above is qualified in its entirety by reference to the full text of the opinion. UBS' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of, the date of the UBS opinion. UBS does not have any obligation to update, revise or reaffirm its opinion. See "Special Factors—Opinion of Our Financial Advisor" beginning on page [ ].
Interests of Our Directors and Executive Officers in the Merger
In considering the recommendations of our board of directors, you should be aware that some directors and executive officers of TransMontaigne have interests in the merger that are in addition to, and different from, your interests as a stockholder and that may present actual or potential conflicts of interest. The board of directors considered these interests when making its decision to approve the merger agreement. These interests are discussed in detail in the section entitled "Special Factors—Interests of Our Directors and Executive Officers in the Merger" beginning on page [ ].
Merger Financing
TransMontaigne and SemGroup Subsidiary estimate that the total amount of funds necessary to complete the merger and related transactions, including the cost to redeem or repurchase our outstanding 9 1/8% Series B Senior Subordinated Notes due 2010, which we refer to as "our notes," which will take place after consummation of the merger, and to pay related fees and expenses, will be approximately $870 million.

Regulatory Approvals
The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "HSR Act," and the rules and regulations promulgated thereunder require that SemGroup and TransMontaigne file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, which we refer to as the "FTC". The parties thereafter are required to observe a waiting period before completing the merger. The appropriate parties filed the necessary forms with the Department of Justice and the FTC on April 21, 2006. The initial waiting period was scheduled to expire on May 22, 2006; however, on that date the FTC issued a formal written request for the parties to supply additional information and documentary materials, which we refer to as a "second request." The second request extends and expands both the scope and the time frame covered by the FTC's previous information request to which we responded in full in our original filing with the FTC. Receipt of the second request from the FTC extends the original 30-day waiting period until 30 days following our compliance with the second request. Pursuant to the terms of the merger agreement, receipt of the second request extends the expiration date of the merger agreement from July 31, 2006 to December 31, 2006. We are not aware of any other material federal, state or local regulatory requirements or approvals that are required to complete the merger. See "The Merger—Regulatory Matters" on page [ ].
Material U.S. Federal Income Tax Consequences
The merger will be treated as a taxable transaction to our stockholders for U.S. federal income tax purposes. Holders should consult their tax advisors as to the tax consequences of the merger to them in light of their particular circumstances. See "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page [ ].
Appraisal Rights
Our stockholders are entitled to appraisal rights under Delaware law if they follow the requirements specified in Section 262 of the Delaware General Corporation Law, which we refer to as the "DGCL." A copy of Section 262 of the DGCL is attached as Appendix C to this proxy statement. The obligation of each of SemGroup Subsidiary and Merger Co to complete the merger is subject to the condition that holders of not more than 15% of our shares of common stock, including shares issuable upon conversion of the preferred stock, have properly demanded and are entitled to appraisal of their shares in accordance with the provisions of Section 262 of the DGCL. See "The Merger—Appraisal Rights" on page [ ].

Limitations on Solicitation of Other Offers
We have agreed not to (1) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or providing access to our properties, books, records or personnel) any inquiries regarding, (2) participate in any discussions or negotiations concerning, (3) execute or enter into any agreement, understanding or arrangement with respect to, (4) approve or recommend or propose to approve or recommend, (5) make any proposal or offer that constitutes, or could lead to or (6) enter into any agreement, understanding or arrangement with respect to, any acquisition proposal by a third party or certain types of alternative transactions, in each case while the merger is pending, except as permitted under the merger agreement. We have also agreed not to (1) take any action to exempt any third party from the restrictions on business combinations contained in Delaware law or (2) waive, terminate, modify or fail to enforce any provisions of any standstill agreement or similar obligation into which any third party has entered. In addition, our board of directors may not (1) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SemGroup Subsidiary, its recommendation that our stockholders adopt the merger agreement, (2) approve or recommend, or propose publicly to approve or recommend, an acquisition proposal by a third party, (3) approve or recommend or allow us to enter into any letter of intent, acquisition agreement or any similar agreement or understanding related to an acquisition proposal by a third party or requiring us to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement or (4) effect any transaction contemplated by any acquisition proposal by a third party, except in each case as permitted under the merger agreement. See "The Merger Agreement—Covenants of TransMontaigne—Acquisition Proposals" beginning on page [ ].
Conditions
The obligations of either one or both of TransMontaigne and SemGroup Subsidiary to consummate the merger are subject to the prior satisfaction, or waiver to the extent permitted by law, of various conditions specified in the merger agreement, including conditions relating to, among other things, (1) the adoption of the merger agreement by our stockholders, (2) the provision for redemption of or amendment to our notes, (3) the absence of any law or governmental order prohibiting or enjoining the merger, (4) the expiration of any waiting periods under the HSR Act, (5) provision under SemGroup Subsidiary's financing to replace the existing credit facility of TransMontaigne Partners on terms reasonably acceptable to TransMontaigne GP, (6) the accuracy of the parties' respective representations and warranties, (7) the performance of the parties' respective obligations under the merger agreement in all material respects, (8) the absence of a material adverse effect with respect to TransMontaigne and (9) the number of shares with respect to which TransMontaigne stockholders have exercised rights of appraisal not exceeding an agreed upon maximum level. See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page [ ].

Termination
TransMontaigne and SemGroup Subsidiary may agree by mutual written consent to terminate the merger agreement at any time before the effective time of the merger. In addition, either TransMontaigne or SemGroup Subsidiary may terminate the merger agreement upon the occurrence of various events specified in the merger agreement, including, among other things, (1) the failure to consummate the merger by December 31, 2006, (2) the existence of a law or governmental order prohibiting the merger, (3) the failure of our stockholders to adopt the merger agreement or (4) the entry of a final order by a governmental antitrust authority of a nature more specifically described in the merger agreement.

We may terminate the merger agreement if, among other things, (1) any of the representations and warranties of SemGroup Subsidiary and Merger Co contained in the merger agreement are or become untrue or inaccurate, (2) there has been a breach on the part of SemGroup Subsidiary or Merger Co of any of its covenants or agreements contained in the merger agreement (subject to cure), or (3) an agreement with respect to a superior proposal is entered into or there is a withdrawal or modification of the recommendation of the board of directors with respect to the merger (provided that the termination fee is paid).

SemGroup Subsidiary may terminate the merger agreement if, among other things, (1) any of our representations and warranties contained in the merger agreement are or become untrue or inaccurate, (2) we have breached any of our covenants or agreements contained in the merger agreement (subject to cure), or (3) there is a withdrawal or modification of the recommendation of our board of directors with respect to the merger.
See "The Merger Agreement—Termination" beginning on page [ ].
Expense Reimbursement Pursuant to the Merger Agreement
In specified circumstances, if the merger agreement is terminated before the effective time of the merger, we must pay a termination fee of $15 million to SemGroup Subsidiary. Similarly, in specified circumstances SemGroup must pay us a termination fee of $15 million. In addition, SemGroup has agreed to pay us a reverse termination fee of $10 million in the event the merger agreement is terminated either because the merger has not occurred prior to December 31, 2006, through no fault of TransMontaigne, or because SemGroup's compliance with a final, non-appealable order from a governmental antitrust authority would result in a material adverse effect on the conduct of the business of SemGroup, TransMontaigne and their affiliates, taken as a whole. See "The Merger Agreement—Fees and Expenses" beginning on page [ ].

Questions and Answers about the Meeting and the Merger

        The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the meeting and the merger. You should still carefully read this entire proxy statement, including the attached appendices.

Q:
Why am I receiving these materials?

A:
Our board of directors is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting of our stockholders and whether to seek appraisal of your shares.

Q:
What am I being asked to vote upon?

A:
You are being asked to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Merger Co will merge with and into TransMontaigne, with TransMontaigne as the surviving corporation in the merger.

Q:
When and where is the special meeting?

A:
The special meeting of our stockholders will be held on [                        ], 2006 at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, at [    :     a.m.] local time.

Q:
Who can vote on the merger agreement?

A:
All holders of our common stock and preferred stock at the close of business on [                        ], 2006, the record date for the special meeting, may vote in person or by proxy on the adoption of the merger agreement at the special meeting.

Q:
What vote is required to adopt the merger agreement?

A:
The merger agreement must be adopted by the affirmative vote of a majority of the votes entitled to be cast by the holders as of the record date of our outstanding shares of common stock and preferred stock (which vote on an as-converted basis), voting together as a single class.

Q:
What will I receive in the merger?

A:
Upon completion of the merger, you will receive (1) $11.25 in cash for each issued and outstanding share of our common stock you own and (2) $1,704.55 in cash or, at your election, the right to receive $1,000 plus all accrued but unpaid dividends thereon through the redemption date indicated in the preferred stock certificate of designations, for each issued and outstanding share of our preferred stock you own. See "The Merger Agreement—Treatment of Our Stock in the Merger "beginning on page [    ].

Q:
When do you expect the merger to be completed?

A:
Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined. On May 22, 2006, we received from the FTC a second request for additional information under the HSR Act. Receipt of the second request from the FTC extends the original 30-day waiting period until 30 days following our compliance with the FTC's supplemental information request. Pursuant to the terms of the merger agreement, receipt of the second request had the effect of extending the expiration date of the merger agreement from July 31, 2006 to December 31, 2006. We currently estimate that it may take us up to three months to compile the supplemental information requested by the FTC. Alternatively, the FTC's concerns may be resolved earlier through negotiations. The parties to the merger agreement, however, are working to complete the merger as soon as practicable. If the merger agreement is adopted and the other conditions to the merger are satisfied, including the expiration or termination of the waiting period under the HSR Act, or waived, the merger is expected to be completed promptly after the special meeting.

Q:
How do I vote my stock?

A:
You may vote in the following ways:

(1)
Voting by Mail.    If you choose to vote by proxy through the mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

(2)
Voting in Person.    You can also vote by appearing and voting in person at the special meeting.

(3)
Voting by Telephone.    You can vote your shares by proxy by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day.

(4)
Voting by Internet. You can also vote your shares by proxy via the Internet. The web site for Internet voting is on your proxy card, and voting is also available 24 hours a day.

Q:
What happens if I do not submit a proxy or vote my shares in person at the meeting?

A:
The failure to vote your shares by proxy either by telephone, via the Internet or by returning your proxy card or to vote in person at the meeting will have the same effect as voting against adoption of the merger agreement.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may revoke and change your vote at any time before your proxy card is used at the meeting. You can do this by:

  •
  giving written notice of revocation to our secretary;

  •
  submitting another proper proxy by telephone, via the Internet or later-dated written proxy;

  •
  or attending the meeting and voting by paper ballot in person.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting against adoption of the merger agreement.

Q:
What does it mean if I receive more than one set of materials?

A:
This means you own shares of our stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker; or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
If the merger is completed, how will I receive the cash for my shares?

A:
If the merger is completed, you will be contacted by Mellon Investor Services LLC, which will serve as the paying agent and will provide instructions that will explain how to surrender stock certificates. You will receive cash for your shares from the paying agent after you comply with these instructions. If your shares of common stock are held in "street name" by your broker, you will receive instructions from your broker as to how to effect the surrender of your "street name" shares and receive cash for those shares.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions from the paying agent that will explain how to surrender stock certificates. See "The Merger—Payment of Merger Consideration and Surrender of Stock Certificates" beginning on page [    ].

Q:
What rights do I have to seek appraisal of my shares?

A:
You are entitled to appraisal rights under Delaware law if you follow the requirements specified in Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached as Appendix C to this proxy statement. See "The Merger—Appraisal Rights" beginning on page [    ].

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact:

The Altman Group
1200 Wall Street West
3rd Floor
Lyndhurst, NJ 07071
1-800-499-7619

Participants

        Set forth below is information regarding the individuals and entities that may be deemed "participants" in the solicitation of proxies from our stockholders in connection with the special meeting pursuant to the rules promulgated under the Securities Exchange Act of 1934, which we refer to as the "Exchange Act."

TransMontaigne Inc.
1670 Broadway, Suite 3100
Denver, Colorado 80202
Telephone: (303) 626-8200

        We are a refined petroleum products terminaling, distribution and supply company with operations in the United States, primarily in the Gulf Coast, Florida, East Coast and Midwest regions. Our common stock is traded on the New York Stock Exchange under the symbol "TMG." In addition, our executive officers and directors of TransMontaigne may also be deemed to be participants in the solicitation of proxies from our stockholders in connection with the special meeting.

SemGroup, L.P.
SemGroup Subsidiary Holding, L.L.C.
TMG Acquisition Company
6120 South Yale, Suite 700
Tulsa, Oklahoma 74136
(918) 388-8100

        SemGroup is a privately held limited partnership that provides gathering, transportation, storage, distribution, marketing and other midstream services primarily to independent producers and refiners of petroleum products located along the North American energy corridor from the Gulf Coast to central Canada.

        SemGroup Subsidiary, a newly formed Delaware limited liability company, was formed by SemGroup solely for the purpose of acquiring us. SemGroup Subsidiary is wholly owned by SemGroup and has not engaged in any business except in connection with the merger.

        Merger Co, a newly formed Delaware corporation, was formed by SemGroup Subsidiary solely for the purpose of completing the merger. Merger Co is wholly owned by SemGroup Subsidiary and has not engaged in any business except in connection with the merger.

Cautionary Statement Concerning Forward-Looking Information

        This proxy statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this proxy statement regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "believe" or "continue" or the negative of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. In addition to other factors discussed elsewhere in this proxy statement and the specific risk factors described in "Item 7. Management's Discussion and Analysis of Financial condition and Results of Operations—Risk Factors," of our Annual Report on Form 10-K for the year ended June 30, 2005 and in our Quarterly Reports on Form 10-Q subsequent to June 30, 2005, important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

  •
  our ability to obtain regulatory approvals, including the expiration or termination of the waiting period under the HSR Act, and to consummate the proposed merger;

  •
  the ability of the parties to satisfy, or to cause the satisfaction of, the conditions to completion of the merger, including receipt of stockholder approval;

  •
  the actual terms of the financing transactions entered into in connection with funding the merger and other transactions contemplated by the merger agreement;

  •
  the occurrence of any event or change in circumstances that could give rise to termination of the merger agreement or the failure of the merger to be completed for any other reason;

  •
  the availability of adequate supplies of and demand for petroleum products in the areas in which we operate;

  •
  the effects of competition and our ability renew customer contracts;

  •
  the impact of petroleum product price fluctuations on our sales margins and the effect of changes in commodity prices on our liquidity;

  •
  the success of our risk management policies;

  •
  the volumes of refined petroleum product throughput or stored in our terminal facilities;

  •
  TransMontaigne Partners' inability to pay the minimum quarterly distribution on the subordinated units that we own;

  •
  the continued creditworthiness of, and performance by, contract counterparties;

  •
  the tax and other effects of the exercise of TransMontaigne Partners' options to purchase certain of our fixed assets;

  •
  operational hazards and availability and cost of insurance on our assets and operations;

  •
  the impact of any failure of our information technology systems;

  •
  the availability of acquisition opportunities and successful integration and future performance of acquired assets;

  •
  the threat of terrorist attacks or war;

  •
  the impact of current and future laws and governmental regulations;

  •
  the failure by TransMontaigne Partners to avoid federal income taxation as a corporation, or the imposition of state level taxation;

  •
  liability for environmental claims;

  •
  the impact of the departure of any key officers; and

  •
  general economic, market or business conditions.

Readers are urged to consider these factors carefully in evaluating forward-looking statements.

        All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of this proxy statement, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement to the extent necessary.

        All information contained in this proxy statement concerning SemGroup, SemGroup Subsidiary, Merger Co and their respective affiliates and designees has been supplied by the respective parties and has not been independently verified by TransMontaigne.

The Special Meeting

General

        The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of our stockholders to be held on [                        ], 2006 at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, at [    :     a.m.] local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. We intend to mail this proxy statement and the accompanying proxy card on or about [                        ], 2006 to all stockholders entitled to vote at the special meeting.

        At the special meeting, our stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement. Our board of directors has approved the merger agreement and unanimously recommends that you vote "FOR" adoption of the merger agreement.

        We do not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of all properly authorized proxies will have discretion to vote on these matters in accordance with their best judgment.

        Please do not send in stock certificates at this time. If the merger is completed, you will be sent instructions regarding the procedures for exchanging your existing stock certificates for the appropriate per share cash payment. See "The Merger—Payment of Merger Consideration and Surrender of Stock Certificates" beginning on page [    ].

Record Date and Voting Information

        Only holders of our common stock and preferred stock outstanding on [                        ], 2006, the record date for the special meeting, are entitled to notice of and to vote at the special meeting. At the close of business on the record date,                         shares of our common stock and            shares of our preferred stock, convertible into                        shares of common stock, were outstanding.

        Each holder of record will have one vote for each share of our common stock owned at the close of business on the record date. Each holder of record will have 151.52 votes for each share of our preferred stock owned at the close of business on the record date, which is equal to the number of shares of common stock that would be issued upon conversion of a share of our preferred stock in accordance with its terms. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock and preferred stock, on an as-converted basis, entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote for the purpose of determining a quorum. "Broker non-votes" result when brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the merger agreement, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not permitted to vote the shares with respect to non-routine matters.

        Adoption of the merger agreement requires the affirmative vote of a majority of the votes entitled to be cast at the meeting, that is, the majority of votes entitled to be cast by the following stockholders (in each case as of the record date), voting together as a single class: (1) holders of our common stock and (2) holders of our preferred stock. If you vote your shares of our common stock or preferred stock by submitting a properly executed and dated proxy card or by telephone or Internet proxy, your shares will be voted at the meeting as indicated on your signed proxy card, telephone proxy or Internet proxy. If no instructions are indicated on your signed proxy card or telephone proxy or Internet proxy, all of your shares represented by the proxy will be voted FOR the adoption of the merger agreement. Because the vote is based on the number of shares outstanding rather than on the number of votes cast, failure to vote your shares is effectively a vote against adoption of the merger agreement.

        As of the record date, our directors and executive officers were deemed to beneficially own, in the aggregate,            shares of our common stock and preferred stock, or collectively, approximately [    ]% of the outstanding votes entitled to be cast. Our directors and officers have indicated that, although they are not obligated to do so, they intend to vote their shares in favor of the adoption of the merger agreement.

How You Can Vote

        You may vote your shares as follows:

  •
  Voting by Mail. If you choose to vote by proxy through the mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

  •
  Voting in Person. You can also vote by appearing and voting in person at the special meeting.

  •
  Voting by Telephone. You can vote your shares by proxy by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day.

  •
  Voting by Internet. You can also vote your shares by proxy via the Internet. The web site for Internet voting is on your proxy card, and voting is also available 24 hours a day.

        If you vote by telephone or via the Internet you should not return your proxy card. Instructions on how to vote by telephone or via the Internet are located on the proxy card enclosed with this proxy statement.

        If your shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.

How You May Revoke or Change Your Vote

        You can revoke your proxy at any time before it is voted at the meeting by:

  •
  giving written notice of revocation to our secretary, at our executive offices located at 1670 Broadway, Suite 3100, Denver, CO 80202

  •
  submitting another proper proxy by telephone, via the Internet or later-dated written proxy; or

  •
  attending the meeting and voting by paper ballot in person.

Expenses of Proxy Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to you. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees, who will not receive any additional compensation for these services. We have also hired The Altman Group to solicit proxies and to distribute proxy materials for the special meeting. The Altman Group also has agreed to provide proxy solicitation services with regard to banks, brokers, institutional investors and individual stockholders. We have agreed to pay The Altman Group a base fee of $8,100, an hourly rate of $110.00 for telephone solicitations, if necessary, plus reasonable out-of-pocket expenses for their services. Custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of common stock held of record by those persons, and we will reimburse them for their charges and expenses.

Adjournments

        Our restated bylaws provide that if an annual or special meeting of stockholders is adjourned, notice need not be given of any adjourned meeting if the time, date and place are announced at the meeting at which the adjournment occurs, so long as the adjourned meeting is no more than 30 days after the initial meeting date and no new record date is fixed for the adjourned meeting. If the meeting is adjourned for the purpose of soliciting additional proxies, our stockholders who have already sent in their proxies will be allowed to revoke them at any time prior to their use.

Special Factors

Background of the Merger

        In July 2004, our board of directors authorized management to engage UBS Securities LLC to assist us in evaluating possible strategic alternatives, including a possible sale of TransMontaigne. UBS prepared materials regarding TransMontaigne and contacted numerous potentially interested parties including SemGroup, Plains All-American Pipeline L.P., Valero Energy Corporation and a team consisting of Morgan Stanley and Magellan Midstream Partners, L.P. No potential transaction emerged from that process and, in September 2004, our board of directors decided to discontinue a review of strategic alternatives. Instead, our board of directors instructed management to pursue both a product supply agreement with Morgan Stanley, which was completed as of November 4, 2004, and an initial public offering of our consolidated subsidiary, TransMontaigne Partners, which was completed on May 27, 2005. Following this process, we continued our normal-course, ongoing evaluation of our business, plans and strategic alternatives. As part of this process, our management, in consultation with our board of directors, periodically evaluated various alternatives for expanding our business and creating value for our stockholders, including through acquisitions of, or strategic combinations with, other petroleum product, distribution and supply companies.

        During 2005, we engaged in ongoing conversations with Morgan Stanley regarding expanding and developing our business relationship and possible changes to our product supply agreement to address certain operating issues that had arisen under that agreement. On or about September 9, 2005, we initially raised with representatives of Morgan Stanley the possible sale of TransMontaigne to Morgan Stanley. On October 20, 2005, we executed a confidentiality agreement with Morgan Stanley and began to provide Morgan Stanley with due diligence information regarding TransMontaigne. From October 2005 through February 2006 we engaged in periodic discussions with Morgan Stanley regarding our business and prospects and the possibility that Morgan Stanley would acquire us, but no offer to acquire TransMontaigne was received until March 21, 2006, as described below.

        On January 19, 2006, at SemGroup's invitation, Donald H. Anderson, our president and chief executive officer, Randall J. Larson, our executive vice president, chief financial and accounting officer, and William S. Dickey, our executive vice president and chief operating officer, met with Thomas L. Kivisto, SemGroup's chief executive officer, and Gregory C. Wallace, SemGroup's chief financial officer, to discuss possible commercial opportunities between SemGroup and TransMontaigne. The possibility of a business combination was not discussed at that time.

        On March 2, 2006, Thomas L. Kivisto telephoned Donald H. Anderson and informed him that SemGroup was interested in making an offer to purchase TransMontaigne. On March 3, 2006, Thomas L. Kivisto telephoned Donald H. Anderson and asked if they could meet at Centennial Airport located outside of Denver, Colorado on Monday, March 6, 2006, to discuss SemGroup's potential offer to acquire TransMontaigne. On March 6, 2006, Messrs. Anderson, Kivisto and Wallace met for approximately one hour to discuss SemGroup's interest in acquiring TransMontaigne. As a result of this discussion, SemGroup delivered a letter dated March 6, 2006 to TransMontaigne setting forth its non-binding offer to acquire all of our issued and outstanding common stock (including stock issuable upon the exercise of any vested options or other rights to purchase) and preferred stock for a cash purchase price of $9.75 per common share pursuant to a merger, tender offer or a combination of the foregoing. SemGroup's offer was conditioned upon:

  •
  the execution of a definitive agreement no later than March 31, 2006;

  •
  SemGroup's completion, to its sole satisfaction, of all due diligence prior to closing;

  •
  the closing to occur no later than June 30, 2006; and

  •
  our acceptance of the offer on or prior to March 13, 2006, at 5:00 p.m Central Standard Time.

        The letter also requested that we agree to the following binding terms:

  •
  that, from the date of execution of the letter until the closing, we conduct our operations only in the ordinary course of business and not enter into any new contracts or amendments to existing contracts without advising SemGroup of any reasonably expected material impact to TransMontaigne as a result of such activity;

  •
  that we provide SemGroup and its representatives access to all documents, personnel, information or materials relating to our business;

  •
  that, from the date of execution of the letter until the closing, we not solicit, in any manner, or engage in negotiations with respect to, any alternative business combination transaction, which provision contained no exception permitting our board of directors to consider or accept superior alternative transactions that might emerge prior to closing (which we refer to as a "fiduciary out"); and

  •
  that we pay a break-up fee of $10,000,000 for any violation of the non-solicitation provisions.

        On March 6, 2006, the date we received the non-binding offer letter from SemGroup, our common stock closed at $7.54 per share. From March 7, 2006 through Thursday, March 9, 2006, management discussed the terms of the offer letter internally and with its outside counsel, Morrison & Foerster. During this time, representatives of Morrison & Foerster discussed with senior management the necessity for adequate fiduciary out provisions in any definitive agreement, as well as the specific terms of possible fiduciary out provisions.

        On March 9, 2006, at a regularly scheduled meeting of our board of directors, the board of directors met with management to discuss the potential transaction with SemGroup. At the conclusion of the meeting, the board of directors authorized our senior management to continue to engage in discussions with SemGroup, but not to accept the terms of the offer as written, primarily based on the following concerns:

  •
  entering into an exclusivity provision absent a fiduciary out could prevent our board of directors from achieving the highest value for our stockholders;

  •
  the possible negative impact to our results of operations and, potentially, our stock price resulting from the restrictions on TransMontaigne's day-to-day operations; and

  •
  the non-binding nature of the principal terms of the offer.

        During the afternoon of Friday, March 9, 2006, management informed SemGroup that TransMontaigne was willing to pursue a transaction if SemGroup agreed to:

  •
  consider a possible increase in the price per share for our outstanding common stock and preferred stock;

  •
  a mutual break-up fee of $10,000,000;

  •
  limit the period after the execution of the merger agreement for SemGroup to conduct a "due diligence" review of our operations to 14 days because a longer or open-ended review could distract our personnel, which could have a negative impact on our operations; and

  •
  proceed on an accelerated basis and move directly to executing a definitive agreement, in lieu of negotiating the terms of a letter of intent, to reduce the disruption of our business likely to result from protracted negotiations.

        The participants also discussed in principle our requirement that, should we elect to enter into a transaction with SemGroup, any definitive agreement with respect to such a transaction would have to contain an adequate fiduciary out provision.

        As a result of these discussions, the parties agreed to prepare a term sheet setting forth the material terms upon which each party was willing to move forward and to meet in person to discuss the proposed terms the following day.

        On Saturday, March 10, 2006, our senior management team comprised of Donald H. Anderson, William S. Dickey, Randall J. Larson, Frederick W. Boutin, our senior vice president and treasurer, Erik B. Carlson, our senior vice president and general counsel, and our outside counsel, met with SemGroup, represented by Gregory C. Wallace and representatives of SemGroup's outside counsel, Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., which we refer to as "Hall Estill," to discuss the terms of the proposed transaction. The initial proposal presented to SemGroup set forth the specific terms of the fiduciary out provisions we would require in any definitive agreement, including provisions related to the payment of a mutual termination, or break-up, fee by each of TransMontaigne and SemGroup under specified circumstances. The initial proposal also set forth substantially all of the material terms and conditions of the merger agreement, including conditions to closing, the treatment of our notes and various covenants.

        Based on these discussions, later that Saturday, the parties agreed on the material terms upon which the parties were willing to proceed. Specifically, the parties agreed to:

  •
  increase the mutual termination fee from $10,000,000 to $15,000,000;

  •
  limit the period of SemGroup's due diligence review of TransMontaigne to 21 days to minimize the potential for disruption of our business that might result from a longer due diligence review period; and

  •
  the terms upon which SemGroup would agree to pay the termination fee to TransMontaigne.

        On Saturday night and Sunday morning, the revised terms were incorporated into an initial draft of the merger agreement. On Sunday, March 11, 2006, our senior management and Morrison & Foerster met with SemGroup and Hall Estill to discuss the initial draft of the merger agreement. At this time the parties executed a mutual non-disclosure agreement.

        On Monday, March 13 through Wednesday, March 15, 2006, representatives of SemGroup, including representatives of its commercial banker, Bank of America, N.A., met with our senior management team in Denver to conduct a business and financial due diligence review of TransMontaigne. At this time, SemGroup and TransMontaigne Partners entered into a mutual non-disclosure agreement so that we could discuss non-public information regarding TransMontaigne Partners. As a result of these discussions, SemGroup indicated that the cash purchase price it was willing to agree upon was $9.75 per share for our common stock.

        On Tuesday, March 14, 2006, SemGroup informed us that it would not be able to deliver its financing commitment letters until early the following week and the anticipated signing of the merger agreement would need to be pushed back until the week of March 20, 2006.

        On Friday, March 17, 2006, our board of directors met with senior management and our outside legal counsel to discuss the current terms of the merger agreement with SemGroup. The board discussed and considered soliciting or pursuing other indications of interest for TransMontaigne. Our board of directors concluded that it was more likely to achieve a higher value by focusing on negotiating a transaction with SemGroup. Our board of directors also determined that, if we were to pursue a transaction with SemGroup without first soliciting other indications of interest in TransMontaigne, it would require inclusion of a broad fiduciary out provision in the merger agreement.

        At the March 17, 2006 meeting, our board of directors formally engaged UBS to act as its financial advisor for the potential transaction and evaluate and render an opinion with respect to the consideration to be received by holders of our common stock in the merger.

        Also at the March 17, 2006 meeting, the board of directors considered the arrangements that had been made with respect to our management and employees in the transaction, including the proposed treatment of outstanding equity awards, the adoption of a severance program for our employees, excluding our executive officers, and the terms of the change of control agreements previously entered into with our senior management and other key officers.

        On March 21, 2006, Donald H. Anderson received a written offer from Morgan Stanley to purchase TransMontaigne. Pursuant to the offer, Morgan Stanley proposed to purchase all of our issued and outstanding equity securities for $8.50 per common share. The offer was subject to completion of due diligence, the execution of definitive agreements and obtaining definitive financing commitments. The parent of Morgan Stanley publicly filed with the SEC an amendment to its Schedule 13D on March 22, 2006 disclosing the terms of the offer made to our board of directors. On March 21, 2006, our common stock closed at $7.42 per share. On March 22, 2006, our common stock closed at $9.22 per share.

        On March 22, 2006, our board of directors and its financial and legal advisors met in Denver. Our board of directors received from Morrison & Foerster and Randall J. Larson an update on the status of the negotiations with SemGroup and the remaining unresolved issues. Our board of directors also received a detailed presentation from UBS, including various financial analyses utilizing different methodologies. Also at this meeting, Morrison & Foerster reviewed the fiduciary duties of our board of directors, as well as the principal terms and conditions of the proposed transaction with SemGroup as reflected in the draft merger agreement, including the circumstances related to the payment of termination fees; our ability to provide information to, and negotiate with, third parties concerning competing proposals; and the conditions to consummation of the transaction, including the condition related to SemGroup obtaining adequate financing to consummate the transaction.

        Also at this meeting, our board of directors discussed the offer made by Morgan Stanley on March 21, 2006. After considering a number of factors, including (1) that the Morgan Stanley offer price was $1.25 per share below the price of the SemGroup offer, and (2) the possibility that pursuing the proposal could jeopardize the ongoing negotiations with SemGroup, or result in a decrease in SemGroup's proposed per share price, our board of directors decided not to take any action to pursue the Morgan Stanley offer further and instructed senior management to convey to Morgan Stanley that our board of directors had been advised of the terms of their offer. At the conclusion of the March 22 meeting, our board of directors directed our senior management team and advisors to continue negotiations with SemGroup in an effort to finalize the terms of the merger agreement.

        After disclosure of the Morgan Stanley offer, two additional companies contacted us, one of which was Plains All American GP LLC, which we refer to as "Plains GP." Plains GP had spoken with us briefly at a conference for investors interested in master limited partnerships held in New York on March 8, 2006 and more extensively in a telephone conversation on March 14, 2006, where Plains GP informed us that they had continued to monitor and analyze the operations of TransMontaigne and TransMontaigne Partners subsequent to 2004. On March 23, 2006, we and Plains GP entered into a mutual non-disclosure agreement, but no further discussions were held between us and Plains GP and no due diligence information was requested or provided pursuant to the mutual non-disclosure agreement.

        On Thursday, March 23, 2006, we received draft commitment letters for the financing package which was to be arranged for SemGroup by Bank of America, N.A. and Banc of America Securities LLC. Our legal and financial advisors participated in discussions and revisions of the draft commitment letters over the course of the next several days, with a view toward improving the commitments from our perspective by reducing the conditionality contained therein.

        On March 24, 2006, our chief financial officer, Randall J. Larson, returned a phone call to Valero Energy Corporation, which we refer to as "Valero," and engaged in a conversation with representatives of Valero who inquired about TransMontaigne's reaction to the offer from Morgan Stanley. Mr. Larson indicated that TransMontaigne was not in a position to comment on the Morgan Stanley offer. Although there was no discussion of a possible offer by Valero to acquire TransMontaigne, on March 24, 2006, Mr. Larson sent a mutual non-disclosure agreement to Valero, which Valero representatives signed and returned. Since March 24, 2006, we have had no further discussions with Valero and have not provided any information pursuant to the mutual non-disclosure agreement.

        During the weekend of March 25, representatives of TransMontaigne and SemGroup worked to finalize the terms of the merger agreement, the financing commitment letters and related agreements and documentation.

        On the morning of March 27, we received a letter from Plains GP dated March 26, 2006, under which Plains GP, as the general partner of Plains All American Pipeline, L.P., which we refer to as "Plains LP," offered to purchase, directly or indirectly, all of our outstanding common stock for $9.00 per common share, and to purchase each common unit of TransMontaigne Partners not owned by TransMontaigne for $31.00 per unit. The offer was subject to customary terms and conditions, but did not include a financing condition.

        On March 27, 2006, our board of directors met to consider the proposed transaction with SemGroup. Management and representatives of Morrison & Foerster updated our board of directors on the results of the negotiations that had taken place since the previous meeting and described the final terms of the merger agreement and related transaction documents, including the final financing commitments. Our board of directors considered the terms of these agreements. Our board of directors then reviewed the Plains GP offer and taking into account the price of the offer at $9.00 per common share versus SemGroup's offer at a price of $9.75 per common share, the current status of the negotiations with SemGroup, and the possibility that pursuing the Plains GP proposal could jeopardize the ongoing negotiations with SemGroup, determined to move forward with SemGroup.

        Next, representatives of UBS referred to its earlier financial analysis provided to our board of directors on March 22, 2006, and on March 27, 2006 delivered to our board of directors its opinion to the effect that, as of the date of the opinion and based on and subject to various assumptions made, the matters considered and limitations described in the opinion, that the consideration of $9.75 per share of common stock to be received by holders of our common stock was fair, from a financial point of view, to such holders.

        Shortly after the meeting, and after the close of trading of our common stock on the New York Stock Exchange, TransMontaigne, SemGroup, SemGroup Subsidiary and Merger Co executed the merger agreement dated March 27, 2006, which we refer to as the "March 27, 2006 merger agreement," and issued a press release announcing the transaction.

        On Wednesday, April 26, 2006, Donald H. Anderson received a written offer from Morgan Stanley to purchase all of our issued and outstanding equity securities for $10.50 per share, in cash, and otherwise on substantially the same terms as the March 27, 2006 merger agreement. Morgan Stanley's offer was subject only to (1) satisfactory review and approval of the disclosure schedule and other schedules and exhibits to the merger agreement, (2) satisfactory completion of confirmatory due diligence, and (3) our execution of a definitive merger agreement with Morgan Stanley. The parent of Morgan Stanley publicly filed with the SEC an amendment to its Schedule 13D on April 27, 2006 disclosing the terms of the offer made to our board of directors.

        On the evening of April 27, 2006, SemGroup, SemGroup Subsidiary and Merger Co waived the requirement that our board of directors first make a good faith determination that Morgan Stanley's offer could reasonably be expected to lead to a superior proposal prior to entering into negotiations with Morgan Stanley. At a board meeting held during the morning of April 28, 2006, our board authorized our senior management to meet with representatives of Morgan Stanley to negotiate a definitive merger agreement in accordance with the terms of the Morgan Stanley offer.

        During the week of May 1, 2006 representatives of Morgan Stanley completed their due diligence review of TransMontaigne. On Friday, May 5, 2006, Morgan Stanley provided us with an initial draft of the merger agreement between Morgan Stanley, Buffalo Merger Sub Inc. and us. During the weekend of May 6, representatives of TransMontaigne and Morgan Stanley worked to finalize the terms of the merger agreement and related agreements and documentation.

        By letter dated, May 8, 2006, Morgan Stanley delivered a formal binding offer for the acquisition of all of our outstanding shares of our capital stock for $10.50 per share, together with the definitive merger agreement, executed by Morgan Stanley, which we sometimes refer to as the "May 8, 2006 merger agreement." The offer was not subject to any due diligence or financing conditions and otherwise was substantially similar to the terms of the March 27, 2006 merger agreement with SemGroup. By its terms, the letter constituted a binding, irrevocable offer by Morgan Stanley to enter into the merger agreement. The offer would expire at 8:00 p.m. Denver time on Monday, May 8, 2006, unless our board of directors had notified SemGroup that it was prepared to terminate the March 27, 2006 merger agreement to enter into the Morgan Stanley merger agreement. If our board of directors delivered this notice, then the offer would expire at 5:00 p.m. Denver time on Friday May 12, 2006.

        On May 8, 2006, our board of directors met to consider the terms of the Morgan Stanley offer letter and definitive May 8, 2006 merger agreement. Management and representatives of Morrison & Foerster updated our board of directors on the results of the negotiations that had taken place since the previous meeting and described the final terms of the May 8, 2006 merger agreement with Morgan Stanley and related transaction documents. After considering the terms of the May 8, 2006 merger agreement with Morgan Stanley and comparing such terms with the terms of the March 27, 2006 merger agreement with SemGroup, our board of directors determined that the Morgan Stanley merger agreement constituted a superior proposal. Our board of directors then authorized our senior management to notify SemGroup that our board of directors was prepared to terminate the March 27, 2006 merger agreement with SemGroup and enter into the May 8, 2006 merger agreement with Morgan Stanley. We notified SemGroup of our board's determination on May 8, 2006.

        In response to our May 8, 2006 notification, on May 11, 2006, SemGroup delivered an amended and restated merger agreement dated May 12, 2006, which we refer to as the "May 12, 2006 merger agreement." The May 12, 2006 merger agreement provided for the acquisition of all of our outstanding shares of our capital stock for $10.75 per share. In addition, SemGroup eliminated the former financing condition as a prerequisite to closing, and substantially increased the financial threshold at which SemGroup would be permitted to terminate the transaction in the event of an unfavorable response from any governmental antitrust authority. Specifically, before SemGroup would be permitted to terminate the May 12, 2006 merger agreement, the effects of complying with the governmental antitrust authority's response would have to result in a material adverse effect upon the combined entities, taken as a whole.

        On May 12, 2006, our board of directors met to consider the terms of the May 12, 2006 merger agreement with SemGroup. Management and representatives of Morrison & Foerster described to our board of directors the revised terms of the May 12, 2006 merger agreement and related transaction documents as compared to the May 8, 2006 merger agreement with Morgan Stanley. After considering the terms of the May 12, 2006 merger agreement with SemGroup as compared to the terms of the May 8, 2006 merger agreement with Morgan Stanley, our board of directors determined that the May 12, 2006 merger agreement with SemGroup was more favorable to our stockholders than the May 8, 2006 merger agreement with Morgan Stanley and authorized our officers to enter into the May 12, 2006 merger agreement. Our board of directors then authorized our senior management to notify Morgan Stanley that our board of directors was prepared to decline the May 8, 2006 merger agreement with Morgan Stanley and enter into the May 12, 2006 merger agreement with SemGroup. We notified Morgan Stanley and SemGroup of our board's determination on May 12, 2006.

        By letter dated, May 17, 2006, Morgan Stanley delivered another binding, irrevocable offer for the acquisition of all of our outstanding shares of capital stock for $11.00 per share, together with the related definitive merger agreement, executed by Morgan Stanley, which we refer to as the "May 17, 2006 merger agreement." As compared to the May 8, 2006 merger agreement, the revised Morgan Stanley offer (1) increased to $50 million the financial threshold at which Morgan Stanley would be permitted to terminate the transaction in the event of an unfavorable response from any governmental antitrust authority and (2) included a termination fee of $17.5 million payable by Morgan Stanley to us in the event that Morgan Stanley exercised its right to terminate the May 17, 2006 merger agreement due to an unfavorable response from any governmental antitrust authority. The offer would expire at 8:00 p.m. Denver time on Thursday, May 18, 2006, unless our board of directors had notified SemGroup that it was prepared to terminate the existing May 12, 2006 merger agreement with SemGroup to enter into the May 17, 2006 merger agreement with Morgan Stanley. If our board of directors delivered this notice, then the offer would expire at 7:00 a.m. Denver time on Wednesday, May 24, 2006. The parent of Morgan Stanley publicly filed with the SEC an amendment to its Schedule 13D on May 18, 2006 disclosing the terms of the offer made to our board of directors.

        On May 18, 2006, our board of directors met to consider the terms of the Morgan Stanley offer letter and definitive May 17, 2006 merger agreement. Management and representatives of Morrison & Foerster described the final terms of the May 17, 2006 merger agreement with Morgan Stanley as compared to the terms of the May 12, 2006 merger agreement with SemGroup. After considering the terms of the May 17, 2006 merger agreement as compared the terms of the existing May 12, 2006 merger agreement with SemGroup, our board of directors determined that the May 17, 2006 merger agreement with Morgan Stanley constituted a superior proposal. Our board of directors then authorized our senior management to notify SemGroup that our board of directors was prepared to terminate the May 12, 2006 merger agreement with SemGroup and enter into the May 17, 2006 merger agreement with Morgan Stanley. We notified SemGroup of our board's determination on May 18, 2006.

        In response to our May 18, 2006, notification, on May 22, 2006, SemGroup delivered to us an amended and restated merger agreement dated May 22, 2006, which we refer to as the "merger agreement" or the "May 22, 2006 merger agreement." The May 22, 2006 merger agreement (1) increased the cash payment to holders of our common stock from $10.75 per share to $11.25 per share and (2) included a $10 million reverse termination fee payable by SemGroup to us in the event that the merger agreement was terminated either because the merger has not occurred prior to December 31, 2006, through no fault of TransMontaigne, or because SemGroup's compliance with a final, non-appealable order from a governmental antitrust authority would result in a material adverse effect on the conduct of the business of SemGroup, TransMontaigne and their affiliates, taken as a whole. The May 22, 2006 merger agreement also clarified that for such a material adverse effect to occur it would have to result in a minimum financial impact in excess of $50 million.

        On May 22, 2006, we also received a second request from the FTC for TransMontaigne and SemGroup to supply additional information and documentary materials under the HSR Act. Receipt of the second request extended the original 30-day waiting period until 30 days following our compliance with the FTC's supplemental information request.

        On May 23, 2006, our board of directors met to consider the terms of the May 22, 2006 merger agreement with SemGroup. Management and representatives of Morrison & Foerster described the final terms of the May 22, 2006 merger agreement with SemGroup as compared to the May 17, 2006 merger agreement with Morgan Stanley. In addition, representatives of Morrison & Foerster discussed the likely impact on the consummation of the merger due to the issuance of a second request from the FTC and the likelihood of receiving a similar request if TransMontaigne entered into the May 17, 2006 merger agreement with Morgan Stanley.

        Next, representatives of UBS delivered to our board of directors its opinion dated May 23, 2006, to the effect that, as of the date of the opinion and based on and subject to various assumptions made, the matters considered and limitations described in the opinion, that the consideration of $11.25 per share of common stock to be received by holders of our common stock was fair, from a financial point of view, to such holders.

        After considering the terms of the May 22, 2006 merger agreement with SemGroup as compared to the terms of the May 17, 2006 merger agreement with Morgan Stanley, our board of directors determined that the May 22, 2006 merger agreement with SemGroup was more favorable to our stockholders than the May 17, 2006 merger agreement with Morgan Stanley and authorized our officers to enter into the May 22, 2006 merger agreement. Our board of directors then authorized our senior management to notify Morgan Stanley that our board of directors was prepared to decline the May 17, 2006 merger agreement with Morgan Stanley and enter into the May 22, 2006 merger agreement with SemGroup. We notified Morgan Stanley and SemGroup of our board's determination on May 23, 2006.

Recommendation of Our Board of Directors

        After consideration of the matters discussed above and the factors discussed in the next succeeding section of this proxy statement, our board of directors, by unanimous vote:

  •
  has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of the company and its stockholders;

  •
  has approved the merger, the merger agreement and the transactions contemplated by the merger agreement; and

  •
  recommends that our stockholders vote to adopt the merger agreement.

Reasons for Our Board of Directors' Recommendation; Factors Considered

        In approving the merger agreement and related agreements, and recommending that you vote for the adoption of the merger agreement, our board of directors considered a number of factors, including the following material factors:

  •
  Our financial condition, results of operations, competitive position, business and prospects.

  •
  An assessment of TransMontaigne's projected cash flows, its ability to borrow money, and its needs for additional capital based on management's projections for TransMontaigne and taking into account the risks inherent in these projections.

  •
  A comparison of possible trading market multiples to the merger consideration being offered by SemGroup.

  •
  The results of the past efforts undertaken by TransMontaigne and UBS to solicit proposals to acquire TransMontaigne.

  •
  That the merger would provide our stockholders with cash consideration of $11.25 per common share, a price our board of directors views as attractive in light of our historical and current financial performance. Our board of directors also considered that the cash consideration of $11.25 per common share represents a 51.62% premium over the closing price of our common stock on March 21, 2006 of $7.42 per share (the last unaffected stock price prior to the press reports of a potential transaction), and a 51.21% and 45.16% premium over the closing price of our common stock one week and four weeks prior to March 21, 2006, which were $7.44 and $7.75 per share, respectively.

  •
  That the merger agreement with SemGroup resulted in our stockholders receiving an additional $0.25 per share as compared to the May 17, 2006 merger agreement with Morgan Stanley.

  •
  Our board of director's judgment that it was inadvisable to forgo the merger and pursue other alternatives because of the delays, uncertainties and contingencies, and business, economic and market risks involved.

  •
  That the merger consideration will be all cash, which provides certainty of value to our stockholders.

  •
  The offer by Morgan Stanley of a price of $8.50 per share on March 21, 2006, $10.50 per share on May 8, 2006 and $11.00 per share on May 17, 2006, for our common stock and the offer by Plains GP of a price of $9.00 per share for our common stock.

  •
  The written opinion of UBS delivered to our board of directors to the effect that, as of May 23, 2006, and based on and subject to the various assumptions made, matters considered and limitations described in the opinion, the consideration of $11.25 per common share to be received by holders of our common stock in the merger was fair, from a financial point of view, to such holders. The opinion of UBS is more fully described below under the caption "—Opinion of Our Financial Advisor."

  •
  The merger agreement, after giving consideration to the requirements and conditions set forth therein, allows us a reasonable opportunity to respond to certain third party acquisition proposals, and, if a superior proposal were made, to terminate the merger agreement and accept the superior proposal up until the time of the stockholder vote on the merger agreement, subject to certain limitations, including the payment of a termination fee. The board of directors considered that the merger agreement permits us to furnish information to, and enter into discussions with, third parties in response to unsolicited written proposals regarding a competing transaction if the board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take any such action would be inconsistent with its fiduciary duties to our stockholders under applicable law. See "The Merger Agreement—Covenants of TransMontaigne—No Solicitation of Other Offers" for additional information regarding our ability to consider competing proposals.

  •
  Holders of our common stock who comply with Section 262 of the DGCL will have the opportunity to demand appraisal of the fair value of their shares.

  •
  That the merger agreement and the transactions contemplated thereby were the product of arms-length negotiations and that none of the members of our board of directors or senior management has an agreement with SemGroup or its affiliates to remain an executive, director or stockholder of the surviving corporation or SemGroup following the merger.

  •
  That SemGroup Subsidiary has received commitments from a reputable institution to provide financing with respect to the merger.

  •
  The limited number and nature of the conditions to SemGroup's obligation to close the merger, the size and reputation of SemGroup and that SemGroup eliminated the former financing condition as a prerequisite to closing, substantially increased the financial threshold at which SemGroup would be permitted to terminate the transaction in the event of an unfavorable response from any governmental antitrust authority and agreed to pay a reverse termination fee of $10 million if it did so, all of which led to our board of directors' opinion of an improved likelihood of a successful closing.

  •
  The procedural safeguards that have been put in place to ensure the fairness of the transactions to our stockholders.

  •
  Our preferred stockholders will receive the same form and amount of consideration in the proposed merger, on an as-converted basis, as our common stockholders.

        Our board of directors also considered potentially negative factors in its deliberations concerning the merger, including:

  •
  That our stockholders will have no ongoing equity participation in TransMontaigne following the merger; such stockholders will cease to participate in our future earnings or growth, if any, or to benefit from increases, if any, in the value of our stock owned by them, and will not participate in any future sale of TransMontaigne to a third party.

  •
  That the cash consideration to be received by our stockholders may be taxable to them.

  •
  That we and our advisors did not recently solicit indications of interest from other parties who might be interested in engaging in a transaction with us prior to execution of the merger agreement. In this regard, the board of directors considered, among other factors:

  •
  the risk that delaying the negotiation of a merger agreement with SemGroup could lead to a reduction or withdrawal by SemGroup of its offer;

  •
  that TransMontaigne had actively sought buyers for the company less than two years previously and no acceptable offers for the company were made at that time;

  •
  the risk that an auction process or active solicitations of interest in us might be disruptive to our business and our employees, and might result in leaks of material, non-public information; and

  •
  the risk that the failure to engage in a transaction after an active sale process was conducted might cause the markets to have a negative view of TransMontaigne, especially after we had previously engaged in an auction for TransMontaigne in 2004 which resulted only in highly conditional offers at preliminary values too low to warrant further consideration.

  •
  The terms of the merger agreement providing that we will be responsible for (a) payment to SemGroup Subsidiary of a termination fee of $15 million if the merger agreement is terminated under specified circumstances, including if the merger agreement is terminated to accept a superior proposal, and that our obligation to pay the termination fee might discourage other parties from proposing a business combination with, or an acquisition of, TransMontaigne.

  •
  That, while the merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders.

  •
  The possibility of disruption to our operations following announcement of the merger, and the resulting effect on us if the merger does not close.

  •
  Although difficult to predict, that a merger agreement with Morgan Stanley would not likely result in the receipt of a second request for additional information from the FTC and, as a result, whether SemGroup's offer of $11.25 per share versus Morgan Stanley's offer of $11.00 per share was at least as favorable to our stockholders given the additional risks and delays in receiving clearance under the HSR Act by entering into the merger agreement with SemGroup.

        The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered by our board of directors. Our board of directors collectively reached the unanimous decision to approve the merger agreement in light of the factors described above and other factors that each member of the board of directors felt was appropriate. In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

        As described under the caption "—Interests of Our Directors and Executive Officers in the Merger," our board of directors was aware that certain of our directors and executive officers have interests in the merger that are, or may be, different from, or in addition to, the interests of our stockholders. Our board of directors was of the view that these interests, either alone or in connection with the factors discussed above, did not change its conclusion that it should authorize the merger and recommend the adoption of the merger agreement to our stockholders.

Opinion of Our Financial Advisor

        On May 23, 2006, UBS delivered its opinion to our board of directors to the effect that, as of May 23, 2006, and based on and subject to various assumptions made, matters considered and limitations described in the opinion, the consideration of $11.25 per share of our common stock to be received by holders of our common stock in the merger was fair, from a financial point of view, to such holders.

        The full text of UBS' opinion describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS' opinion is attached as Appendix B to this proxy statement. UBS' opinion is directed only to the fairness, from a financial point of view, of the per share consideration to be received in the merger by holders of our common stock and does not address any other aspect of the merger. The opinion also does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to us or any underlying business decision of ours in connection with the merger or any other matter. The opinion does not constitute a recommendation to any holder of our common stock as to how such stockholder should vote or act with respect to any matters relating to the merger. Holders of our common stock are encouraged to read UBS' opinion carefully in its entirety. The summary of UBS' opinion described below is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, UBS:

  •
  reviewed certain publicly available business and historical financial information relating to TransMontaigne;

  •
  reviewed certain internal financial information and other data relating to our business and financial prospects that we provided to UBS and not publicly available, including financial forecasts and estimates prepared by our management;

  •
  conducted discussions with members of our senior management concerning our business and financial prospects;

  •
  reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

  •
  compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

  •
  reviewed current and historical market prices of our common stock;

  •
  reviewed a draft of the merger agreement; and

  •
  conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

        In connection with its review, with our consent, UBS did not assume any responsibility for independent verification of any of the information that UBS reviewed for the purpose of its opinion and, with our consent, UBS relied on that information being complete and accurate in all material respects. In addition, with our consent, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TransMontaigne or SemGroup, and UBS was not furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at our direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our management as to our future performance. UBS' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of, the date of its opinion. UBS does not have any obligation to update, revise or reaffirm its opinion.

        At our direction, UBS was not asked to and did not, offer any opinion as to the terms (other than the merger consideration) of the merger agreement or the form of the merger. UBS also assumed, with our consent, that (1) the final executed form of the merger agreement does not differ in any material respect from the draft dated May 22, 2006 that UBS examined; (2) the parties will comply with all material terms of the merger agreement; and (3) the merger will be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment to any material term or condition thereof. UBS has also assumed, with our consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any material adverse effect on the parties or the merger. In 2004, UBS assisted TransMontaigne in contacting parties regarding a potential business combination with TransMontaigne; however, in connection with the merger, UBS has not been authorized to solicit, and has not solicited, indications of interest in a business combination with TransMontaigne from any party.

        In furnishing its opinion, UBS did not purport that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor did it purport that its opinion constitutes a report or valuation within the meaning of the Securities Act.

        In connection with rendering its opinion, UBS performed a variety of financial and comparative analyses. The material analyses are summarized below. The following summary is not a complete description of all the analyses performed and factors considered by UBS in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

        Accordingly, UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS' analyses and opinion. None of the analyses performed by UBS were assigned greater significance or reliance by UBS than any other. UBS did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support UBS' opinion. Rather, UBS arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and believes that the totality of the factors considered and analyses it performed in connection with its opinion operated collectively to support its determination as to the fairness of the merger consideration from a financial point of view to the holders of our common stock.

        The estimates of our future performance provided by our management in or underlying UBS' analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which are beyond our control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies may actually be sold.

        The merger consideration was determined through negotiation between TransMontaigne and SemGroup and the decision to enter into the merger agreement was solely that of our board of directors. UBS' opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the proposed transaction and should not be viewed as determinative of the views of our board of directors or management with respect to the merger and the merger consideration.

        The following is a summary of the material financial analyses performed by UBS and reviewed by our board of directors in connection with UBS' opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS' financial analyses.

Analysis of Selected Publicly Traded Diversified General Partner C-Corporations

        UBS compared selected financial information, ratios and public market values of TransMontaigne to corresponding financial information, ratios and public market values of the following selected publicly traded diversified general partner C-corporations in the midstream industry that UBS considered reasonably comparable, for purposes of this analysis, to TransMontaigne in certain respects:

  •
  Kinder Morgan Inc.;

  •
  Oneok, Inc.; and

  •
  MarkWest Hydrocarbon, Inc.

        UBS reviewed, among other information, for each of TransMontaigne and the selected companies the ratio of the relevant company's total enterprise value, referred to as TEV, calculated as the market value of equity (in the case of the selected companies, based on March 22, 2006 closing stock prices and, in the case of TransMontaigne, based on March 21, 2006 closing stock price (the last trading day before public disclosure of the initial Morgan Stanley offer) and at the $11.25 offer price) plus total debt and other long-term liabilities, less cash and cash equivalents, to estimated EBITDA for 2006.

        Estimated financial data for the selected companies were based on publicly available information, various research reports, and consensus estimates and for TransMontaigne were based on estimates provided by our management. This analysis indicated the following multiples:

				Total Enterprise Value / EBITDA
			Implied Enterprise Value ($ mm)
	Price as of 3/21/06 ($)	Market Value of Equity ($ mm)		CY 2006E (x)
Diversified GP C-Corporation Mean				10.7	(2)
Diversified GP C-Corporation Median				10.7	(2)
TransMontaigne At Market
TransMontaigne with No Dropdowns	7.42	437.0	560.4	10.2
TransMontaigne Pro Forma for Brownsville/River Dropdown(1)	7.42	437.0	467.3	10.5
TransMontaigne Pro Forma for Brownsville/River and Southeast facilities Dropdown(1)	7.42	437.0	353.9	11.6
At Offer
TransMontaigne with No Dropdowns	11.25	664.1	787.5	14.3
TransMontaigne Pro Forma for Brownsville/River Dropdown(1)	11.25	664.1	693.2	15.6
TransMontaigne Pro Forma for Brownsville/River and Southeast facilities Dropdown(1)	11.25	664.1	579.1	18.9

(1)
Change in enterprise value reflects after-tax cash proceeds from the assumed sale of the relevant facilities to TransMontaigne Partners ("Dropdown"), assumed to occur on December 31, 2005, and the expected accretion from TransMontaigne's ownership interests in TransMontaigne Partners and TransMontaigne GP. The resulting TEV/EBITDA multiple reflects both the TEV adjustments and lower EBITDA as a result of the asset sale(s). EBITDA excludes revenues and operating costs of TransMontaigne Partners' assets and includes distributions to be received from TransMontaigne Partners on the subordinated units, general partnership interest and incentive distribution rights of TransMontaigne Partners that we own.

(2)
In the case of the selected companies, the TEV/EBITDA multiple was calculated based on May 22, 2006 closing stock prices.

        None of the selected companies is either identical or directly comparable to TransMontaigne and any analysis of selected companies necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading of the selected companies.

Selected Precedent Transportation and Storage Transactions

        UBS analyzed certain information in 15 selected transportation and storage transactions in the oil and gas industry, each of which was announced since 2001. Financial data for the selected transactions were based on publicly available information, including publicly available research estimates and company filings, and for TransMontaigne, were based on estimates provided by our management. For each of the selected transactions, UBS calculated, where available, the ratio of total enterprise value to the one-year forward estimated EBITDA and compared the results of these calculations with corresponding calculations for the acquisition of TransMontaigne by SemGroup.

        This analysis indicated the following implied ratios for the selected transactions as compared to the implied ratios for the acquisition of TransMontaigne by SemGroup:

	Offer for Equity ($ mm)	Total Enterprise Value ($ mm)	Total Enterprise Value / One Year Forward EBITDA
Selected Transactions:
High			12.7
Low			8.0
Mean			9.7
Median			9.1
TransMontaigne at $11.25 Offer:
TransMontaigne with No Dropdowns	664.1	787.5	14.3
TransMontaigne Pro Forma for Brownsville/River Dropdown(1)	664.1	693.2	15.6
TransMontaigne Pro Forma for Brownsville/River and Southeast facilities Dropdown(1)	664.1	579.1	18.9

(1)
Change in enterprise value reflects after-tax cash proceeds from the assumed sale of the relevant facilities to TransMontaigne Partners ("Dropdown"), assumed to occur on December 31, 2005, and the expected accretion from TransMontaigne's ownership interests in TransMontaigne Partners and TransMontaigne GP. The resulting TEV/EBITDA multiple reflects both the TEV adjustments and lower EBITDA as a result of the asset sale(s). EBITDA excludes revenues and operating costs of TransMontaigne Partners' assets and includes distributions to be received from TransMontaigne Partners on the subordinated units, general partnership interest and incentive distribution rights of TransMontaigne Partners that we own.

        None of the selected precedent transactions is either identical or directly comparable to the merger and any analysis of selected precedent transactions necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition values of the companies concerned.

Discounted Cash Flow Analysis

        UBS performed two discounted cash flow analyses to calculate the estimated present value of the stand-alone unlevered free cash flow that we could generate over fiscal years 2007 through 2011 based on internal estimates of our management. UBS' first discounted cash flow analysis assumed the Brownsville/River Dropdown was completed on July 1, 2006 and the Southeast facilities Dropdown was completed on July 1, 2007. UBS estimated the total value of TransMontaigne using a "sum-of-parts" methodology for each of (1) the after-tax Dropdown cash proceeds and distributions we receive as a result of being the general partner of, and of its limited partnership interests in, TransMontaigne Partners and (2) the cash flows from our marketing and trading operations. In the case of our Dropdowns, general and limited partnership interests, UBS applied a terminal multiple of between 15.0x and 30.0x to value the distributions from TransMontaigne Partners and discounted interim and terminal year cash flows to present value using discount rates ranging from 6.5% to 8.5%. In the case of our marketing and trading operations, UBS applied terminal perpetuity growth rates of between (1.0%) and 1.0% and used discount rates ranging from 17.0% to 19.0% to present value the interim and terminal year cash flows.

        Also included in the marketing and trading valuation is the fair market value of inventories, product linefill and tank bottoms volumes, less anticipated changes in inventory levels due to our ongoing business operations, less the current balance of the working capital facility, all of which were based on estimates provided by our management, monetized at the end of the 5-year forecast period and discounted at the 10-year U.S. treasury rate of 5.0% as of March 22, 2006. UBS then calculated a range of consolidated enterprise values combining the two parts of our business by adding the enterprise values calculated for each segment using low, medium and high ranges for the terminal value drivers and discount rates used for each segment. This analysis indicated an implied per share equity reference range of $7.65 to $9.76 for TransMontaigne, as compared to the merger consideration of $11.25 per share.

        UBS also performed a second discounted cash flow analysis that did not assume the completion of the Dropdowns. For this analysis, UBS calculated a terminal value based on a range of multiples of estimated consolidated 2011 EBITDA and discounted to present value using discount rates ranging from 8.0% to 9.0%. This analysis indicated an implied per share equity reference range of $4.85 to $5.99 for TransMontaigne, as compared to the merger consideration of $11.25 per share:

Other Factors

        In rendering its opinion, UBS also reviewed and considered other information and data, including:

  •
  the closing price of our common stock on March 21, 2006, the last trading day before public disclosure of the initial Morgan Stanley offer, and average closing prices over specified periods preceding March 21, 2006 and calculated the premium of the offered merger consideration over these historical prices; and

  •
  selected purchase price per share premiums paid in mergers and acquisitions greater than $300 million and less than $3.0 billion with 100% cash consideration occurring between March 22, 2003 and March 22, 2006.

Miscellaneous

        Under the terms of UBS engagement, we have agreed to pay UBS a fee for rendering its financial fairness opinion, which was independent of the result of the opinion, and an additional fee payable upon the completion of the merger, against which the opinion fee will be credited to the extent previously paid. In addition, we have agreed to reimburse UBS for its reasonable expenses, including fees and disbursements of its counsel, and to indemnify UBS against liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement as our financial advisor. UBS and its affiliates have in the past provided services to us unrelated to the proposed merger, for which services UBS and its affiliates have received compensation.

        We selected UBS as our financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and due to the tail provision contained in our July 28, 2004 engagement letter with UBS that generally obligated us to pay UBS a fee if, prior to June 30, 2006, we entered into any business combination transaction with any of the parties specified in connection with that engagement. Prior to our engagement of UBS in July 2004, UBS had previously provided capital raising and other financial advisory services for TransMontaigne since February 2003, and as a result was familiar with our operations. UBS, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of TransMontaigne and SemGroup and their respective affiliates and, accordingly, may at any time hold a long or short position in such securities.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that certain of our executive officers and directors have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation.

Severance and Termination Arrangements

        We entered into change in control agreements with Messrs. Anderson, Boutin, Carlson and Dickey on April 12, 2001, and with Randall J. Larson on May 1, 2002, each of whom is referred to as our "executive." The agreements provide the executives with compensation and benefits in the event of a change in control, which definition would include the completion of the merger.

        Under the agreement, if we currently employ the executive on the date of an actual or threatened change in control, we will continue to employ the executive for the period commencing on the date of the actual change in control and ending on the last day of the term of the agreement; however, the then existing term will be automatically extended for an additional two years after the month in which the change in control occurs. In addition, if the executive is terminated prior to the date on which the change in control occurs and the executive reasonably demonstrates that such termination arose in connection with, or in anticipation of, a change in control, then executive is entitled to the termination benefits discussed below.

        Under the agreements, if the executive is terminated for any reason other than death or cause, or if the executive resigns for good reason, we are required to pay the executive the following amounts:

  •
  a cash lump sum payment within ten days of the date of termination equal to the sum of (1) two times the executive's annual salary and target bonus in effect immediately prior to the date of termination, and (2) the pro-rated portion of the executive's assigned target bonus for the year of termination;

  •
  all medical, health and other insurance benefits and perquisites for 24 months, or until the executive becomes eligible for comparable benefits; and

  •
  upon the executive's request, outplacement services for six months at a maximum cost of $30,000.

        The agreements provide that termination for cause means an uncured breach of the agreement, conviction of a felony, or willful dishonesty, or fraud upon, or material bad faith action with respect to TransMontaigne. Termination for "good reason" by the executive is defined to include, but not be limited to the following events:

  •
  the assignment to the executive of duties inconsistent with, or a substantial alteration in the nature or status of, the executive's responsibilities immediately prior to a change in control;

  •
  a reduction in the executive's compensation or benefits, including equity-based incentive plans, as in effect on the date of a change in control;

  •
  a relocation of our principal offices to a location outside the Denver, Colorado metropolitan area, or the executive's relocation to any place other than our Denver, Colorado offices;

  •
  our material breach of any provision of the agreement, if such material breach has not been cured within 30 days; or

  •
  our failure to obtain the assumption and performance of the agreement by any successor, by merger, consolidation or otherwise.

        Unlike the other agreements, Mr. Anderson's agreement also permits him to terminate the agreement, if he determines, in his sole discretion, that circumstances have so changed that he is not willing to continue in his position with TransMontaigne.

        In addition, under the agreements, we would be obligated to make tax reimbursement payments to any former executive if any amounts he receives are subject to an excise tax under Section 4999 of the Internal Revenue Code, which taxes some payments that are contingent on a change-of-control within the meaning of Section 280G of the Internal Revenue Code. The issues relating to the determination of the amount of tax for which we will be liable for reimbursement are complex and subject to varied interpretations. We are obligated to make a tax reimbursement payment to an executive in an amount which would put the executive in approximately the same financial position he would have been in if the excise tax did not apply to those payments. At the present time, we are not certain whether any tax reimbursement payments will be required.

        The merger agreement provides that the surviving corporation will generally continue the salary and benefits of our employees, including the executives, in effect before the merger. The surviving corporation is not, however, required to continue our equity incentive plan following the merger and has indicated that it does not intend to do so. As a result, as discussed above, the executives would be entitled to terminate their employment for "good reason" after the merger and receive the severance payments due under the change in control agreements. Accordingly, in order to provide the executives with an incentive to continue with the surviving corporation to promote an orderly transition, we offered each of our executives the option to amend his agreement to add a "stay bonus" feature. The terms of the stay bonus are as follows: (1) if the executive remains employed by TransMontaigne for at least six months, referred to as the "stay period," following a change in control, or (2) in the event the executive is terminated for any reason other than cause before the end of the stay period, or (3) if the executive exercises his right to terminate his employment with TransMontaigne for good reason, then the executive would be entitled to receive the full cash amount of the severance payments as set forth above and related termination benefits. In the event the executive remains employed for the duration of the stay period and the executive receives the stay bonus and related termination benefits, the executive would not thereafter be entitled to receive any additional severance payment under the agreement for any reason. As of                            , 2006, Messrs.                         ,                         and                          had elected to amend their change in control agreements.

        SemGroup has not informed us as to which executive officers will be retained in their positions after the merger and which executive officers will be terminated, although it is presently contemplated that most of our executive officers will be retained. If the executive's employment were terminated immediately following the merger and/or the executive receives the stay bonus, the estimated lump sum cash termination payments that would be payable under the above agreements to each executive would be approximately: Mr. Anderson, $1,370,000; Mr. Boutin, $765,000; Mr. Carlson, $765,000; Mr. Dickey, $1,121,000; and Mr. Larson, $1,121,000.

Payment for Stock Options and Restricted Stock.

        Our executive officers owned stock options to purchase an aggregate of 365,000 shares of our common stock and our executive officers and directors held 542,000 unvested shares of restricted stock, as of the record date. Our executive officers and directors own no warrants to purchase shares of our common stock. All of the unvested awards of restricted stock owned by our executive officers and directors will vest as a result of the merger. At the effective time of the merger, all outstanding stock options held by our executive officers will be canceled. In consideration for the cancellation, the executive officer will have the right to receive a cash payment with respect to each option equal to the product of (1) the excess, if any, of the merger consideration over the per share exercise price of the option, multiplied by (2) the aggregate number of shares of common stock then subject to the option. Payment of this cash consideration will be subject to all required tax withholdings. The executive officers and directors will receive payment of the merger consideration for all of their restricted stock in the same fashion as payment of the merger consideration is made for other outstanding shares of TransMontaigne's common stock.

        The following table lists the payments that we will make upon completion of the merger to each of our executive officers and directors that are attributable to stock options and unvested shares of restricted stock, which amounts do not reflect tax withholdings we are required to collect.

	Vested Options		Restricted Stock that will vest as a result of the Merger		Totals
	Shares	Value	Shares	Value	Shares	Value
Executive Officers:
Donald H. Anderson	130,000	$865,000	121,000	$1,361,250	251,000	$2,226,250
Frederick W. Boutin	30,000	$225,000	57,500	$646,875	87,500	$871,875
Erik B. Carlson	30,000	$225,000	67,000	$753,750	97,000	$978,750
William S. Dickey	100,000	$575,000	140,500	$1,580,625	240,500	$2,155,625
Randall J. Larson	75,000	$465,000	130,500	$1,468,125	205,500	$1,933,125
Directors:
Edwin H. Morgens	—	—	7,000	$78,750	7,000	$78,750
Wayne W. Murdy	—	—	7,000	$78,750	7,000	$78,750
Walter P. Schuetze	—	—	11,500	$129,375	11,500	$129,375

Vesting of Restricted Partnership Units

        In addition, unvested restricted common limited partnership units, which we refer to as the "common units," awarded to our executive officers and directors under the TransMontaigne Partners' equity incentive plan will vest as a result of the merger. Although vesting is accelerated, these common units, like all other common units of TransMontaigne Partners, are not affected by the merger and have no right to receive the merger consideration. Under the terms of the TransMontaigne Partners' equity incentive plan, the number of restricted common units that will vest upon consummation of the merger for each executive officer of TransMontaigne is: Mr. Anderson, 13,250; Mr. Boutin, 8,875; Mr. Carlson, 8,875; Mr. Dickey, 13,250; and Mr. Larson, 13,250.

Continued Benefits

        In connection with the merger, our employees immediately prior to the effective time of the merger will be provided benefits (other than equity or equity-based compensation plans) until twelve months after the effective time that are, in the aggregate, no less favorable than the benefits provided under our benefit plans in which such employees participated immediately prior to the effective time. All of our executive officers currently participate in our benefit plans, which include medical, dental and vision coverage, vacation, prescription drug benefits, voluntary term life insurance, accidental death and dismemberment insurance, long term disability insurance, flexible spending accounts, educational assistance, extended sick leave and business travel accident insurance.

Indemnification of Directors and Officers

        Pursuant to the merger agreement, the certificate of incorporation of the surviving corporation will contain provisions no less favorable with respect to indemnification and advancement of expenses for matters occurring prior to the effective time of the merger than those set forth in our certificate of incorporation as in effect on May 22, 2006.

        The merger agreement also provides that SemGroup Subsidiary and the surviving corporation will maintain in effect for six years from the effective time of the merger directors' and officers' liability insurance with respect to acts or omissions occurring prior to the effective time of the merger covering each of the indemnified parties described above, on terms with respect to coverage, amount and advancement of expenses no less favorable than those provided in the directors' and officers' insurance maintained by TransMontaigne as of May 22, 2006. However, in no event will the surviving corporation or SemGroup Subsidiary be required to expend an amount per year greater than 250% of the annual premium in effect for TransMontaigne for such policies as of May 22, 2006. If the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, the surviving corporation will maintain or procure, for such six year period, directors' and officers' insurance providing the greatest coverage then available for an annual premium equal to that maximum amount. SemGroup Subsidiary may satisfy its obligations by purchasing a "tail" insurance policy with a claim period of at least six years from the effective time.

        In addition, SemGroup Subsidiary and the surviving corporation will, to the fullest extent permitted by applicable law, indemnify and hold harmless the indemnified parties identified in the first paragraph of this section against all reasonable expenses, losses or amounts paid in settlement in respect of any threatened, pending or completed claim or proceeding arising out of the fact that such person is or was a director or officer of TransMontaigne, or arising out of acts or omissions occurring on or prior to the effective time of the merger.

        In the event of any consolidation, merger or transfer of all or substantially all of the assets of SemGroup Subsidiary or the surviving corporation, SemGroup Subsidiary and the surviving corporation will be required to make proper provision so that any successor of SemGroup Subsidiary or the surviving corporation will assume the obligations set forth above.

The Merger

        This section of the proxy statement describes material aspects of the proposed merger. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You are encouraged to carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where Stockholders Can Find More Information" that begins on page [    ].

Effective Time of Merger

        If the merger agreement is approved by the requisite vote of stockholders and the other conditions to the merger are satisfied, or waived to the extent permitted pursuant to the merger agreement, the merger will be consummated and become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at any later time as we, SemGroup Subsidiary and Merger Co agree upon and specify in the certificate of merger. If our stockholders adopt the merger agreement, the parties intend to complete the merger as soon as practicable thereafter. The parties to the merger agreement expect to complete the merger during the third calendar quarter of 2006. Because the merger is subject to various conditions, including conditions that are not within the exclusive control of TransMontaigne and SemGroup, the exact timing of the merger cannot be determined. See "The Merger—Regulatory Matters" beginning on page [    ].

        We or SemGroup Subsidiary may terminate the merger agreement prior to the effective time of the merger in specified circumstances, whether before or after the adoption of the merger agreement by stockholders. Additional details on the termination of the merger agreement are described in "The Merger Agreement—Termination" below.

        At the effective time of the merger, SemGroup Subsidiary will own 100% of our equity securities. In addition:

  •
  our stockholders will no longer have any ownership interest in, or be a stockholder of, TransMontaigne;

  •
  SemGroup Subsidiary, and not our stockholders, will benefit from any increases or decreases in our value after the effective time; and

  •
  our common stock will no longer be quoted on the New York Stock Exchange.

Payment of Merger Consideration and Surrender of Stock Certificates

        SemGroup Subsidiary has designated Mellon Investor Services LLC as the paying agent to make the cash payments contemplated by the merger agreement. Prior to the effective time of the merger, SemGroup will deposit, or cause to be deposited, in trust with the paying agent funds in an aggregate amount sufficient to make the cash payments described above to all stockholders in respect of their shares of our common stock or preferred stock.

        No later than 10 days after the effective time, SemGroup Subsidiary will cause the paying agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration. You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        The paying agent will pay you your merger consideration and your certificates will be cancelled after you have (1) surrendered your certificates to the paying agent, together with such letter of transmittal and (2) provided to the paying agent any other items specified by the letter of transmittal. Any stockholder that has not complied with clauses (1) and (2) set forth above six months after the effective time of the merger shall thereafter look solely to SemGroup Subsidiary with respect to the merger consideration payable or issuable upon due surrender of their certificates. Interest will not be paid or accrue in respect of cash payments of merger consideration. The paying agent shall be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        Morgan Stanley will be entitled to receive payment pursuant to the terms of the warrant to purchase our common stock granted on November 23, 2004.

        In the event of a transfer of ownership of shares of our stock that is not registered in our transfer records, a check for the cash that such holder has the right to receive in respect of such holder's shares of stock formerly represented by such certificate may be issued to a transferee if the certificate representing such shares is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

        If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by TransMontaigne, the posting by such person of a bond, in such reasonable amount as we may direct, as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate, the merger consideration, without any interest thereon.

        At the effective time of the merger, we will close our stock transfer books. After that time, if you present common stock or preferred stock certificates to us, we will exchange them for cash as described in this section.

        After the merger, you will cease to have any rights as a stockholder of TransMontaigne, other than the right to surrender your certificate in exchange for payment of the merger consideration.

 Regulatory Matters

        The HSR Act and the rules and regulations promulgated thereunder require that SemGroup and TransMontaigne file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, which we refer to as the "FTC". The parties thereafter are required to observe a waiting period before completing the merger. On April 21, 2006, TransMontaigne and SemGroup filed the necessary forms with the Department of Justice and the Federal Trade Commission. The initial waiting period was scheduled to expire at 11:59 p.m. Eastern Daylight Time on May 22, 2006; however, on that date, the FTC issued a formal written request for the parties to supply additional information and documentary material, which we refer to as a "second request." The second request extends and expands both the scope and the time frame covered by the FTC's previous information request to which we responded in full in our original filing with the FTC. The second request seeks detailed information with respect to fourteen (14) terminal areas located in the Southeast and Midwest in which both we and Magellan Midstream Partners, L.P. ("Magellan") each own terminals. The Magellan terminals are included in the second request apparently due to the cross-ownership interests of the Carlyle/Riverstone Group in both SemGroup and Magellan. As a result of the second request, the waiting period under the HSR Act will expire 30 days from the date the parties provide the requested additional information and documentation to the FTC. We currently estimate that it may take us up to three months to compile the supplemental information requested by the FTC. Alternatively, the FTC's concerns may be resolved earlier through negotiations. The Department of Justice or the FTC, as well as a state or private person, may challenge the merger at any time before or after its completion.

        Except for the expiration or termination of the waiting period under the HSR Act, we are unaware of any material federal, state or local regulatory requirements or approvals required for the completion of the merger.

Anticipated Accounting Treatment

        The merger is intended to be accounted for by SemGroup Subsidiary as a purchase under generally accepted accounting principles in the United States of America. Accordingly, it is expected that SemGroup Subsidiary's carrying value in the assets and liabilities of TransMontaigne for accounting purposes will be adjusted to fair value upon completion of the merger.

Material U.S. Federal Income Tax Consequences

        The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of TransMontaigne common stock and TransMontaigne preferred stock. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative rulings and decisions in effect on the date hereof. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. No ruling from the Internal Revenue Service (the "IRS") has been requested with respect to the U.S. federal income tax consequences described herein and accordingly, there can be no assurance that the IRS will agree with the discussion herein. In addition, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of TransMontaigne stock.

        This discussion assumes that holders hold their shares of our common stock and preferred stock as capital assets and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under U.S. federal income tax law, including but not limited to:

  •
  foreign persons;

  •
  financial institutions;

  •
  tax-exempt organizations;

  •
  insurance companies;

  •
  traders in securities that elect mark-to-market;

  •
  dealers in securities or foreign currencies;

  •
  persons who received their stock of TransMontaigne through the exercise of employee stock options or otherwise as compensation;

  •
  persons who hold shares of stock of TransMontaigne as part of a hedge, straddle or conversion transaction;

  •
  persons who exercise their appraisal rights under Delaware law; and

  •
  persons who have an interest in, or are affiliated with, SemGroup, either directly, indirectly or by attribution after the merger.

Characterization of the Merger

        For U.S. federal income tax purposes, the merger of Merger Co with and into TransMontaigne will be treated as a taxable transaction to holders of TransMontaigne stock and will not be treated as a taxable transaction to TransMontaigne.

        A holder of TransMontaigne stock will recognize capital gain or loss equal to the difference between the amount of cash received in the merger and such holder's adjusted tax basis in such stock. Such gain or loss will be long-term capital gain or loss if at the time of the merger the holder had a holding period in its TransMontaigne stock of more than one year. Gain or loss must be determined separately for each block of TransMontaigne stock (i.e., stock acquired at the same cost in a single transaction).

Information Reporting and Backup Withholding

        Certain noncorporate holders of TransMontaigne stock may be subject to information reporting and backup withholding, at applicable rates (currently 28%), on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or is otherwise exempt from backup withholding. If a holder does not provide its correct taxpayer identification number or fails to provide the certification described above, the IRS may impose a penalty on the holder, and amounts received by the holder pursuant to the merger may be subject to backup withholding. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

        ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO THE MERGER, THIS DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX ISSUE WHICH MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF TRANSMONTAIGNE COMMON STOCK OR TRANSMONTAIGNE PREFERRED STOCK PURSUANT TO THE MERGER.

Appraisal Rights

        Under Delaware law, you are entitled to appraisal rights in connection with the merger. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of stock" are to the record holder or holders of those shares.

        If the merger is consummated, dissenting stockholders who follow the procedures described below within the appropriate time periods will be entitled to have their shares of stock appraised by a court and to receive the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, in cash as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights.

        The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Appendix C. Stockholders intending to exercise appraisal rights should carefully review Appendix C. Failure to follow precisely any of the statutory procedures set forth in Appendix C may result in the termination or waiver of these rights.

        Under Section 262 of the DGCL, if a merger is to be submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders if appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and we attach a copy of Section 262 of the DGCL to this proxy statement as Appendix C.

        In order to exercise your appraisal rights effectively, you must satisfy each of the following primary requirements:

  •
  You must hold shares in TransMontaigne as of the date you make your demand for appraisal rights and continue to hold shares in TransMontaigne through the effective time of the merger.

  •
  You must deliver to TransMontaigne a written notice of your demand of payment of the fair value for your shares prior to the taking of the vote at the special meeting.

  •
  You must not have voted in favor of adoption of the merger agreement.

  •
  You must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger if TransMontaigne or another stockholder has not filed such a petition.

        If you fail to comply with any of the above conditions or otherwise fail to comply with the requirements of Section 262 of the DGCL, you will have no appraisal rights with respect to your shares.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        The address for purposes of making an appraisal demand is:

    1670 Broadway, Suite 3100
    Denver, Colorado 80202
    Attention: Secretary

        Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

        A person having a beneficial interest in shares of TransMontaigne stock that are held of record as of the record date in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect their appraisal rights. If the shares of TransMontaigne stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of TransMontaigne stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of TransMontaigne stock through a bank or broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        Within 120 days after the effective time of the merger (but not thereafter), either TransMontaigne or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her shares. We have no present intention to file such a petition if demand for appraisal is made and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of TransMontaigne stock who desire to have their shares appraised should initiate any petitions necessary to properly demand their appraisal rights within the time periods and in the manner prescribed in Section 262.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon TransMontaigne, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by TransMontaigne. If a petition is filed by TransMontaigne, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to TransMontaigne and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by us.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

        We do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of TransMontaigne stock is less than the merger consideration that would otherwise be received for that stock. In determining "fair value", the court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        In light of the case law interpretations noted above, stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to the appraisal demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions declared by our board of directors and payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of TransMontaigne. In addition, no petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease and all stockholders will be entitled to receive the consideration offered pursuant to the merger agreement. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

        Failure by any stockholder to comply fully with the procedures described above and set forth in Appendix C to this proxy statement may result in termination or waiver of a stockholder's appraisal rights.

Conduct of Our Business if the Merger is Not Consummated

        If we do not consummate the merger, our board of directors expects to seek to retain our current management team, although there can be no assurance it will be successful in doing so. There are no plans in such circumstances to operate our business in a manner substantially different than presently operated.

The Merger Agreement

        This section of the proxy statement summarizes the material provisions of the merger agreement. The following summary is qualified entirely by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety.

        We have attached the merger agreement to this proxy statement to provide you with information regarding its terms. The merger agreement is not intended to be a source of any other information about the parties.

        The representations, warranties and covenants made by the parties in the merger agreement and discussed below, are qualified by information in the confidential disclosure schedules we provided to SemGroup in connection with the execution of the merger agreement, and are otherwise subject to important limitations agreed to by the parties to the merger agreement in connection with negotiating its terms. Certain representations and warranties may have been used by the parties to allocate risks among the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may be different from any particular investor's standards of what constitutes important information. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date this proxy statement is distributed to you. Accordingly, representations and warranties should not be relied upon as statements of factual information. You are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of TransMontaigne or its subsidiaries. None of the representations and warranties contained in the merger agreement will have any legal effect among the parties to the merger agreement after the closing of the merger.

General

        Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, Merger Co shall be merged with and into TransMontaigne. The separate corporate existence of Merger Co shall cease and TransMontaigne shall continue as the surviving corporation, wholly owned by SemGroup.

        At the effective time of the merger, our certificate of incorporation and by-laws will be amended in their entirety as set forth in the merger agreement, and the same shall be the certificate of incorporation and by-laws, respectively, of the surviving corporation until thereafter amended in accordance with their terms and applicable law.

        The directors of Merger Co immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and the officers of TransMontaigne immediately prior to the effective time shall be the initial officers of the surviving corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Treatment of Our Stock in the Merger

        At the effective time of the merger, by virtue of the merger agreement and without any additional action on the part of our stockholders:

  •
  each issued and outstanding share of our common stock will be cancelled and will be converted automatically into the right to receive $11.25 in cash;

  •
  each issued and outstanding share of our preferred stock will automatically be converted into the right to receive $1,704.55 or, at the holder's election, the right to receive $1,000 plus all accrued but unpaid dividends thereon through the redemption date indicated in the certificate of designations setting forth the rights, privileges and preferences of the preferred stock;

  •
  each share of our common stock and preferred stock held in treasury and each share of common and preferred stock held by SemGroup, Merger Co or any direct or indirect wholly owned subsidiary of SemGroup or Merger Co or any direct or indirect wholly owned subsidiary of ours will be cancelled and no payment or distribution will be made with respect to such shares;

  •
  each share of common stock of Merger Co issued and outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation. Following the effective time of the merger, each certificate evidencing ownership of shares of Merger Co will evidence ownership of such shares of the surviving corporation.

        At the effective time of the merger, all shares of our capital stock shall no longer be outstanding and shall be cancelled, retired and will cease to exist. Each certificate previously representing any such shares shall thereafter represent the right to receive the cash consideration described above.

        We will also take all actions necessary to ensure that, at the effective time of the merger:

  •
  each option to purchase shares of our common stock that is outstanding immediately prior to the effective time of the merger, whether or not then exercisable, will be cancelled, and each option holder will be entitled to receive a cash payment equal to the amount by which $11.25 exceeds the exercise price of the option, multiplied by the number of shares of our common stock issuable upon exercise of the option, less all withholding taxes;

  •
  forfeiture restrictions in effect on outstanding shares of restricted stock shall be terminated, and each such share shall be converted into the right to receive $11.25 in cash, less all withholding taxes; and

  •
  the warrant to purchase shares of our common stock granted to Morgan Stanley on November 23, 2004 will no longer represent the right to receive shares of our common stock, but rather represent the right to receive cash in accordance with the terms of the warrant.

        Under the terms of the merger agreement and applicable Delaware law, shares of our common stock or preferred stock that are outstanding immediately prior to the effective time and that are held by any stockholder who takes the actions specified in Section 262 of the DGCL to properly demand such stockholder's rights of appraisal, will not be converted into the right to receive the merger consideration. Such stockholders will be entitled to receive payment of the fair value of their shares in accordance with the provisions set forth under Delaware law. See "The Merger—Appraisal Rights" beginning on page [    ].

Representations and Warranties

        We have made customary representations and warranties to Merger Co and SemGroup Subsidiary that are subject to, in some cases, specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection with the merger agreement. These representations and warranties, which will not survive the effective time of the merger, relate to, among other matters:

  •
  due organization, valid existence, good standing, power and authority to carry on the business of each of us and our subsidiaries;

  •
  our charter and bylaws and similar organizational documents of our subsidiaries;

  •
  our capitalization and the capitalization of TransMontaigne Partners and TransMontaigne GP and the absence of any encumbrances on our ownership of the equity interests of our subsidiaries;

  •
  our authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement against us;

  •
  absence of conflicts with, or breaches or violations of, our charter documents, and laws, permits and certain contracts applicable to us as a result of entering into the merger agreement or performing our obligations under the merger agreement;

  •
  consents and approvals of governmental authorities required as a result of executing and delivering the merger agreement and performing our obligations under the merger agreement;

  •
  possession of all permits necessary to operate our and our subsidiaries properties and carry on our and our subsidiaries business and the absence of any conflict with, or default, breach or violation of, applicable laws or permits;

  •
  our and TransMontaigne Partners' SEC filings since July 1, 2002, or since inception, as applicable, and the financial statements contained therein;

  •
  absence of liabilities required to be recorded on a balance sheet under generally accepted accounting principles as applied in the United States, which we refer to as "GAAP";

  •
  disclosure of affiliated or related party transactions;

  •
  absence of a material adverse effect and certain other changes or events subsequent to December 31, 2005;

  •
  absence of litigation or orders against us or our subsidiaries;

  •
  our and our subsidiaries' employee benefit plans;

  •
  labor and employment matters affecting us and our subsidiaries;

  •
  real property owned and leased by us and our subsidiaries;

  •
  intellectual property used, owned or licensed by us or our subsidiaries;

  •
  taxes matters affecting us or our business;

  •
  environmental matters affecting us and our subsidiaries;

  •
  insurance matters affecting us and our subsidiaries;

  •
  material contracts and commitments of us and our subsidiaries and the absence of any breach or violation of, or default under, any material contract;

  •
  the vote of our stockholders required in connection with the adoption of the merger agreement and the other transactions contemplated by the merger agreement;

  •
  the exemption of the merger agreement and the merger from the requirements of any business combination, control, acquisition or other takeover laws contained in the DGCL; and

  •
  the absence of any undisclosed broker's or finder's fees.

        SemGroup and Merger Co have also made customary representations and warranties to us subject to, in some cases, specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection with the merger agreement. These representations and warranties, which will not survive the effective time of the merger, relate to, among other matters:

  •
  their due organization, valid existence, good standing, power and authority to carry on their business;

  •
  charter documents of SemGroup Subsidiary and Merger Co;

  •
  their power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement against them;

  •
  absence of conflicts with, or breaches or violations of, their charter documents, and laws, permits and certain contracts applicable to them as a result of entering into the merger agreement or performing their obligations under the merger agreement;

  •
  consents and approvals of governmental entities required as a result of executing and delivering the merger agreement and performing their obligations under the merger agreement;

  •
  absence of litigation or orders against them;

  •
  the absence of prior conduct of activities or business of Merger Co;

  •
  their capital resources, including that the aggregate amount from the financings described in the commitment letters will be sufficient to pay the merger consideration, repay or refinance our notes and consummate the merger;

  •
  clarification that we will not have to pay for any broker's or finder's fees based upon arrangements made by or on behalf of either SemGroup Subsidiary or Merger Co; and

  •
  their ownership of our common stock during the past two years.

        Certain aspects of the representations and warranties of the parties are qualified by the concepts of "material adverse effect." A material adverse effect means a "TransMontaigne Partners material adverse effect" or any event, circumstance, development, change or effect that, either individually or in the aggregate, is or would be materially adverse to our business, condition, financial or otherwise, or results of operations, other than:

  •
  any event, circumstance, development, change or effect, including any litigation, resulting from the announcement of the execution of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

  •
  changes in the national or world economy or financial markets as a whole;

  •
  changes or fluctuations in commodity markets that affect the industries in which we conduct our business or changes in general economic conditions that affect the industries in which we conduct our business;

  •
  any change in any applicable law, rule or regulation or generally accepted accounting principles;

  •
  our failure to meet any published or internally prepared estimates of revenues or earnings for any period ending on or after the date of the merger agreement and prior to the effective date of the merger; or

  •
  a decline in the price of our common stock on the New York Stock Exchange.

        The merger agreement defines a "TransMontaigne Partners material adverse effect" as generally, the bankruptcy, insolvency or dissolution of TransMontaigne Partners or TransMontaigne GP, the resignation of TransMontaigne GP as the general partner of TransMontaigne Partners or the adoption of any law, or the taking of any other action, by any governmental authority that would, or would reasonably be expected to, prevent or materially hinder or delay, or materially increase the cost to consummate, any proposed sale, contribution or other transfer of assets from the SemGroup Subsidiary or TransMontaigne to TransMontaigne Partners, with certain exceptions, or the occurrence of any circumstances that would permit the removal of TransMontaigne GP as the General Partner of TransMontaigne Partners or the sale of substantially all of the assets of TransMontaigne Partners or TransMontaigne GP.

Conduct of Business by TransMontaigne Before the Merger

        The merger agreement provides that, between the date of the merger agreement and the effective time of the merger, unless SemGroup Subsidiary gives its prior written consent, we will:

  •
  conduct our business only in the ordinary course and in a manner consistent with past practice;

  •
  use our reasonable best efforts consistent with past practice to preserve our business organization and to maintain our assets and properties in good repair and condition; and

  •
  use our reasonable best efforts consistent with past practice to keep available the services of our present officers and employees and to preserve the current relationships with our customers, suppliers and other parties with which we have material business relations.

Covenants of TransMontaigne

        The merger agreement also provides specific covenants relating to our activities from the date of the merger agreement until the effective time of the merger. These covenants provide, subject to certain exceptions, that we will not, and will not permit any of our subsidiaries to, without SemGroup Subsidiary's prior written consent:

  •
  amend or otherwise change our certificate of incorporation or bylaws or the operating agreement of TransMontaigne GP;

  •
  issue, deliver, sell, transfer, dispose of, pledge or encumber any equity securities other than:

  •
  the issuance of shares of common stock pursuant to stock options and warrants outstanding on the date of the merger agreement,

  •
  the issuance of shares of common stock or options to newly hired or promoted employees of TransMontaigne (excluding executive officers) under equity compensation plans, consistent with past practice or in connection with any acquisition otherwise permitted under the merger agreement, and

  •
  the issuance of not more than 450,000 shares of restricted stock previously approved by our board of directors;

  •
  declare, make or pay any dividend or other distribution, payable in cash, stock or property on any of our capital stock or equity interests, other than scheduled dividends on our preferred stock, except for dividends by any of our direct or indirect wholly owned subsidiaries to us or any of our other wholly owned subsidiaries;

  •
  reclassify, combine, split, subdivide or, other than as required by the terms of outstanding stock options or restricted stock awards, redeem or purchase any of our capital stock or equity interests;

  •
  acquire any corporation, partnership, other business or business organization or any division or business unit thereof, except for authorized acquisitions;

  •
  incur, guarantee or modify any debt, individually or in the aggregate, in excess of $10,000,000, except for debt incurred under our credit facility in the ordinary course of business consistent with past practice;

  •
  authorize, or commit to make, any capital expenditures in excess of $10,000,000;

  •
  enter into any new line of business;

  •
  make any loans, advances or capital contributions to, or investments in, entities other than wholly owned subsidiaries, except in the ordinary course of business consistent with past practice;

  •
  sell, lease, license or dispose of assets with a value of greater than $10,000,000 (excluding sales of inventory in the ordinary course of business);

  •
  sell, contribute or dispose of:

  •
  any partnership interests (other than common units under the equity incentive plan of TransMontaigne Partners) or any equity interest in TransMontaigne GP,

  •
  the common stock of Lion Oil Company, or

  •
  any assets to TransMontaigne Partners, except in accordance with the terms of the omnibus agreement;

  •
  adopt or enter into any plan of liquidation, dissolution, restructuring, recapitalization or other reorganization of TransMontaigne or any subsidiary (other than the merger);

  •
  make increases in the salary, wages, benefits, bonuses or other compensation payable to our current or former officers, except for increases required under employment agreements existing on the date of the merger agreement and disclosed to SemGroup Subsidiary;

  •
  increase our aggregate employee compensation expense other than increases consistent with past practice, subject to increases approved by our board of directors prior to the date of the merger agreement and disclosed to SemGroup Subsidiary;

  •
  enter into any employment, change in control or severance agreements;

  •
  establish, adopt, enter into or amend any bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, change of control, termination, severance and benefit plans, agreements, policies and arrangements;

  •
  exercise discretion to accelerate the vesting or payment of compensation or benefit under any employee compensation plan or agreement for the benefit of any current or former director, officer or employee, or fund the payment of compensation or benefit under any employee compensation plan or agreement, except:

  •
  with respect to employees that are not officers or directors in the ordinary course of business consistent with past practice,

  •
  for the payment of the pro-rated portion of annual cash bonuses for 2006 through the effective time of the merger,

  •
  as required by agreements in existence on the date of the merger agreement or to comply with applicable law;

  •
  take any action with respect to various tax matters except as required by law;

  •
  change our method of accounting except as required by law or by GAAP;

  •
  write up, write down or write off the book value of any assets, except in the ordinary course of business consistent with past practice;

  •
  enter into any agreement that restricts our ability to engage or compete in any line of business in any material respect;

  •
  enter into, amend, modify, cancel or consent to the termination of specified material contracts;

  •
  enter into, renew or amend any transaction, agreement, arrangement or understanding with any of our affiliates;

  •
  assign, transfer, license or encumber any material intellectual property, other than in the ordinary course of business, or fail to pay any fee, take any action or make any filing reasonably necessary to maintain our ownership of the intellectual property other than in the ordinary course of business;

  •
  take any action that would likely prevent or delay the closing or that would have a material adverse effect; or

  •
  take, or permit any action to be taken, that would result in a breach of any representation or warranty in the merger agreement.

Acquisition Proposals

        The merger agreement prohibits us from, directly or indirectly:

  •
  soliciting, initiating or knowingly encouraging any inquiries regarding, or the making of any proposal or offer that constitutes, or could lead to any acquisition proposal. An acquisition proposal is defined as:

  •
  any proposal or offer from any third party relating to any acquisition of 20% or more of our assets,

  •
  20% or more of any class of our equity securities, or

  •
  any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving TransMontaigne, excluding the transactions contemplated by the merger agreement.

  •
  change or modify the approval or recommendation by our board of directors with respect to the adoption of the merger agreement (referred to as a "change in board recommendation"), subject to certain exceptions;

  •
  have any discussions or participate in any negotiations regarding an acquisition proposal, or execute or enter into any agreement, understanding or arrangement with respect to an acquisition proposal;

  •
  approve or recommend or propose to approve or recommend an acquisition proposal or any agreement, understanding or arrangement relating to an acquisition proposal;

  •
  take any action to exempt any third party from the restrictions on business combinations contained Delaware law; or

  •
  waive, terminate, modify or fail to enforce any provisions of any standstill agreement or similar obligation into which any third party has entered.

        However, if, prior to the adoption of the merger agreement by our stockholders, we receive an acquisition proposal by any third party and our board of directors determines in good faith, after consultation with our legal counsel and financial advisor, that the acquisition proposal could reasonably lead to a superior proposal and that the failure to participate in discussions with the third party regarding the acquisition proposal could result in a breach in our board of director's fiduciary obligations or any applicable law, we may, subject to certain restrictions, furnish non-public information to the third party making the acquisition proposal (provided the third party has entered into a mutual non-disclosure agreement with us on terms that are no less favorable to us than those set forth in our mutual non-disclosure agreements with SemGroup) and participate in discussions and negotiations regarding such acquisition proposal. We may not enter into any confidentiality agreements with any third party which prohibits us from providing such information to SemGroup Subsidiary.

        We must advise SemGroup Subsidiary within one business day of our receipt of any acquisition proposal or any inquiry that could reasonably be expected to lead to an acquisition proposal. The notification must specify the material terms and conditions of the acquisition proposal, identify the party making the acquisition proposal or inquiry, include a copy of all written materials provided to us in connection with the acquisition proposal and provide SemGroup Subsidiary with a copy of any information provided by us to the third party that has not previously been provided to SemGroup Subsidiary. Similarly, we must notify SemGroup Subsidiary of any material modifications to the terms of the acquisition proposal and provide to SemGroup Subsidiary all written materials subsequently provided to or by us in connection with the acquisition proposal.

        As used in the merger agreement a "superior proposal" means any written acquisition proposal that relates to an acquisition by a third party of either (1) more than 50% of our outstanding shares of preferred and common stock pursuant to a tender offer, merger or otherwise or (2) more than 50% of our consolidated assets, and is on terms that,

  •
  our board of directors determines in good faith (after consultation with our financial advisor) are more favorable to our stockholders from a financial point of view than those provided in the merger agreement, and

  •
  our board of directors determines in good faith (after consultation with a financial advisor and its outside legal counsel) is reasonably capable of being consummated.

Other Obligations of the Parties

        SemGroup Subsidiary and Merger Co have also undertaken certain obligations and responsibilities under the merger agreement including, but not limited to, the covenants described below.

Directors' and Officers' Indemnification and Insurance

        The charter documents of the surviving corporation and its subsidiaries will contain provisions providing for indemnification of and advancement of expenses to directors and officers no less favorable to the officers and directors than those set forth in our charter documents (or the charter documents of the relevant subsidiary) as of May 22, 2006, for six years after the effective time of the merger. Similarly, the surviving corporation will, with certain exceptions, either obtain a pre-paid directors' and officers' liability insurance "tail" policy with a claims period of at least six years from the effective time of the merger and a scope at least as favorable as our existing policies, or maintain our existing officers' and directors' liability insurance policies.

Employee Benefits Matters

        For a period of one year after the effective time of the merger, SemGroup Subsidiary will honor the terms of all employment agreements and pay or provide the benefits required thereunder in accordance with their terms and will provide salary, discretionary bonus (excluding equity or equity based incentive awards) and employee benefits that are no less favorable, in the aggregate, than those provided to our employees immediately prior to the effective time of the merger.

        Following the effective time of the merger, our employees will, to the extent permitted by applicable law, receive credit for years of service accrued or deemed accrued prior to the effective time of the merger for all purposes under any employee benefit plan, program or arrangement established or maintained by SemGroup Subsidiary, the surviving corporation or any of their respective subsidiaries.

        In addition to the above covenants, the parties have undertaken certain additional obligations and responsibilities under the merger agreement including, but not limited to, the covenants described below.

Financing

        The merger agreement contains several covenants relating to the respective obligations of each of SemGroup Subsidiary, Merger Co and TransMontaigne with respect to the financing necessary for Merger Co to consummate the merger and the terms of such financing. With respect to our obligations to cooperate with SemGroup Subsidiary in obtaining the financing, the merger agreement provides that:

  •
  we will cooperate and otherwise take such action as may be reasonably requested by SemGroup Subsidiary; and

  •
  SemGroup Subsidiary will reimburse us for all reasonable out-of-pocket costs incurred by us in connection with such cooperation.

Further Action; Reasonable Best Efforts; Notice of Certain Events

        The merger agreement provides that each of the parties will use its reasonable best efforts to:

  •
  effect the consummation of the merger as soon as practicable;

  •
  take all actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the merger and shall promptly cooperate with and furnish information to each other in connection with any requirements imposed upon any of them or any of their respective subsidiaries in connection with the merger;

  •
  obtain any consent, authorization, order or approval of, or any exemption by, any governmental authority or other public or private third party required to be obtained or made by the applicable party in connection with the merger;

  •
  redeem or otherwise amend the terms of our notes;

  •
  cause the aggregate merger consideration to be deposited with the paying agent contemporaneously with the merger closing; and

  •
  notify each other party to the merger agreement of any event, circumstance or condition of which a party becomes aware that could reasonably be expected to constitute or give rise to a material breach of any representation or warranty, covenant or condition contained in the merger agreement.

Hart-Scott-Rodino Filing

        In addition, each of the parties agreed to use its reasonable best efforts to make the appropriate filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the "HSR Act," with respect to the transactions contemplated by the merger agreement and to supply any additional information and documentary material that may be requested pursuant to the HSR Act.

        In the event a formal, written second request for documentation or information is issued to the parties under the HSR Act, which occurred on May 22, 2006, the expiration date of the merger agreement will automatically be extended until December 31, 2006 and the parties have agreed to:

  •
  promptly take any or all actions necessary to eliminate any concerns on the part of any governmental authority with jurisdiction over the enforcement of any applicable antitrust law regarding the legality of the merger under any antitrust law;

  •
  use their reasonable best efforts to prevent the entry in a judicial or administrative proceeding of any permanent or preliminary injunction or other order that would make consummation of the merger unlawful or that would prevent or delay such consummation;

  •
  in the event that such an injunction or order has been issued in such a proceeding, take any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by the merger agreement; and

  •
  take all other actions and do all other things necessary and proper to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any government antitrust authority or any other party to the consummation of the merger.

        However, the parties shall not be required to agree to make any of the above actions, if to do so would, in the reasonable, good faith judgment of the management committee of the general partner of SemGroup, have a material adverse effect upon the business plans of SemGroup for the conduct of the business of TransMontaigne, TransMontaigne Partners and/or SemGroup (or any affiliate of each) after the closing taken as a whole. For clarity, in order for a material adverse effect to be deemed to occur in this instance, the above actions would have to result in a minimum financial impact in excess of $50 million. Upon a final determination by the government antitrust authority that taking or agreeing to take any of the actions set forth in this paragraph is required to consummate the merger, SemGroup Subsidiary shall be entitled to terminate the merger agreement.

Notes

        It is a condition to closing the merger that provision shall have been made with respect to our notes to either redeem the notes, or amend their terms to permit our notes to remain outstanding following the effective time of the merger. Under the terms of the merger agreement, at the written request of SemGroup, we agreed to commence a tender offer and consent solicitation with respect to any or all of our notes in accordance with the written terms and conditions provided by SemGroup and applicable law. SemGroup agreed to reimburse us for any reasonable out-of-pocket costs, fees and expenses and will indemnify our representatives for any other liabilities incurred in connection with the tender offer and consent solicitation.

        Instead of requesting us to commence a tender offer, on April 3, 2006, Merger Co commenced a tender offer for our notes together with a solicitation of consents from the noteholders to amend the indenture relating to our notes to, among other changes, essentially eliminate all covenants other than the obligation to pay principal and interest on our notes. The purchase price for our notes, which is estimated to be approximately $1,050 per $1,000 principal amount of notes, will be determined ten days in advance of the date of purchase of our notes based upon a formula set forth in Merger Co's offer to purchase. In addition to the purchase price, Merger Co agreed to pay a consent fee of $30 per each $1,000 principal amount of notes validly tendered together with consents on or before the "consent date" of April 17, 2006. On April 18, 2006 Merger Co announced that it had received valid tenders together with consents from the holders of $196.6 million out of $200 million of notes outstanding. As of the date of this proxy statement, Merger Co has established              , 2006 as the expiration date of its tender offer, which date may be extended from time to time at Merger Co's election.

        We have not participated in, and take no responsibility for, Merger Co's offer and our board of directors has not made any determination as to whether the offer is fair to or in the best interests of the holders of our notes. Accordingly, upon the recommendation of our board of directors, which has reviewed the principal terms of the tender offer, we are expressing no opinion and remain neutral with respect to whether holders of our notes should accept or reject the tender offer.

Public Announcements

        The parties have agreed to consult with each other before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger, except to the extent public disclosure is required by applicable law or the requirements of the New York Stock Exchange.

Resignations

        We have agreed to use our reasonable best efforts to obtain the resignations, effective as of the effective time of the merger, of those directors of TransMontaigne designated by SemGroup.

Guarantee of Performance

        SemGroup has unconditionally guaranteed the full and timely performance by SemGroup Subsidiary and Merger Co of each of their obligations under the merger agreement.

Conditions to the Completion of the Merger

        The respective obligations of each party to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the effective time of the merger, of the following conditions:

  •
  adoption of the merger agreement by the requisite affirmative vote of our stockholders in accordance with the DGCL and our charter documents;

  •
  provision shall have been made with respect to our notes to either (1) redeem the notes, or (2) amend their terms to permit our notes to remain outstanding following the effective time of the merger;

  •
  the expiration or termination of any waiting periods applicable to the consummation of the merger under applicable United States antitrust law, including the HSR Act, and the receipt of all necessary approvals thereunder;

  •
  no governmental authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling which prevents or prohibits the consummation of the merger;

  •
  all other approvals by any governmental authority or waiting periods under any applicable law shall have been obtained or have expired, if the failure to obtain any such approval or the failure of any such waiting period to expire would constitute a material adverse effect; and

  •
  appropriate provision shall have been made to replace the existing TransMontaigne Partners credit facility on terms reasonably acceptable to the general partner.

Conditions to the Obligations of SemGroup and Merger Co

        The obligations of SemGroup Subsidiary and Merger Co to consummate the merger are further subject to the satisfaction or waiver in writing, on or prior to the closing date, of the following additional conditions:

  •
  our representations and warranties are true and correct in all respects as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and to the extent of any change resulting from our compliance with, or actions authorized by the merger agreement); provided, however, that this condition will be satisfied, unless the failure of such representations and warranties to be true and correct, would reasonably be expected to have a material adverse effect on us, except for our representations and warranties regarding our capitalization and authority to enter into the merger agreement, which are required to be true and correct in all respects;

  •
  we have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by us on or prior to the effective time of the merger;

  •
  we have delivered an officer's certificate to each of SemGroup Subsidiary and Merger Co certifying that the above conditions are true;

  •
  no material adverse effect shall have occurred;

  •
  we have certified to SemGroup Subsidiary that we are not, and have not been, a U.S. real property holding corporation for purposes of the U.S. internal revenue code; and

  •
  holders of our common stock shall not have exercised appraisal rights for more than 15% of our outstanding shares of common stock, including shares of common stock issuable upon conversion of our preferred stock.

Conditions to our Obligations

        Our obligations to consummate the merger are subject to the satisfaction or waiver in writing, on or prior to the closing date, of the following additional conditions:

  •
  the representations and warranties of SemGroup Subsidiary and Merger Co set forth in the merger agreement shall be true and correct in all respects as of the closing date of the merger as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that this condition will be satisfied, unless the failure of such representations and warranties to be true and correct, would prevent the consummation of the merger or prevent SemGroup Subsidiary or Merger Co from performing their obligations under the merger agreement, except for our representations and warranties regarding our authority to enter into the merger agreement, which are required to be true and correct in all respects;

  •
  Merger Co shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

  •
  Merger Co shall have delivered to us a certificate, dated the date of the closing of the merger, signed by an officer of Merger Co, certifying as to the satisfaction of the representations and warranties of Merger Co; and

  •
  we shall be reasonably satisfied that the deposit of the merger consideration with the paying agent will be made contemporaneously with the closing of the merger.

Termination

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger by our board of directors or SemGroup, as applicable, whether before or after our stockholders have approved the merger agreement at the special meeting of stockholders, under the following circumstances:

  •
  by the mutual agreement of SemGroup Subsidiary and us;

  •
  by either SemGroup Subsidiary or us if:

  •
  the effective time of the merger shall not have occurred on or before the merger expiration date which has been extended from July 31, 2006 to December 31, 2006 as a result of the second request from the FTC;

  •
  a final and non-appealable order or ruling prevents or prohibits consummation of the merger;

  •
  by SemGroup Subsidiary if any of our representations and warranties contained in the merger agreement are or become untrue or inaccurate or there has been a breach on the part of TransMontaigne of any of its covenants or agreements contained in the merger agreement and such breach has not been, or cannot be, cured within 30 days after notice;

  •
  by us, if any of the representations and warranties of either SemGroup Subsidiary or Merger Co contained in the merger agreement are or become untrue or inaccurate or there has been a breach on the part of either SemGroup Subsidiary or Merger Co of any of its covenants or agreements contained in the merger agreement and such breach has not been, or cannot be, cured within 30 days after notice to SemGroup Subsidiary or Merger Co;

  •
  by either SemGroup Subsidiary or us if our stockholders fail to adopt the merger agreement at the special meeting of stockholders;

  •
  by SemGroup if our board of directors, or an independent committee of our board of directors, makes a change in the board recommendation;

  •
  by us following a change in board recommendation, but only if we pay the termination fee to SemGroup as a condition to such termination; or

  •
  by either SemGroup Subsidiary or us if a government antitrust authority has entered a final order not subject to further appeal requiring the divestiture of specified assets of either party as discussed under "Other Obligations of the Parties—Hart-Scott-Rodino Filing" on page [    ] of this proxy statement.

Fees and Expenses

        Except as set forth below, all expenses incurred in connection with the merger agreement shall be paid by the party incurring such expenses, whether or not the merger is consummated. However, SemGroup Subsidiary and TransMontaigne have each agreed to pay the other party a termination fee of $15,000,000 under specified circumstances.

        We have agreed to pay SemGroup Subsidiary the termination fee:

  •
  if either we or SemGroup Subsidiary terminates the merger agreement because our stockholders have failed to adopt the merger agreement and if, at or prior to our special meeting of stockholders, a third party has made an acquisition proposal which is not withdrawn prior to the meeting, and no later than 12 months after the termination date of the merger agreement we consummate a transaction in connection with, or otherwise enter into or submit to our stockholders for adoption an agreement with respect to, an acquisition proposal for 50% of our stock or assets, with the termination fee payable on the date such acquisition is consummated;

  •
  on the termination date, if SemGroup Subsidiary terminates the merger agreement within 10 days of a change in board recommendation; and

  •
  on the termination date, if we terminate the merger agreement following a change in board recommendation.

        SemGroup Subsidiary will pay us the termination fee on the date of termination if we terminate the merger agreement following a breach on the part of either SemGroup Subsidiary or Merger Co of any of their representations and warranties or covenants contained in the merger and such breach has not been, or cannot be, cured within 30 days after notice of such breach and, at the time of termination, our representations, warranties and covenants in the merger agreement have been met sufficient to satisfy the condition precedent to SemGroup Subsidiary and Merger Co's obligation to close that relates to our representations, warranties and covenants. In addition, SemGroup Subsidiary will pay us a reverse termination fee of $10 million under the following circumstances:

  •
  if we or SemGroup Subsidiary terminate the merger agreement because the merger has not occurred prior to the expiration date, the mutual conditions to our obligations and the obligations of SemGroup Subsidiary to consummate the merger have been satisfied, and we have otherwise satisfied our conditions to closing; or

  •
  if we or SemGroup Subsidiary terminate the merger agreement because a government antitrust authority has entered a final order not subject to further appeal requiring the divestiture of specified assets of either party as discussed under "Other Obligations of the Parties—Hart-Scott-Rodino Filing" on page [    ] of this proxy statement.

        The payment of the termination fee shall not limit any party's liability for damages resulting from a willful breach of the merger agreement.

Amendments and Waivers

        The merger agreement may be amended only with the consent of all parties and any party may extend the time for the performance of any obligation or other act of any other party, waive any inaccuracy in the representations and warranties of any other party and waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership as of June 1, 2006 of our stock, by class, by (i) each of our executive officers, (ii) each of our directors, (iii) each person known by us to own beneficially more than five percent of the outstanding shares of any class of our capital stock and (iv) all directors and executive officers as a group. The information set forth below is based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission, which we refer to as the "SEC". Unless stated otherwise, the address for each of our executive officers and directors is 1670 Broadway, Suite 3100, Denver, CO 80202.

        The numbers of shares set forth in the table below refer to beneficial ownership and are not indicative of the voting power with respect to such shares.

        The calculation of the percentage of beneficial ownership is based on 49,995,599 shares of common stock outstanding as of June 1, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned. Shares of common stock underlying outstanding warrants or options that are currently exercisable or exercisable within 60 days of June 1, 2006 are deemed outstanding for the purpose of computing the percentage of beneficial ownership of the person holding those options or warrants, but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

	Common Stock
Beneficial Owner	Number of Shares	Percent of Class(1)	Percent of Voting Power(2)
Cortlandt S. Dietler(3)	1,775,517	3.55%	3.35%
Donald H. Anderson(4)	422,304	*	*
Harold R. Logan, Jr.	297,268	*	*
William S. Dickey(5)	398,416	*	*
Randall J. Larson(6)	305,302	*	*
Erik B. Carlson(7)	199,020	*	*
Frederick W. Boutin(8)	285,868	*	*
John A. Hill	143,235	*	*
Bryan H. Lawrence(9)	3,305,064	6.48%	6.23%
Edwin H. Morgens(10)	255,555	*	*
Wayne W. Murdy(11)	9,627	*	*
Walter P. Schuetze(12)	25,000	*	*
Lehman Brothers Holdings Inc.(13)	3,033,221	5.83%	5.72%
Yorktown Energy Partners III, L.P.(14)	3,227,818	6.33%	6.09%
Dimensional Fund Advisors Inc.(15)	3,284,540	6.57%	6.19%
Barclays Global Investors Japan Trust and Banking Company Limited(16)	4,928,165	9.86%	9.29%
Morgan Stanley Capital Group Inc.(17)	5,545,150	9.99%	9.47%
All Directors and Executive Officers as a Group (12 Persons)(18)	7,422,176	14.45%	13.90%

*
Less than 1% of the shares of common stock deemed outstanding, assuming conversion of all of our preferred stock outstanding as of June 1, 2006 into common stock.

(1)
Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or other securities having conversion privileges owned by such person that are exercisable within sixty days of the date of this table (June 1, 2006) are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for computing the percentage of beneficial ownership.

(2)
The percentage of voting power column represents the combined voting power of our shares of common stock and preferred stock outstanding on June 1, 2006. The holders of our preferred stock vote together as a single class with the holders of the common stock, on an as-converted basis, on all matters submitted to a vote, other than the election of directors. As of June 1, 2006, there were 20,063 shares of our preferred stock outstanding convertible into 3,039,791 shares of common stock.

(3)
Includes 2,000 shares held by Mr. Dietler's spouse, as to which Mr. Dietler disclaims beneficial ownership.

(4)
Includes 130,000 shares issuable upon the exercise of outstanding options and 121,000 shares of restricted stock subject to vesting.

(5)
Includes 60,000 shares owned by DQ Investment Group, a family general partnership, of which Mr. Dickey is a general partner. Mr. Dickey disclaims beneficial ownership of these shares. Also includes 100,000 shares issuable upon exercise of outstanding options and 140,500 shares of restricted stock subject to vesting.

(6)
Includes 75,000 shares issuable upon exercise of outstanding options and 130,500 shares of restricted stock subject to vesting.

(7)
Includes 550 shares held in an IRA for the benefit of Mr. Carlson's spouse, and 3,840 shares and 3,725 shares held in trust for Mr. Carlson's son and daughter, respectively, as to all of which Mr. Carlson disclaims beneficial ownership. Also includes 30,000 shares issuable upon the exercise of outstanding options and 67,000 shares of restricted stock subject to vesting.

(8)
Includes 30,000 shares issuable upon the exercise of outstanding options and 57,500 shares of restricted stock subject to vesting.

(9)
Includes 3,227,818 shares reported as beneficially owned by Yorktown Partners LLC, of which 1,020,549 are issuable upon conversion of our preferred stock beneficially owned by Yorktown Partners LLC. Mr. Lawrence is a founder and an affiliate of Yorktown Partners LLC and disclaims beneficial ownership of these shares.

(10)
Includes 206,886 shares held by the Edwin Morgens and Linda Morgens 1993 Trust and 7,080 shares held by the Lauren W. Morgens 1999 Trust. Mr. Morgens disclaims beneficial ownership of these shares. Also includes 7,000 shares of restricted stock subject to vesting.

(11)
Includes 7,000 shares of restricted stock subject to vesting.

(12)
Includes 11,500 shares of restricted stock subject to vesting.

(13)
The number of shares shown as beneficially owned by Lehman Brothers Holdings Inc. ("Holdings") consists of 3,664 shares owned by Lehman Brothers Inc. ("LBI") and 3,029,557 shares beneficially owned by LB I Group Inc. ("Group") of which 2,019,242 shares are issuable upon the conversion of our preferred stock. Group is a wholly owned subsidiary of LBI which is a wholly owned subsidiary of Holdings. The address of Holdings, LBI and Group is 745 Seventh Avenue, New York, NY 10019. LBI has informed us that no individual natural person holds voting and investment power over such shares.

(14)
Yorktown Partners LLC, as investment manager to Yorktown Energy Partners III, L.P. as an agent through an irrevocable power of attorney, is deemed to beneficially own an aggregate of 3,227,818 shares of common stock, 1,020,549 of which are shares issuable upon conversion of our preferred stock. The address of Yorktown Partners LLC and Yorktown Energy Partners III, L.P. is 410 Park Avenue, New York, NY 10022. The natural person who holds voting and investor power over such shares is, to our knowledge, Peter A. Leidel.

(15)
Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor that furnishes investment advice to four registered investment companies, and serves as investment manager to other commingled group trusts and separate accounts, collectively referred to as the "Funds." All shares reported as beneficially owned by Dimensional are owned by its advisory clients, none of which, to the knowledge of Dimensional, owns more than 5% of our outstanding shares. In its roles as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares held by the Funds and may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of all of the shares held by the Funds. The address of Dimensional is address 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

(16)
Represents shares held by Barclays Global Investors Japan Trust and Banking Company Limited ("Barclays Japan") in trust accounts for the economic benefit of the beneficiaries of those accounts. Includes 4,928,165 shares beneficially owned by Barclays Global Investors, N.A. ("Barclays Global"), of which Barclays Global has sole voting power over 4,522,720 shares and sole dispositive power over 4,298, 165 shares, and 481,283 shares beneficially owned by Barclays Global Fund Advisors ("Barclays Fund"), of which Barclays Fund has sole voting and dispositive power. The address of Barclays Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibauya-Ku,

  Tokyo 150-0012 Japan. The address of Barclays Global and Barclays Fund is 45 Fremont Street, San Francisco, CA 94104.

(17)
Includes 5,500,000 shares of common stock issuable upon the exercise of outstanding warrants owned by Morgan Stanley Capital Group Inc. ("MSCGI"), 400 shares of common stock beneficially owned by Morgan Stanley & Co. Incorporated ("MSCI") and 44,750 shares of common stock beneficially owned by Morgan Stanley DW Inc. ("MSDW"). Each of MSCGI, MSCI and MSDW are wholly owned subsidiaries of Morgan Stanley, a Delaware Corporation. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The address of MSCGI is 2000 Westchester Avenue, Floor 01, Purchase, NY 10577.

(18)
Of such 7,422,176 shares, (a) 365,000 represent shares issuable upon the exercise of outstanding options, (b) 532,000 represent shares of restricted stock subject to vesting, (c) 1,020,549 represent shares of our common stock that are issuable upon conversion of preferred stock, and (d) directors and executive officers disclaim beneficial ownership with respect to 3,511,899 shares.

Future Stockholder Proposals

        We intend to hold an annual meeting in 2006 only if the merger is not completed. If we hold such an annual meeting, it will be more than 30 days after the anniversary date of the 2005 annual meeting. In order to be eligible for inclusion in our proxy materials for our 2006 annual meeting, if such meeting is held, written notice of any stockholder proposal must be received by us a reasonable time before we begin to print and mail our proxy materials for such annual meeting.

Multiple Stockholders Sharing One Address

        We are sending only one proxy statement to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Erik B. Carlson at (303) 626-8200 or write to TransMontaigne Inc. at 1670 Broadway, Suite 3100, Denver, Colorado 80202, Attention: Erik B. Carlson, Senior Vice President, General Counsel and Corporate Secretary. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner and if you did not receive an individual copy of this proxy statement, you can obtain a copy by contacting us in the same manner.

Where Stockholders Can Find Further Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any of our stockholders or a representative of a stockholder as so designated in writing.

        We make available on our website (www.transmontaigne.com) under "Investor Relations—SEC Filings," free of charge, our annual reports on Form 10-K, quarterly reports on 10-Q, current reports on 8-K and amendments to those reports as soon as reasonably practicable after we file such material with the SEC.

        Our stockholders may also read and copy any reports, statements or other information filed by us at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC located at http://www.sec.gov.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

        Stockholders should not rely on information other than that contained in this proxy statement, including the appendices to this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated                , 2006. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement to the extent necessary.

 APPENDIX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SEMGROUP, L.P.,

SEMGROUP SUBSIDIARY HOLDING, L.L.C.,

TMG ACQUISITION COMPANY

AND

TRANSMONTAIGNE INC.

DATED AS OF MAY 22, 2006

A-i

A-ii

A-iii

 AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

        AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May 22, 2006, by and among SemGroup, L.P., an Oklahoma limited partnership ("SemGroup LP"), SemGroup Subsidiary Holding, L.L.C., a Delaware limited liability company ("Parent"), TMG Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Co"), and TransMontaigne Inc., a Delaware corporation (the "Company"). Certain capitalized terms have the meanings given to such terms in Section 9.03.

RECITALS

        WHEREAS, SemGroup L.P., Parent and Merger Co and the Company entered into that Amended and Restated Agreement and Plan of Merger dated May 12, 2006, and now desire to amend and restate such agreement; and

        WHEREAS, the respective Boards of Directors of each of the Company and Merger Co, and the sole member of Parent, each deem it in the best interests of their respective stockholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Merger Co with and into the Company, and such Boards of Directors or sole member, as applicable, have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the "Company Board"), recommended that this Agreement be adopted by the Company's stockholders).

        NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.
THE MERGER

        Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Co shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Co shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        Section 1.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 11:00 a.m., Colorado time, no later than the second business day following the satisfaction or waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Morrison & Foerster LLP, 5200 Republic Plaza, 370 Seventeenth Street, Denver, Colorado 80202, unless another time, date and/or place is agreed to in writing by Parent and the Company (the date on which the Closing occurs, the "Closing Date").

        Section 1.03 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the parties hereto shall file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Merger Co and the Company shall agree and specify in the Certificate of

Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time."

        Section 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

        Section 1.05 Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of the Company shall be amended so as to read in its entirety in the form annexed hereto as Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and applicable Law.

          (b)   At the Effective Time, the by-laws of the Company shall be amended so as to read in its entirety in the form annexed hereto as Exhibit B and, as so amended, shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and applicable Law.

        Section 1.06 Directors and Officers. The directors of Merger Co immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Charter Documents of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Charter Documents of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE II.
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        Section 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Co, the Company or the holders of any of the following securities:

          (a)   Conversion of Company Common Stock. Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"; all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Common Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.01(c) and any Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive $11.25 in cash, without interest (the "Common Merger Consideration") payable upon surrender in the manner provided in Section 2.02 of the certificate that formerly evidenced such Common Shares subject to adjustment as provided in Section 2.01(e).

          (b)   Conversion of Company Preferred Stock. Each share of Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock"; all issued and outstanding shares of Company Preferred Stock being hereinafter collectively referred to as the "Preferred Shares" and, together with the Common Shares, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.01(c) and Dissenting Shares) shall automatically be converted into the right to receive the Preferred Merger Consideration, payable upon surrender in the manner provided in Section 2.02 of the certificate that formerly evidenced such Preferred Share, subject to adjustment as provided in Section 2.01(e).

          (c)   Cancellation of Treasury Stock and Parent and Merger Co-Owned Stock. Each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company and each share of Company Common Stock and Company Preferred Stock owned by Parent, Merger Co or any direct or indirect wholly owned subsidiary of Parent or Merger Co or any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (d)   Capital Stock of Merger Co. Each share of common stock, par value $0.01 per share, of Merger Co issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Co common stock shall evidence ownership of such shares of the Surviving Corporation.

          (e)   Adjustments. If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the Shares, the Merger Consideration shall be adjusted accordingly, without duplication, to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.02 Exchange of Certificates.

          (a)   Paying Agent. Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the "Paying Agent"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to Parent and the Company, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At or prior to the Effective Time, Parent shall cause cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Sections 2.01(a) and 2.01(b) (such cash being hereinafter referred to as the "Exchange Fund") to be deposited with the Paying Agent, for the benefit of the holders of Shares. The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying Agent as directed by the Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent on demand.

          (b)   Exchange Procedures Common Stock. As promptly as practicable after the Effective Time, but in any event within 10 days following the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Common Shares entitled to receive the Common Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Common Certificates") shall pass, only upon proper delivery of the Common Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Common Certificates in exchange for the Common Merger Consideration. Upon surrender to the Paying Agent of a Common Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Common Certificate shall be entitled to receive in exchange therefore the amount of cash that such holder has the right to receive in respect of the Common Shares formerly represented by such Common Certificate pursuant to

  Section 2.01(a), and the Common Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, payment of the Common Merger Consideration may be made to a Person other than the Person in whose name the Common Certificate so surrendered is registered if the Common Certificate representing such Common Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Common Merger Consideration to a Person other than the registered holder of such Common Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Common Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Common Merger Consideration to which the holder of such Common Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Common Certificates pursuant to the provisions of this Article II.

          (c)   Exchange Procedures Company Preferred Stock. As promptly as practicable after the Effective Time, but in any event within 10 days following the Effective Time, the Company shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of the Preferred Shares entitled to receive the Preferred Merger Consideration pursuant to Section 2.01(b), the Preferred Transmittal Letter. The Preferred Transmittal Letter shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Preferred Certificates" and together with the Common Certificates, the "Certificates") shall pass, only upon:

            (i)    surrender to the Paying Agent of (a) a Preferred Certificate, together with (b) the Preferred Transmittal Letter, duly completed and validly executed in accordance with the instructions thereto, and (c) such other documents as may be required pursuant to such instructions, including if elected by such holder in its discretion, such holder's specific request to exercise such holder's option to have the Company redeem such shares; or

            (ii)   surrender to the Paying Agent of (a) a Preferred Certificate for cancellation, together with (b) the Preferred Transmittal Letter, duly completed and validly executed in accordance with the instructions thereto, and (c) such other documents as may be required pursuant to such instructions.

        Following compliance with the procedure described in Section 2.02(c)(i), the holder of such Preferred Certificate shall be entitled to receive in exchange therefor the Preferred Redemption Value such holder has the right to receive in respect of the Preferred Shares formerly represented by such Preferred Certificate pursuant to Section 2.01(b), and the Preferred Certificate so surrendered shall forthwith be cancelled.

        Following compliance with the procedure described in Section 2.02(c)(ii), the holder of such Preferred Certificate shall be entitled to receive in exchange therefor the Preferred Conversion Value such holder has the right to receive in respect of the Preferred Shares formerly represented by such Preferred Certificate pursuant to Section 2.01(b), and the Preferred Certificate so surrendered shall forthwith be cancelled.

        Section 2.02(c)(ii) shall apply to all holders of Preferred Shares entitled to receive the Preferred Merger Consideration, except solely with respect to those holders of Preferred Shares who have elected to receive the Preferred Redemption Value under, and satisfied all requirements of, Section 2.02(c)(i) of this Agreement.

        In the event of a transfer of ownership of Preferred Shares that is not registered in the transfer records of the Company, payment of the Preferred Merger Consideration may be made to a Person other than the Person in whose name the Preferred Certificate so surrendered is registered if the Preferred Certificate representing such Preferred Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Preferred Merger Consideration to a Person other than the registered holder of such Preferred Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(c), each Preferred Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Preferred Merger Consideration to which the holder of such Preferred Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Preferred Certificates pursuant to the provisions of this Article II.

          (d)   No Further Rights. From and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except as otherwise provided herein or by Law.

          (e)   Exchange Fund for Dissenting Shares. Any portion of the Exchange Fund deposited with the Paying Agent pursuant to Section 2.02(a) to pay for Shares that become Dissenting Shares shall be delivered to the Parent upon demand following the filing of a petition for appraisal of the Shares with the Delaware Court of Chancery; provided, however, that Parent and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such Shares under Section 262 of the DGCL ("Section 262").

          (f)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Shares for 180 days after the Effective Time shall be delivered to the Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to the Parent and Surviving Corporation for, and Parent and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration; provided, however, that portion of the Exchange Fund attributable to the difference between the Preferred Conversion Value over the Preferred Redemption Value due to the election of the Redemption Option under Section 2.02(c)(i) (the "Preferred Excess Amount") shall be retained by the Parent and the holders of the Shares shall not have right or claim to such Preferred Excess Amount.

          (g)   No Liability. None of the Paying Agent, Parent, Merger Co or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

          (h)   Withholding Rights. Each of the Paying Agent, Parent, the Surviving Corporation and Merger Co shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to such payment under applicable Law and pay such withholding amount over to the appropriate taxing authority. To the extent that amounts are so properly withheld by the Paying Agent, Parent, the Surviving Corporation or Merger Co, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, Parent, the Surviving Corporation or Merger Co, as the case may be.

          (i)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

        Section 2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Paying Agent or Merger Co for any reason shall be cancelled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

        Section 2.04 Options, Warrants and Restricted Stock.

          (a)   Prior to the Effective Time, the Company shall take all actions necessary to ensure that, at the Effective Time, each option then outstanding to purchase shares of Company Common Stock (the "Company Stock Options") and each restricted stock award ("Restricted Stock Awards"), in each case granted under any plan, arrangement or agreement (the "Company Equity Plans") disclosed in Section 3.03 of Company Disclosure Schedule, whether vested or unvested, in the case of Company Stock Options, and whether or not subject to forfeiture, in the case of Restricted Stock Awards, shall:

            (i)    in the case of Company Stock Options, be cancelled by the Company in consideration for which the holder thereof shall thereupon be entitled to receive as soon as reasonably practicable after the Effective Time, a cash payment from the Company in respect of such cancellation in an amount (if any) equal to (A) the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option, whether or not then exercisable, and (y) the excess, if any, of the Common Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, minus (B) all applicable federal, state and local Taxes required to be withheld by the Company; and

            (ii)   in the case of Restricted Stock Awards, terminate all forfeiture restrictions and, pursuant to the terms of Section 2.02, cause the Paying Agent to pay to the holders thereof the Common Merger Consideration in respect of each share of Company Common Stock subject to such award held of record by such holder less all applicable federal, state and local Taxes required to be withheld by the Company with respect thereto.

          (b)   Subject to the terms and upon the conditions set forth herein, as of the Effective Time, the warrant to purchase shares of the Company Common Stock granted to Morgan Stanley Capital Group, Inc. on November 23, 2004 (the "Warrant") shall, in accordance with its terms and without any action on the part of the holder thereof, Company, Parent or Merger Co, no longer represent the right to receive shares of Company Common Stock upon the due exercise thereof, and shall thereafter represent the right to receive cash in accordance with the terms of the Warrant. Prior to the Effective Time, Company shall take any and all actions reasonably requested by Parent to effectuate this Section 2.04(b) as required by the Warrant, including, no later than 15 days prior to the Effective Time, delivering to the Warrant holder the notice required to be given by it pursuant to Section 10.4 of the Warrant.

        Section 2.05 Dissenting Shares.

          (a)   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands (and does not timely withdraw such demand) appraisal of such Shares (the "Dissenting Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder's Dissenting Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn, in accordance with Section 262 of the DGCL, or lost such stockholder's rights to appraisal of such Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such Shares in the manner provided in Section 2.02(b) and (c), as applicable.

        The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Co. that the statements contained in this Article III are true and correct, except as set forth in the Company Disclosure Schedule, the Company's and TransMontaigne Partners' most recent Annual Report (or Transition Report in the case of TransMontaigne Partners) on Form 10-K, each subsequent Quarterly Report on Form 10-Q and Current Report on Form 8-K, as applicable, and the Company's most recent Proxy Statement on Schedule 14A, in each case as filed with the SEC prior to the date of this Agreement. The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III, and the disclosure in any section or paragraph shall qualify (a) the corresponding section or paragraph in this Article III and (b) the other sections and paragraphs in this Article III to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs:

        Section 3.01 Organization and Qualification. Each of the Company and each of its Subsidiaries is a corporation, limited company, limited partnership, limited liability company or other business entity duly organized, validly existing and in good standing under the Law of the jurisdiction of its organization and has the requisite corporate, limited company, partnership, limited liability company or other business entity (as the case may be) power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have, individually or in the aggregate, a Company Material Adverse Effect. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of such Subsidiary, is set forth in Section 3.01 of the Company Disclosure Schedule. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business and is in good standing (in each instance where such concepts are legally applicable) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.02 Certificate of Incorporation and Bylaws. The Company has made available to Parent a complete and correct copy of the Charter Documents (or similar organizational documents), each as amended to date, of the Company and each Subsidiary. Such Charter Documents are in full force and effect.

        Section 3.03 Capitalization.

          (a)   The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share, consisting of 250,000 shares of Series A Convertible Preferred Stock, 100,000 shares of Series B Convertible Preferred Stock and 1,650,000 shares of undesignated preferred stock. As of December 31, 2005 (the "Capitalization Date") (i) 49,581,917 shares of Company Common Stock (which includes outstanding Restricted Stock Awards) were issued and outstanding, (ii) Company Stock Options to acquire 710,102 shares of Company Common Stock were outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) 5,500,000 shares of Company Common Stock were reserved for issuance under the Warrant, and (v) no shares of the Company's Series A Convertible Preferred Stock and 20,063 shares of the Company's Series B Convertible Preferred Stock, which are convertible into approximately 3,039,745 shares of Company Common Stock, were issued and outstanding. All of the shares of Company Common Stock and the Company's Series B Convertible Preferred Stock outstanding on the date of this Agreement are duly authorized, validly issued, fully paid and nonassessable. Since the Capitalization Date through the date of this Agreement, other than (A) in connection with the issuance of Common Shares pursuant to the exercise of outstanding Company Stock Options and Warrants, and Restricted Stock Awards, as set forth in Section 3.03 of the Company Disclosure Schedule, (B) in connection with the surrender to the Company of shares issued upon the "net exercise" of such Company Stock Options or Warrants and shares surrendered to the Company in connection with the payment of withholding Tax upon the vesting of such Restricted Stock Awards, and (C) the grant on March 31, 2006, of 450,000 shares of Company Common Stock pursuant to Restricted Stock Awards, there has been no change in the number of Shares of outstanding or reserved capital stock of the Company or the number of outstanding Company Stock Options, Warrant or Restricted Stock Awards.

          (b)   Section 3.03 of the Company Disclosure Schedule describes (i) all outstanding Company Stock Options and other rights to purchase or receive shares of Company Common Stock under the Company Equity Plans, as of the Capitalization Date, together with the expiration date, exercise price and number of shares subject thereto, (ii) the Warrant, together with the expiration date, exercise or strike price and number of shares subject thereto, (iii) the number of outstanding unvested shares constituting Restricted Stock Awards for Company Common Stock, as of the Capitalization Date, and (iv) the number of Restricted Stock Awards for Company Common Stock that, as of the date of this Agreement, have been approved by the Company Board, but have not yet been issued.

          (c)   Except as set forth in Section 3.03 of the Company Disclosure Schedule, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued capital stock or equity interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company or any Subsidiary, (ii) securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or equity interests of the Company or any Subsidiary, or (iii) equity equivalents, stock appreciation rights or phantom stock, ownership interests in the Company or any Subsidiary or similar rights. All shares of Company Common Stock subject to the Company Stock Options and Warrant set forth in Section 3.03 are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations or rights of the Company or any Subsidiary to repurchase, redeem (other than the redemption rights of the Company Preferred Stock) or otherwise acquire any securities or equity interests of the Company or any Subsidiary or to vote or to dispose of any shares of capital stock or equity interests of the Company or any Subsidiary except pursuant to the terms of Restricted Stock Awards. Except as set forth in Section 3.03 of the Company Disclosure Schedule, none of the Company or any Subsidiary is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities or equity interests of the Company or any Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities or equity interests of the Company or of any Subsidiary. No dividends on the Company Common Stock have been declared or paid from December 31, 2005 through the date of this Agreement. All of the Shares have been issued by the Company in compliance with applicable federal securities Law. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company's stockholders may vote.

          (d)   Each outstanding share of capital stock (or other unit of equity interest) of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable (where such concepts are legally applicable) and was issued free of preemptive (or similar) rights, and, except as set forth in Section 3.01 of the Company Disclosure Schedule, each such share or unit (other than directors' qualifying shares in the case of non-United States Subsidiaries) is owned by the Company, by one or more wholly-owned Subsidiaries, or by the Company and one or more wholly-owned Subsidiaries, free and clear of all options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever.

          (e)   Section 3.03 of the Company Disclosure Schedule also lists any and all Persons of which the Company directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of, to the Company's knowledge, greater than 5% but less than 50% (collectively, the "Investments"). Except as set forth in Section 3.03 of the Company Disclosure Schedule, the Company or a Subsidiary, as the case may be, owns all Investments free and clear of all Liens, and there are no outstanding contractual obligations of the Company or any Subsidiary permitting the repurchase, redemption or other acquisition of any of its interest in the Investments or requiring the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, provide any guarantee with respect to, or assume, endorse or otherwise become responsible for the obligations of, any Investment.

          (f)    The General Partner is a single member Delaware limited liability company, and the sole member of the General Partner is a wholly-owned Subsidiary of the Company.

          (g)   As of the Capitalization Date (i) 3,972,500 Common Units were issued and outstanding, of which 2,500 were owned of record and beneficially by the Company or any Subsidiary, (ii) 3,322,266 Subordinated Units were issued and outstanding, of which 2,872,266 were owned of record and beneficially by Subsidiaries of the Company and 450,000 were owned, to the Company's knowledge, by an affiliate of Morgan Stanley Capital Group, Inc., (iii) all of the General Partner Interests, which include all Incentive Distribution Rights, are owned by the General Partner, and (iv) no Common Units or Subordinated Units were owned by, or held in the treasury of, TransMontaigne Partners. Section 3.03 of the Company Disclosure Schedule sets forth, as of the date hereof, the number of Common Units purchased by TransMontaigne Services Inc. to be awarded as restricted Common Units to employees of TransMontaigne Services Inc. pursuant to the MLP Equity Plan, and in exchange for, and in cancellation of, up to 58,000 Phantom Units (as defined in the MLP Equity Plan) approved by the General Partner on March 1, 2006 and to be awarded on March 31, 2006. All of the Partnership Interests issued and outstanding on the date of this Agreement are duly authorized and validly issued, fully paid and nonassessable in accordance with the terms of the TransMontaigne Partners Partnership Agreement. No options to purchase Partnership Interests have been granted under the MLP Equity Plan.

          (h)   Except as set forth above or in Section 3.03 of the Company Disclosure Schedule, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which TransMontaigne Partners or any MLP Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued Common Units and Subordinated Units of TransMontaigne Partners or the equity interests of any MLP Subsidiary or obligating TransMontaigne Partners or any MLP Subsidiary to issue or sell any Partnership Interests in or debt securities of, TransMontaigne Partners or any MLP Subsidiary, (ii) securities of TransMontaigne Partners convertible, exchangeable or exercisable for Partnership Interests or shares of capital stock or other equity interests of TransMontaigne Partners or any MLP Subsidiary, or (iii) equity equivalents, stock appreciation rights or phantom stock, ownership interests in TransMontaigne Partners or any MLP Subsidiary or similar rights. Each outstanding Partnership Interest of TransMontaigne Partners and each outstanding equity interest of any MLP Subsidiary is duly authorized, validly issued, fully paid and nonassessable (where such concepts are legally applicable) and is owned by TransMontaigne Partners, or by one or more wholly-owned MLP Subsidiaries.

        Section 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company (the "Other Transactions"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or such Other Transactions (other than the Stockholder Approval and the filing of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Co, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Law relating to fraudulent transfers), reorganization, moratorium or similar Law affecting creditors' rights generally and subject to the effect of general principles of equity.

        Section 3.05 No Conflict; Required Filings and Consents.

          (a)   Except as set forth in Section 3.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions will not, (i) conflict with, violate or result in a breach of the Charter Documents of the Company, TransMontaigne Partners or the General Partner, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, conflict with or violate any U.S. federal, state or local or foreign statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a loss of a material benefit under, give rise to a material obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a "Contract") to which the Company or any Subsidiary is a party or by which the Company, or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, tribunal, judicial or arbitral body (a "Governmental Authority"), by the Company or any Subsidiary except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the competition or merger control Law of any other applicable jurisdiction, (iii) the filing by the Company with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), (iv) any filings required by, and any approvals required under, the rules and regulations of the New York Stock Exchange (the "NYSE"), (v) the filing of appropriate merger documents as required by the DGCL, (vi) filing and notification requirements of the Federal Energy Regulatory Commission, and (vii) such other consents, approvals, authorizations or permits, or such filings or notifications, the failure of which to obtain or make would not have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected to prevent or delay the Closing beyond the Expiration Date.

        Section 3.06 Permits; Compliance.

          (a)   Each of the Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") and no default has occurred under any such Company Permit, and no written notice of violation has been received from any Governmental Authority, except where the failure to have, or the suspension or cancellation of, or defaults under, or violations of, any Company Permit would not have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, to the knowledge of the Company, neither it nor any Subsidiary has received any written notification from any Governmental Authority threatening to revoke any such Person's Company Permit, the revocation of which Company Permit would have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except for employment and employee benefit matters (which are the subject of Section 3.11), Taxes (which are the subject of Section 3.15), and environmental matters (which are the subject of Section 3.16), each of the Company and each Subsidiary is, and at all times since July 1, 2002 (or, if later, its inception) has been, in compliance with any Law applicable to such entity or by which any property or asset of such entity is bound or affected, and has not received written notice of any violation of any such Law, except such instances of non-compliance and such violations as would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The Company and TransMontaigne Partners have made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") with respect to the Company's and TransMontaigne Partners' filings pursuant to the Exchange Act. Each of the Company and TransMontaigne Partners has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13(a)-15 to ensure that material information relating to the Company and TransMontaigne Partners, as applicable, including its respective consolidated Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of the Company's and TransMontaigne Partners', as applicable, filings with the SEC and other public disclosure documents. Each of the Company and TransMontaigne Partners is in compliance with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange except where such non-compliance would not reasonably be expected to prevent or delay the Closing beyond the Expiration Date.

          (d)   (i) The Company has disclosed, based on its most recent evaluation of internal controls, to the Company's auditors and its audit committee: (A) all significant deficiencies and material weaknesses known to the Company in the design or operation of its internal controls that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, (B) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in internal controls, and (C) the Company has not received a complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any such complaint, allegation assertion or claim that the Company has engaged in questionable accounting or auditing practices.

            (ii)   TransMontaigne Partners has disclosed, based on its most recent evaluation of internal controls, to the TransMontaigne Partners' auditors and its audit committee: (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect TransMontaigne Partners' ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, known to TransMontaigne Partners that involves management or other employees who have a significant role in TransMontaigne Partners' internal control over financial reporting.

          (e)   As of the date hereof, the Company has not identified any material weaknesses in the design or operation of internal controls over financial reporting which has not been remedied in all material respects.

          (f)    Since July 30, 2002, (or, if later, since inception) none of the Company, any Company Subsidiary, TransMontaigne Partners or any MLP Subsidiary has extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in violation of Section 13(k) of the Exchange Act.

        Section 3.07 SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   Each of the Company and TransMontaigne Partners has filed all forms, reports, statements, schedules, certifications and other documents required to be filed by it with the SEC since July 1, 2002 (or, if later, since inception) (collectively, the "SEC Reports"). The SEC Reports (including any documents or information incorporated by reference therein and including any management's discussion and analysis of financial condition and results of operations, financial statements (including notes thereto) or schedules included therein) (i) at the time they were filed complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary (other than (A) the Subsidiaries listed as guarantors on the registration statement filed with respect to the Notes and (B) TransMontaigne Partners) is or has been required to file any form, report, statement, schedule, certification or other document with the SEC. Except as described in Section 3.07 of the Company Disclosure Schedule, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the SEC Reports.

          (b)   Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and the requirements of Regulation S-X under the Securities Act) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company or TransMontaigne Partners, as applicable, and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments and, in the case of pro forma financial statements, to the qualifications stated therein). All of the Subsidiaries are consolidated with the Company for accounting purposes and all of the MLP Subsidiaries are consolidated with TransMontaigne Partners for accounting purposes.

          (c)   Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2005, included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) of a type that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries or the notes thereto, except for liabilities and obligations (i) incurred in connection with the transactions contemplated hereby, (ii) incurred in the ordinary course of business and in a manner consistent with past practice since December 31, 2005, or (iii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   Except as and to the extent set forth on the consolidated balance sheet of TransMontaigne Partners as of December 31, 2005, included in the TransMontaigne Partners' Transitional Report on Form 10-K for the period ended December 31, 2005, neither TransMontaigne Partners nor any MLP Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) of a type that would be required by GAAP to be reflected on a consolidated balance sheet of TransMontaigne Partners and its Subsidiaries or the notes thereto, except for liabilities and obligations (i) incurred in connection with the transactions contemplated hereby, if any, (ii) incurred in the ordinary course of business and in a manner consistent with past practice since December 31, 2005, or (iii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.08 Affiliate Transactions. Except as set forth in the SEC Reports or as contemplated by this Agreement, there are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than any of its Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        Section 3.09 Absence of Certain Changes or Events. From December 31, 2005 through the date of this Agreement, there has not occurred any Company Material Adverse Effect. Since December 31, 2005, and prior to the date of this Agreement, except as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice and (b) except as set forth in Section 3.09 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has taken any action or agreed to take any action that would be prohibited by clauses (a) through (q) of Section 5.01 if taken after the date hereof.

        Section 3.10 Absence of Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an "Action") pending or, to the knowledge of the Company, threatened in writing against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority or arbitrator except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.11 Employee Benefit Plans.

          (a)   Section 3.11 of the Company Disclosure Schedule lists (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements; and (ii) all material employment, termination, severance or other contracts, agreements or commitments to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has or may reasonably be expected to have any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Subsidiary (collectively, the "Plans"). The Company has made available to Merger Co a true and complete copy (where applicable) of (i) each Plan (or, where a Plan has not been reduced to writing, a summary of all material Plan terms of such Plan), (ii) each trust or funding arrangement prepared in connection with each such Plan, (iii) the most recently filed annual report on Internal Revenue Service ("IRS") Form 5500 or any other annual report required by applicable Law, (iv) the most recently received IRS determination letter for each such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, (vi) the most recent summary plan description, any summaries of material modification, any employee handbooks, and any material written communications (or a description of any material oral communications) by the Company or the Subsidiaries to any current or former employees, consultants, or directors of the Company or any Subsidiary concerning the extent of the benefits provided under a Plan.

          (b)   None of the Company or any Subsidiary or any other Person or entity that, together with the Company or any Subsidiary, is or was treated as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (each, together with the Company and any Subsidiary, an "ERISA Affiliate"), has now or at any time within the past six years (and in the case of any such other Person or entity, only during the period within the past six years that such other Person or entity was an ERISA Affiliate) contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, including a "defined benefit plan", as defined in Section 3(35) of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or the comparable provisions of any other applicable Law); (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA; or (iv) any plan, program or arrangement that provides for post-retirement or other post-employment welfare benefits (other than for health care continuation as required by Section 4980B of the Code or any similar statute). No Plan exists that would reasonably be expected to result in the payment to any present or former employee, director or consultant of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee, director or consultant of the Company or any Subsidiary as a result of the consummation of the Merger or any Other Transaction (whether alone or in connection with any other event).

          (c)   Except as specified in Section 3.11 of the Company Disclosure Schedule, each Plan that is intended to be qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the IRS that the Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to result in the revocation of such letter.

          (d)   Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Law, except to the extent such noncompliance would not have a Company Material Adverse Effect.

          (e)   With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, except for those that would not have a Company Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of the Company, threatened, except for those that would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (f)    Neither the Company nor any of its Subsidiaries maintains any Plan that is not subject to United States Law.

          (g)   Section 3.11 of the Company Disclosure Schedule discloses whether each Benefit Plan that is an "employee welfare benefit plan" as defined in ERISA is (i) unfunded or self-insured, (ii) funded through a "welfare benefit fund," as such term is defined in Code Section 419(e) or other funding mechanism or (iii) insured. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each such employee welfare benefit plan may be amended or terminated without liability (other than benefits then payable under such plan without regard to such amendment or termination) to the Company or any Subsidiary at any time.

        Section 3.12 Labor and Employment Matters. Neither the Company nor any Subsidiary is, or at any time has been, a party to any collective bargaining agreement or other labor union agreements applicable to Persons employed by the Company or any Subsidiary. Except as disclosed in Section 3.12 of the Company Disclosure Schedule, there are no employees represented by a works council or a labor organization or, to the knowledge of the Company, activities or proceedings of any labor union to organize any such employees. No work stoppage, slowdown or labor strike against the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened in writing. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries (a) have no direct or indirect liability with respect to any misclassification of any Persons as an independent contractor rather than as an employee and (b) are in compliance with all applicable Law respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to their employees. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no charges, appeals or Actions against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened in writing, before or by the Equal Employment Opportunity Commission, the Department of Labor, Occupational Safety and Health Administration, the National Labor Relations Board or any other comparable Governmental Authority. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary has received notice during the past three years of the intent of any Governmental Authority responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers' compensation laws to conduct an investigation of or affecting the Company or a Subsidiary and, to the knowledge of the Company, no such investigation is in progress. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing by the Company or Company Subsidiaries pursuant to any workplace safety and insurance/workers' compensation Laws; neither the Company nor any Company Subsidiary has been reassessed in any material respect under such Laws during the past three years; there are no claims that may affect the accident cost experience of the Company or any Subsidiary.

        Section 3.13 Real Property.

          (a)   Section 3.13(a) of the Company Disclosure Schedule lists by address each parcel of real property in which the Company or any Subsidiary has fee title interest that is currently used in and material to the conduct of the business of the Company and the Subsidiaries, taken as a whole (the "Owned Properties").

          (b)   Section 3.13(b) of the Company Disclosure Schedule lists by address each parcel of real property leased or subleased by the Company or any Subsidiary that is currently used in and material to the conduct of the business of the Company and the Subsidiaries, taken as a whole (together with the Owned Properties, the "Properties"), with any guaranty given by the Company or any Subsidiary in connection therewith. To the best of Company's knowledge, the Company or one of its Subsidiaries has a defensible fee simple title to or valid leasehold interest in all of the Properties, free and clear of all Liens, except (i) Liens for current taxes and assessments not yet past due, (ii) inchoate mechanics' and materialmen's Liens for construction in progress, (iii) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, and (iv) all Liens and other imperfections of title (including matters of record) and encumbrances that do not materially interfere with the conduct of the business of the Company and the Subsidiaries, taken as a whole, or would not have a Company Material Adverse Effect (collectively, "Permitted Liens"). True and complete copies of all agreements under which the Company or any of its Subsidiaries owns, leases or subleases the Properties have been made available to Parent. Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has the right to the use and occupancy of the Properties, subject to the terms of the applicable deed, lease or sublease relating thereto and Permitted Liens.

        Section 3.14 Intellectual Property. The Company or its Subsidiaries owns or has the right to use all Intellectual Property necessary to conduct the Company's business as presently conducted, except as would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect. The conduct of the Company's and its Subsidiaries' business or use of the Intellectual Property does not infringe, violate, misappropriate or misuse any intellectual property rights or any other proprietary right of any Person or give rise to any obligations to any Person as a result of co-authorship, except in each case for exceptions that would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect.

        Section 3.15 Taxes.

          (a)   Except as would not have a Material Adverse Tax Effect, (i) the Company and the Subsidiaries have timely filed or caused to be filed or will timely file or cause to be filed (taking into account any extension of time to file granted or obtained) all Tax Returns required to be filed by them, and any such filed Tax Returns are true, correct and complete, (ii) the Company and the Subsidiaries have timely paid or will timely pay any Taxes due and payable, except to the extent that such Taxes are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP, (iii) without taking into account any transactions contemplated by this Agreement and based upon activities to date, adequate reserves in accordance with GAAP have been established by the Company and the Subsidiaries for all Taxes not yet due and payable in respect of taxable periods ending on or prior to the date hereof and (iv) all amounts of Tax required to be withheld by the Company and its Subsidiaries have been or will be timely withheld and paid over to the appropriate Governmental Authority. "Material Adverse Tax Effect" means, for purposes of this Section 3.15, any and all adverse tax consequences under any subsection of this Section 3.15 that are not adequately provided for in reserves established in accordance with GAAP and which in the aggregate would have an adverse cash consequence equal to or greater than $3,000,000.

          (b)   Except as would not have a Material Adverse Tax Effect, no deficiency for any amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any Subsidiary (or, to the knowledge of the Company, has been threatened or proposed), except for deficiencies that have been satisfied by payment, settled or been withdrawn or which are being contested in good faith and are Taxes for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP. Except as would not have a Material Adverse Tax Effect, there are no liens for any Taxes, other than liens for current Taxes and assessments not yet past due or that are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP, on the assets of the Company or any Subsidiary.

          (c)   (i) Except as would not have a Material Adverse Tax Effect, there are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of any Taxes of the Company or any Subsidiary with respect to which the Company or a Subsidiary has been notified in writing. (ii) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of an alleged Tax deficiency in excess of $1,000,000 or agreed to any extension of time with respect to an assessment or deficiency for an amount of Taxes in excess of $1,000,000 (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

          (d)   Neither the Company nor any Subsidiary is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a material payment or indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial lending agreements).

          (e)   Neither the Company nor any of its Subsidiaries is required to make any disclosure to the Internal Revenue Service with respect to a "reportable transaction" pursuant to section 1.6011-4(b)(1) of the Treasury Regulations promulgated under the Code.

          (f)    Neither the Company nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation section 1.1502-6 (or any similar provision of Law), as a transferee, successor, by contract or otherwise.

          (g)   Neither the Company nor any Subsidiary has distributed the stock of another company in a transaction that was purported or intended to be governed by section 355 or section 361 of the Code.

        Section 3.16 Environmental Matters.

          (a)   Section 3.16 of the Company Disclosure Schedule sets forth (i) a site-by-site analysis of each location owned or leased by the Company or any of its Subsidiaries at which the Company or such Subsidiary has primary responsibility for any environmental remediation activity that is ongoing as of the date of this Agreement, (ii) a description of each other location that (A) is owned or leased by a third party at which the Company or any of its Subsidiaries is in the chain of legal title, but in respect of which the Company or such Subsidiary is not primarily responsible for any environmental remediation activity that is ongoing as of the date of this Agreement or (B) is owned or leased by the Company or any of its Subsidiaries and in respect of which the Company or such Subsidiary is not primarily responsible for any environmental remediation activity that is ongoing as of the date of this Agreement, and (iii) a listing of each notice filed by the Company or any Subsidiary since July 1, 2001 under any Law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, except for any such notices required in connection with any application for environmental permits or annual reporting requirements in the ordinary course of business.

          (b)   Except as disclosed in Section 3.16 of the Company Disclosure Schedule and except where the aggregate of all such violations or failures to comply could not reasonably be expected to have a Company Material Adverse Effect:

            (i)    the operations of the Company and each of its Subsidiaries comply with all applicable Environmental Laws and the Company and each Subsidiary possess and comply, and have complied, with all applicable Environmental Permits required under such laws to operate their business as currently operated;

            (ii)   none of the operations of the Company or any of its Subsidiaries is the subject of any judicial or administrative proceeding by or on behalf of any Person alleging the violation of any Environmental Law;

            (iii)  none of the operations of the Company or any of its Subsidiaries is the subject of any investigation by a Governmental Authority evaluating whether the Company or any of its Subsidiaries disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment; and

            (iv)  neither the Company nor any of its Subsidiaries have any contingent liability of which the Company has knowledge in connection with any release of any Materials of Environmental Concern into the environment, nor has the Company or any of its Subsidiaries received any notice or letter advising it of potential liability arising from the disposal of any Materials of Environmental Concern into the environment.

          (c)   There has been no release or threatened release of Materials of Environmental Concern that would be reasonably expected to cause any liability to the Company or any Company

  Subsidiary under applicable Environmental Law at any current or former property owned or operated by the Company or any Company Subsidiary or any predecessor thereof or any off-site facility to which the Company or any Company Subsidiary or any predecessor thereto shipped Materials of Environmental Concern for treatment, storage, handling or disposal, except where the potential liability, after giving effect to the third-party environmental indemnification agreements set forth on Section 3.16 of the Disclosure Schedule, would not, individually or in the aggregate, reasonably be expected to have or result in a Company Material Adverse Effect.

        Section 3.17 Insurance. The Company has in full force and effect the insurance coverage with respect to its business and the businesses of its Subsidiaries set forth in Section 3.17 of the Company Disclosure Schedule. There is no claim pending (i) under any Directors and Officers liability insurance, or (ii) in excess of $1,000,000 under any other insurance as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. Except for (x) any broad-based increases in insurance premiums that affect industries in which the Company and its Subsidiaries conduct their business, so long as such changes, fluctuations or conditions do not adversely affect the Company or its Subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, and (y) as set forth in Section 3.17 of the Company Disclosure Schedule, the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        Section 3.18 Specified Contracts.

          (a)   Except as would not have a Company Material Adverse Effect or as specified in Section 3.18 of the Company Disclosure Schedule, (i) each Specified Contract is a legal, valid and binding obligation of the Company or a Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Law relating to fraudulent transfers), reorganization, moratorium or similar Law affecting creditors' rights generally and subject to the effect of general principles of equity, (ii) to the knowledge of the Company, each Specified Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Law relating to fraudulent transfers), reorganization, moratorium or similar Law affecting creditors' rights generally and subject to the effect of general principles of equity, (iii) neither the Company nor any of its Subsidiaries is and, to the Company's knowledge, no counterparty is, in breach or violation of, or in default under, any Specified Contract, (iv) none of the Company or any of the Subsidiaries has received any written claim of default under any Specified Contract and (v) to the Company's knowledge, no event has occurred that would result in a breach or violation of, or a default under, any Specified Contract (in each case, with or without notice or lapse of time or both).

          (b)   For purposes of this Agreement, the term "Specified Contract" means any of the following Contracts (together with all exhibits and schedules thereto) to which the Company or any Subsidiary is a party:

            (i)    any limited liability company agreement, joint venture or other similar agreement or arrangement with respect to any material business of the Company and the Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary;

            (ii)   any Contract relating to or evidencing Indebtedness in an amount in excess of $5,000,000, other than equipment leases that are treated as operating leases in accordance with GAAP and entered into in the ordinary course of business;

            (iii)  any Contract filed or required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed or required to be disclosed by the Company in a Current Report on Form 8-K, other than Plans disclosed in Section 3.11(a);

            (iv)  any Contract that purports to limit the right of the Company or the Subsidiaries (A) to engage or compete in any line of business or (B) to compete with any Person or operate in any geographic area, in the case of each of (A) and (B), in any respect material to the business of the Company and the Subsidiaries, taken as a whole, or that purports to limit the right of any Affiliate of the Company or any of the subsidiaries (other than the Company or one of its Subsidiaries) to engage or compete in any line of business or to compete with any Person or operate in any geographic area;

            (v)   any Contract that (A) contains most favored customer pricing provisions (other than pricing provisions governed by reference to a pricing service or other third-party pricing mechanism) with any third party (other than Contracts terminable by the Company or applicable Subsidiary upon not more than 60 days notice without incurring premium or penalty entered into in the ordinary course of business consistent with past practice) or (B) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person (other than the Company or any of its Subsidiaries);

            (vi)  any Contract entered into after July 1, 2005 or not yet consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person for an aggregate consideration under such Contract in excess of $10,000,000 individually, or $20,000,000 in the aggregate or any contract for the disposition of the assets of the Company to the MLP;

            (vii) any Contract of the type specified in Section 5.01(m) or between or among the Company or a Subsidiary, on the one hand, and any of their respective Affiliates (other than the Company or any Subsidiary), on the other hand, that involves amounts of more than $60,000 (other than contracts or agreements included in Section 3.18(b)(iii));

            (viii)   any acquisition Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification (other than environmental remediation and indemnification obligations, which are expressly covered in Section 3.16), "earn-out" or other contingent payment obligations, except for any such earn-out or contingent payment obligations for which the Company has properly accrued a liability on its financial statements referred to in Section 3.07(c) in accordance with GAAP;

            (ix)  any Contract that, individually or in the aggregate, would, or would reasonably be expected to, prevent or delay beyond the Expiration Date the Company's ability to consummate the transactions contemplated by this Agreement;

            (x)   any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any Subsidiary would be required to purchase or sell, as applicable, any ownership interests of any Person;

            (xi)  each Contract in effect on December 31, 2005, or, to the knowledge of the Company, in effect on the date hereof, with (A) each of the five largest (by anticipated dollar amount in 2006) customers of the Company and its Subsidiaries for terminaling services and (B) each of the five largest (by anticipated dollar amount in 2006) customers of the Company and its Subsidiaries for delivery of refined petroleum products;

            (xii) any Contract with any supplier of, or vendor or provider of services to, the Company or any Subsidiary (other than for purchase of product inventory) providing for minimum annual payments from the Company and its Subsidiaries in excess of (A) $500,000, with respect to operating leases (other than real estate leases set forth in Section 3.13 of the Company Disclosure Schedule) and (B) $1,000,000 with respect to other contractual obligations, in each case, that was in effect as of December 31, 2005, or, to the knowledge of the Company, in effect on the date hereof, and having payments in excess of such amount due in calendar 2006, or any subsequent year.

        A true and complete list of the Specified Contracts referred to in subsections (i) through (xii) above is set forth in Section 3.18 of the Company Disclosure Schedule, except for Specified Contracts filed prior to the date hereof as exhibits to SEC Reports. The Company has made available to Parent true and correct copies of each Specified Contract.

        Section 3.19 Board Approval; Vote Required.

          (a)   The Company Board by resolutions duly adopted at a meeting duly called and held, which resolutions, subject to Section 6.04, have not been subsequently rescinded, modified or withdrawn in any way, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) duly (i) determined that this Agreement, the Merger and the Other Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the Other Transactions and declared their advisability, and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting. Assuming the accuracy of Parent's representations and warranties in Section 4.09, the approval of this Agreement by the Company Board constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL ("Section 203") and represents the only action necessary to ensure that the restrictions of Section 203 do not apply to the execution and delivery of this Agreement or the consummation of the Merger and the Other Transactions. No "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under state or federal Law in the United States (with the exception of Section 203) applicable to the Company is applicable to the transactions contemplated by this Agreement.

          (b)   Assuming the accuracy of Parent's representations and warranties set forth in Section 4.09, the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement or consummate the Merger and the Other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the Company Preferred Stock (voting on an as converted basis as provided in the Certificate of Designations governing the terms of the Company Preferred Stock), voting together as a single class, in favor of the adoption of this Agreement (the "Stockholder Approval").

        Section 3.20 Brokers. No broker, finder or investment banker other than UBS Securities LLC is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all agreements under which any fees or expenses are or may be payable to UBS Securities LLC.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CO

        Each of Parent and Merger Co, jointly and severally, hereby represents and warrants to the Company that, except as set forth in the Parent Disclosure Schedule:

        Section 4.01 Corporate Organization. Parent is a limited liability company and Merger Co is a corporation, each duly organized, validly existing and in good standing under the Law of the State of

Delaware; and each has the requisite limited liability company or corporate power and authority, as applicable, and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or delay consummation of the Merger beyond the Expiration Date or otherwise prevent or materially delay either Parent or Merger Co from performing its obligations under this Agreement.

        Section 4.02 Charter Documents. Each of Parent and Merger Co has heretofore furnished to the Company a complete and correct copy of its Charter Documents as amended to date. Such Charter Documents are in full force and effect.

        Section 4.03 Authority Relative to This Agreement. Each of Parent and Merger Co has all necessary limited liability company or corporate or other power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger have been duly and validly authorized by all necessary corporate or other action, and no other corporate or other proceedings on the part of Parent or Merger Co are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Co and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Co, enforceable against each of Parent and Merger Co in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Law relating to fraudulent transfers), reorganization, moratorium or similar Law affecting creditors' rights generally and subject to the effect of general principles of equity.

        Section 4.04 No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by each of Parent and Merger Co do not, and the performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger will not, (i) conflict with or violate the respective Charter Documents of Parent or Merger Co, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to either Parent or Merger Co or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of either Parent or Merger Co pursuant to any Contract to which either Parent or Merger Co is a party or by which either Parent or Merger Co or any of their respective properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or delay beyond the Expiration Date consummation of the Merger or otherwise prevent or delay beyond the Expiration Date either Parent or Merger Co from performing its material obligations under this Agreement.

          (b)   The execution and delivery of this Agreement by each of Parent and Merger Co do not, and the performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for those consents, approvals, authorizations, or permits or such filings or notifications referred to in Section 3.05(b)(i) through (vi), and such other consents, approvals, authorizations or permits or such filings or notifications, the failure of which to obtain or make, would not, individually or in the aggregate, prevent or delay beyond the Expiration Date the consummation of the Merger or otherwise prevent or delay beyond the Expiration Date either Parent or Merger Co from performing its material obligations under this Agreement.

        Section 4.05 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent and Merger Co, threatened, in writing against either Parent or Merger Co or any of their Affiliates before any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger. As of the date of this Agreement, neither Parent nor Merger Co nor any of their Affiliates, including their officers and directors, is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that, in each case would or seeks to delay or prevent beyond the Expiration Date the consummation of the Merger.

        Section 4.06 Operations of Merger Co. Merger Co was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        Section 4.07 Financing. Parent has and will have at the Effective Time sufficient funds (including pursuant to any existing or committed credit facilities) to enable it to pay the aggregate Merger Consideration and all related fees and expenses (such funds the "Financing"). The Financing will not cause (i) the fair salable value of the assets of the Surviving Corporation to be less than the total amount of its existing liabilities; (ii) the fair salable value of the assets of the Surviving Corporation to be less than the amount that will be required to pay its probable liabilities on its existing debts as they mature; (iii) the Surviving Corporation not to be able to pay its existing debts as they mature; or (iv) the Surviving Corporation to have an unreasonably small capital with which to engage in its business.

        Section 4.08 Brokers. The Company will not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of either Parent or Merger Co.

        Section 4.09 Ownership of Company Common Stock. Neither Parent nor any of Parent's "Affiliates" or "Associates" directly or indirectly "owns," and at all times during the two-year period prior to the date of this Agreement, neither Parent nor any of Parent's Affiliates directly or indirectly has "owned," beneficially or otherwise, 10% or more of the outstanding Company Common Stock, as those terms are defined in Section 203 of the DGCL.

ARTICLE V.
CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and the Company shall, and shall cause each of the Subsidiaries to, use its reasonable best efforts consistent with past practice to preserve substantially intact the business organization of the Company and the Subsidiaries, to preserve the assets and properties of the Company and the Subsidiaries in good repair and condition, to keep available the services of its present officers and employees and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other Persons with which the Company or any Subsidiary has material business relations, in each case in the ordinary course of business and in a manner consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned:

          (a)   amend or otherwise change the Charter Documents of the Company or the General Partner;

          (b)   issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than (i) the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options and Warrant outstanding on the date hereof and set forth in Section 3.03 of the Company Disclosure Schedule, or (ii) the issuance of shares of Company Common Stock or options therefor (A) to newly hired or promoted employees of the Company or any Subsidiary (other than executive officers of the Company) pursuant to the Company Equity Plans in the ordinary course of business consistent with past practice or (B) to any Person in connection with any acquisition by the Company or any Subsidiary made in accordance with Section 5.01(e)(i);

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, other than scheduled dividends on the Company Preferred Stock, except for dividends by any direct or indirect wholly owned Subsidiary to the Company or any other wholly owned Subsidiary;

          (d)   reclassify, combine, split, subdivide or, other than as required by the terms of outstanding Company Stock Options or Restricted Stock Awards, redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of the Company or any Subsidiary;

          (e)   (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business or business organization or any division or business unit thereof in any other Person, other than the Authorized Acquisition; (ii) incur, guarantee or modify, either individually or in the aggregate, any Indebtedness in excess of $10,000,000 in principal amount outstanding at any time, other than the incurrence of Indebtedness under the Company Credit Facility in the ordinary course of business consistent with past practice; (iii) authorize, or make any commitment with respect to, any capital expenditures which are, in the aggregate, in excess of $10,000,000; (iv) enter into any new line of business; (v) other than in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, Persons other than wholly owned Subsidiaries or (vi) sell, lease, license, encumber or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) assets having an aggregate value from the date of this Agreement to the Expiration Date of greater than $10,000,000 (excluding sales of inventory in the ordinary course of business); provided that, anything in this Section 5.01 to the contrary notwithstanding, neither the Company nor any Subsidiary shall sell, contribute or otherwise dispose of (A) any Partnership Interests (other than Common Units under the MLP Equity Plan) or any equity interest in the General Partner, (B) the common stock, par value $0.01 per share of Lion Oil Company, an Arkansas corporation, or (C) any assets to TransMontaigne Partners, except for the Authorized Acquisition and except pursuant to the exercise by TransMontaigne Partners of its rights to purchase assets from the Company and its Subsidiaries pursuant to the terms of the Omnibus Agreement;

          (f)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger);

          (g)   (i) make any increase in the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former officers, except for increases required under employment agreements existing on the date hereof and disclosed to Parent prior to the date hereof; (ii) make any increase in the Company's employee compensation expense in the aggregate other than increases at the time and in amounts consistent with past practice (excluding increases approved by the Company Board prior to the date of this Agreement and that have been previously disclosed to Parent); (iii) enter into any employment, change of control or severance agreement with, or establish, adopt, enter into or amend any Plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, change of control, termination, severance or other benefit plan, agreement, policy or arrangement for the benefit of, any current or former director, officer or employee; (iv) exercise any discretion to accelerate the vesting or payment of any compensation or benefit under any Plan; or (v) take any action to fund the payment of compensation or benefits under any Plan except (A) in the case of clauses (iii) and (v), in the ordinary course of business, consistent with past practices with respect to employees that are not officers or directors, (B) for the payment of a pro-rated portion of annual cash bonuses for the period from January 1, 2006 through the Effective Time in amounts consistent with past practice, and (C) or as may be required by the terms of any such plan, agreement, policy or arrangement in effect on the date hereof or to comply with applicable Law;

          (h)   (i) except as required by Law or the Treasury Regulations promulgated under the Code, make any change (or file any such change) in any method of Tax accounting for a material amount of Taxes (ii) make, change or rescind any material Tax election with respect to the Company or any Subsidiary, (iii) settle or compromise any material Tax liability or otherwise pay or consent to any material assessment as the result of an audit, without the consent of Parent, (iv) file any amended Tax Return involving a material amount of additional Taxes (except as required by Law), (v) enter into any closing agreement relating to a material amount of Taxes, or (vi) waive or extend the statute of limitations in respect of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), other than, in each case, in the ordinary course of business and consistent with past practice;

          (i)    make any change to its methods of accounting in effect as of December 31, 2005, except (i) as required by changes in GAAP or (ii) as may be required by a change in applicable Law;

          (j)    write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by GAAP;

          (k)   enter into any agreement that restricts the ability of the Company or any of its Subsidiaries to engage or compete in any line of business in any respect material to the business of the Company and the Subsidiaries, taken as a whole, or that restricts the ability of any Affiliate of the Company (other than any subsidiary) to engage or compete in any line of business or in any geographic area;

          (l)    other than (i) in the ordinary course of business and on terms not materially adverse to the Company and the Subsidiaries taken as a whole, enter into, amend, modify, cancel or consent to the termination of any Specified Contract or any Contract that would be a Specified Contract if in effect on the date of this Agreement and (ii) any modification to the terms of the Morgan Stanley Agreements that is not subject to cancellation by the Company within six months after the Closing Date;

          (m)  enter into, renew or amend in any material respect any transaction, agreement, arrangement or understanding between (i) the Company or any Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than any of the Company's Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

          (n)   (i) assign, transfer, license or sublicense, mortgage or encumber any material Intellectual Property, except for non-exclusive licenses or non-exclusive sublicenses of Intellectual Property owned by the Company in the ordinary course of business, or (ii) fail to pay any fee, take any action or make any filing reasonably necessary to maintain its ownership of the material Intellectual Property owned by the Company;

          (o)   (i) take any action that would reasonably be likely to prevent or delay beyond the Expiration Date satisfaction of the conditions contained in Section 7.01 or 7.02 or the consummation of the Merger, or (ii) take any action that would have a Company Material Adverse Effect;

          (p)   take or permit any action to be taken that would result in a breach of any representation or warranty in this Agreement (subject to fiduciary obligations under applicable Law); or

          (q)   announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

ARTICLE VI.
ADDITIONAL AGREEMENTS

        Section 6.01 Proxy Statement; Other Filings. As promptly as practicable following the date of this Agreement, (a) the Company shall prepare and file with the SEC the preliminary Proxy Statement, and (b) each of the Company, Parent and Merger Co shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents that are required to be filed by such party in connection with the transactions contemplated hereby (the "Other Filings"). Each of the Company, Parent and Merger Co shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements or other filings prepared in connection with transactions of the type contemplated by this Agreement. Each party shall promptly notify the other parties upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall provide the other parties with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. Each of the Company, Parent and Merger Co shall use its reasonable best efforts to respond as promptly as practicable, to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the date of this Agreement. If at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Co or any of their respective Affiliates, officers or directors, should be discovered by the Company, Parent or Merger Co which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company stockholders as soon as reasonably practicable. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide the other parties an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the other party. The Proxy Statement and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        The Company hereby covenants and agrees that none of the information included or incorporated by reference in the Proxy Statement or in the Other Filings to be made by the Company will, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Co or any Affiliate of Parent or Merger Co in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. Parent and Merger Co hereby covenant and agree that none of the information supplied by Parent or Merger Co or any Affiliate of Parent or Merger Co for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's stockholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No covenant is made by either Parent or Merger Co with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by Parent or Merger Co will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        Section 6.02 Company Stockholders' Meeting. Subject to Sections 6.01 and 6.04, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting"), as promptly as practicable after the date of this Agreement, for the purpose of voting upon the adoption of this Agreement. Subject to Section 6.04, (i) the Company Board will recommend to holders of the Shares that they adopt this Agreement and the Company shall include such recommendation in the Proxy Statement and (ii) the Company will use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and will take all other action necessary or advisable to secure the Stockholder Approval.

        Section 6.03 Access to Information; Confidentiality; Due Diligence.

          (a)   Except as otherwise prohibited by applicable Law or as would violate any attorney-client privilege (it being understood that the parties shall make appropriate substitute disclosure arrangements to cause such information to be provided in a manner that does not result in such violation), from the date of this Agreement until the Effective Time, the Company shall (and shall cause the Subsidiaries to): (i) provide to Parent and to the officers, directors, employees, accountants, consultants, legal counsel, financing sources, agents and other representatives (collectively, "Representatives") of Parent reasonable access, during normal business hours and upon reasonable prior notice by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and the Subsidiaries and to the books and records thereof, and (ii) furnish promptly to Parent such other information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Parent or its Representatives may reasonably request.

          (b)   All information obtained by Parent or its Representatives pursuant to this Section 6.03 shall be kept confidential in accordance with (i) the Mutual Non-Disclosure Agreement, dated March 11, 2006, between SemGroup LP and the Company, and (ii) the Mutual Non-Disclosure Agreement, dated March 13, 2006, between SemGroup LP and TransMontaigne Partners (both of such agreements being referred to herein collectively as the "Confidentiality Agreements").

        Section 6.04 Acquisition Proposals.

          (a)   Until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, nor shall the Company permit any of its Subsidiaries or the officers, directors, employees, representatives or agents of the Company or its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or providing access to its properties, books, records or personnel) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or (ii) have any discussions or participate in any negotiations regarding an Acquisition Proposal, or execute or enter into any agreement, understanding or arrangement with respect to an Acquisition Proposal, or approve or recommend or propose to approve or recommend an Acquisition Proposal or any agreement, understanding or arrangement relating to an Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing actions) or (iii) other than in connection with the Merger and the Other Transactions, take any action to exempt any Person from the restrictions on "business combinations" contained in Section 203 of the DGCL or otherwise cause such restrictions not to apply or (iv) waive, terminate, modify or fail to enforce any provisions of any Standstill Agreement or similar obligation into which any Person has entered.

          (b)   Notwithstanding Section 6.04(a), if, prior to obtaining the Stockholder Approval (i) the Company receives an Acquisition Proposal by any Person, and (ii) the Company Board determines in good faith, (A) after consultation with its financial advisor, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (B) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (x) and (y) below with respect to such Acquisition Proposal could result in a breach of the fiduciary obligations of the members of the Company Board or any applicable Law, the Company may, in response to such Acquisition Proposal, (x) furnish non-public information with respect to the Company to the Person who has made such Acquisition Proposal pursuant to a Confidentiality Agreements on terms substantially similar to and no more favorable to such Person than those contained in the Confidentiality Agreements; and (y) participate in discussions and negotiations regarding such Acquisition Proposal. The Company shall advise Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal (in each case within one business day of receipt thereof), specifying the material terms and conditions thereof, the identity of the party making such Acquisition Proposal or inquiry, a copy of all written materials provided to the Company or any of its Subsidiaries in connection with any such Acquisition Proposal and a copy of any information provided by the Company to such Person in connection with such Acquisition Proposal that has not previously been provided to Parent. The Company agrees that it and its Subsidiaries will not enter into any Confidentiality Agreements with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent. The Company shall notify Parent (within one business day) orally and in writing of any material modifications to the financial or other material terms of such Acquisition Proposal or inquiry and shall provide to Parent, within one business day, a copy of all written materials subsequently provided to or by the Company or any Subsidiary in connection with any such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal or offer from any Person or group (other than Parent and its Affiliates) relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company then outstanding, and any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

          (c)   Except as set forth in Sections 6.04(d), (e) and (f), the Company Board shall not, directly or indirectly, (i) withdraw or modify, or propose publicly to withdraw or modify, or resolve to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board of the Merger, this Agreement, or the Other Transactions; (ii) approve or recommend, or propose publicly to approve or recommend, or resolve to approve or recommend, any Acquisition Proposal (any of the actions referred to in the foregoing clauses (i) and (ii), a "Change in Board Recommendation"); (iii) approve or recommend or allow the Company or any of its Subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement or understanding (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal or (B) requiring it to abandon, terminate or fail to consummate the Merger or any Other Transaction contemplated by this Agreement; or (iv) effect any transaction contemplated by any Acquisition Proposal.

          (d)   Notwithstanding Section 6.04(c), the Company Board may, prior to obtaining the Stockholder Approval and only in response to a Superior Proposal received by the Company Board or an independent committee thereof after the date of this Agreement, terminate this Agreement to enter into an agreement with respect to such Superior Proposal (and the Company may (1) exempt such Person from the restrictions on business combinations contained in Section 203 of the DGCL and (2) waive or modify any Standstill Agreement or similar obligation into which such Person has entered), but only if:

            (i)    the Company Board shall have first provided prior written notice to Parent that it is prepared to terminate this Agreement to enter into an agreement with respect to a Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal;

            (ii)   Parent does not make, within three business days after the receipt of such notice, a binding, written and complete (including any schedules or exhibits) proposal that the Company Board determines in good faith, after consultation with its financial advisor, is at least as favorable to the stockholders of the Company as such Superior Proposal and which, by its terms, may be accepted at any time prior to the later of the end of such three business day period and one full business day after receipt by the Company Board of such notice; and

            (iii)  in the event of any termination of this Agreement by the Company pursuant to this paragraph 6.04(d), the Company pays the Termination Fee under Section 8.03(c) concurrently with and as a condition of such termination.

          (e)   Notwithstanding Section 6.04(a) or (c), at any time prior to obtaining the Stockholder Approval, if the Company Board or an independent committee thereof has concluded in good faith, following consultation with its outside legal counsel, that the failure of the Company Board to make a Change in Board Recommendation could result in a breach of the fiduciary obligations of the members of the Company Board or any applicable Law, then the Company Board or such independent committee may make a Change in Board Recommendation, but only if:

            (i)    the Company Board shall have first provided prior written notice to Parent that it is prepared to make a Change in Board Recommendation, which notice shall include a reasonably detailed explanation of the reasons for such Change in Board Recommendation; and

            (ii)   Parent does not make, within three business days (or such shorter period as the Company Board determines in good faith (as set forth in a resolution of the Company Board or a committee of the Company Board), after consultation with legal counsel, is necessary in order to satisfy any applicable requirement of Law) after the receipt of such notice, a binding, written and complete (including any schedules or exhibits) proposal that causes the Company Board to determine in good faith, after consultation with its financial advisor and legal counsel, to refrain from making such Change in Board Recommendation and which, by its terms, may be accepted at any time prior to the later of the end of such three business day period and one full business day after receipt by the Company Board of such notice.

          (f)    Nothing contained in this Section 6.04 shall prohibit the Company from complying with Rules 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act; provided that the Company also complies with its obligations under Section 6.04(d) and (e) to the extent applicable.

          (g)   For purposes of this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal that (1) relates to an acquisition by a Person or group acting in concert of either of (A) more than 50% of the outstanding Shares pursuant to a tender offer, merger or otherwise or (B) more than 50% of the assets of the Company and the Subsidiaries, taken as a whole, (2) is on terms that the Company Board determines in its good faith judgment (after consultation with its financial advisor) are more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view than this Agreement (taking into account any alterations to this Agreement agreed to by Parent or Merger Co in response thereto) and (3) which the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel) is reasonably capable of being consummated.

        Section 6.05 Directors' and Officers' Indemnification and Insurance.

          (a)   For a period of six years after the Effective Time, unless otherwise required by applicable Law, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation and its Subsidiaries to contain provisions no less favorable with respect to the indemnification of and advancement of expenses to directors and officers than are set forth in the Charter Documents of the Company (or the relevant Subsidiary) as in effect on the date hereof. SemGroup LP shall, and shall cause the Surviving Corporation to, indemnify and advance expenses to, each present and former director or officer of the Company and each present and former director or officer of each Subsidiary (collectively, the "Indemnified Parties"), in respect of actions, omissions or events through the Effective Time to the fullest extent permitted by Law. Without limiting the generality of the preceding sentence, if any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 6.05 after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent permitted by Law, promptly advance to such Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith).

          (b)   The Surviving Corporation shall either (i) cause to be obtained a "tail" insurance policy with a claims period of at least six years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as the Company's existing policies for claims arising from facts or events that occurred prior to the Effective Time or (ii) maintain the existing officers' and directors' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable to the Indemnified Parties) for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 250% of the last annual premium paid prior to the date hereof; provided, however, that if the existing officers' and directors' liability insurance policies expire, are terminated or cancelled during such six-year period or require an annual premium in excess of 250% of the current premium paid by the Company for such insurance, the Company will obtain as much coverage as can be obtained for the remainder of such period for a premium not in excess of 250% (on an annualized basis) of such current premium.

          (c)   If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation and the transferee or transferees of such properties and assets, as applicable, shall assume all of the obligations set forth in this Section 6.05.

          (d)   The Indemnified Parties shall be third party beneficiaries of this Section 6.05. The provisions of this Section 6.05 are intended to be for the benefit of each such Indemnified Party, his or her heirs and his or her representatives.

        Section 6.06 Employee Benefits Matters.

          (a)   The Surviving Corporation shall honor the terms of all employment agreements and pay or provide the benefits required thereunder in accordance with their terms, recognizing that the consummation of the transactions contemplated hereby will constitute a "change in control" for purposes of any of the employment agreements and Plans that include a definition of "change in control".

          (b)   With respect to employees of the Company and the Subsidiaries as of the Effective Time (each, an "Employee"), for the period from the Effective Time to the first anniversary of the Effective Time, or such earlier date on which any Employee's employment is terminated (except with respect to any benefits payable upon or after termination of employment), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide salary, discretionary bonus and employee benefits (other than (i) equity-based compensation, (ii) those benefits listed in Section 6.06 of the Company Disclosure Schedule as terminating at the Effective Time, and (iii) any employee welfare or benefit Plan that is not listed in Section 3.11 of the Company Disclosure Schedule) that are no less favorable in the aggregate than those provided to such Employees immediately prior to the Effective Time. From and after the Effective Time, the Surviving Corporation and its subsidiaries shall, and Parent shall cause the Surviving Corporation and its subsidiaries to, honor in accordance with their terms (including, without limitation, terms which provide for amendment or termination), all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary. Nothing herein shall be deemed to change the "at will" employment status of any Employee or otherwise be a guarantee of employment for any Employee, or to restrict the right of the Surviving Corporation to terminate any Employee.

          (c)   Employees shall, to the extent permitted by the applicable Law, receive credit for service accrued or deemed accrued prior to the Effective Time for all purposes (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries under which each Employee may be eligible to participate on or after the Effective Time, to the same extent recognized by the Company or any of the Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

          (d)   With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation ("Purchaser Welfare Benefit Plans") in which an Employee may be eligible to participate on or after the Effective Time, Parent shall, to the extent permitted by applicable Law (i) waive, or use reasonable best efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each active Employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan and (ii) make reasonable best efforts to cause any eligible expenses incurred by any Employee and his or her covered dependents to be taken into account under the Purchaser Welfare Benefit Plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her dependents as if such amounts had been paid in accordance with the Purchaser Welfare Benefit Plans.

          (e)   Nothing in this Section 6.06, expressed or implied, shall be construed to prevent Parent or any subsidiary of Parent (including, after the Effective Time, the Surviving Corporation) from terminating or modifying to any extent or in any respect any benefit plan that Parent or any subsidiary of Parent (including, after the Effective Time, the Surviving Corporation) may establish or maintain; provided that appropriate provision is made to comply with the provisions of this Section 6.06. Nothing in this Section 6.06 is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 6.07 Notification of Certain Matters. Subject to applicable Law and the instructions of any Governmental Authority, each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third Person and/or any Governmental Authority with respect to the Merger and the Other Transactions contemplated by this Agreement. Between the date hereof and the Effective Time, (i) the Company shall promptly notify Parent in writing of any breach of any representation, warranty or covenant of the Company contained herein or the failure of any representation or warranty of the Company contained herein to remain accurate (other than any such representation or warranty that expressly spoke only as of the date of this Agreement or as a result of any transaction permitted by Section 5.01 or in accordance with Article VI of this Agreement), (ii) Parent will promptly notify the Company in writing of any breach of any representation, warranty or covenant of Parent or Merger Co contained herein or the failure of any representation or warranty of Parent or Merger Co contained herein to remain accurate (other than any such representation or warranty that expressly spoke only as of the date of this Agreement or as a result of any transaction in accordance with Article VI of this Agreement), and (iii) the Company will notify Parent in writing and Parent will notify the Company in writing of any communication received (A) from any Person alleging a consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (B) from any Governmental Authority in connection with the transactions contemplated by this Agreement.

        Section 6.08 Financing. The Company agrees to provide, and shall cause the Subsidiaries and its and their Representatives to provide, such cooperation (including with respect to timeliness) in connection with the arrangement of the Financing (including, without limitation, the issuance of senior notes contemplated by the Commitment Letters) as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offering of secured or unsecured senior or senior subordinated notes, (iii) assisting Parent and its financing sources in the preparation of (A) offering documents for any of the Financing and (B) materials for rating agency presentations, (iv) cooperating with the marketing efforts of Parent and its financing sources for any of the Financing, (v) providing and executing documents as may be reasonably requested by Parent, including a certificate of the chief financial officer of the Company with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Financing, (vi) facilitating the pledging of collateral, and (vii) using reasonable best efforts to obtain legal opinions, accountants' comfort letters, surveys and title insurance as reasonably requested by Parent. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Subsidiaries in connection with such cooperation.

        Section 6.09 Further Action; Reasonable Best Efforts; Notice of Certain Events.

          (a)   Upon the terms and subject to the conditions of this Agreement, subject to Sections 6.09(b) and (c), each of the Company, Parent and Merger Co agrees to use its reasonable best efforts to effect the consummation of the Merger as soon as practicable after the date hereof. Without limiting the foregoing, (i) each of the Company, Parent and Merger Co agrees to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act, as provided in Section 6.09(b) below, and in connection with approvals of or filings with any other Governmental Authority) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger, (ii) each of the Company, Parent and Merger Co shall, and shall cause its subsidiaries to, use its or their reasonable best efforts to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third Person required to be obtained or made by Parent, Merger Co, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, and (iii) each of the Company, Parent and Merger Co shall, and shall cause its subsidiaries to, use its reasonable best efforts to cause the conditions set forth in Section 7.01(b) and 7.03(d) to be satisfied. The Company, Parent and Merger Co each hereby agree promptly (and in any event within three business days) to notify each other party hereto of any event, circumstance or condition of which the Company, Parent or Merger Co becomes aware that could reasonably be expected to constitute or give rise to a material breach of any representation or warranty, covenant or condition contained in this Agreement.

          (b)   Without limiting the generality of the foregoing:

            (i)    Each party agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable following the date of this Agreement and to supply promptly any additional information and documentary material (a "Second Request") that may be requested pursuant to the HSR Act. In the event a Second Request is made, the Expiration Date shall automatically be extended until December 31, 2006.

            (ii)   Parent, Merger Co and the Company shall:

              (A)  take promptly any or all of the following actions to the extent necessary to eliminate any concerns on the part of any Governmental Authority with jurisdiction over the enforcement, of any applicable antitrust Law ("Government Antitrust Authority") regarding the legality under any antitrust Law of the Merger: entering into negotiations, providing information, making proposals, entering into and performing agreements or submitting to judicial or administrative orders, or selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise), particular assets or categories of assets, or businesses, of (1) the Parent and Merger Co or any of their subsidiaries (which for purposes of this Section 6.09 shall only be deemed to include an entity in which SemGroup LP owns, directly or indirectly, 50% or more of the voting securities or equity of such entity) or (2) the Company and its Subsidiaries;

              (B)  use their reasonable best efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust Law by any Government Antitrust Authority of any permanent or preliminary injunction or other order that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would prevent or delay such consummation;

              (C)  take promptly, in the event that such an injunction or order has been issued in such a proceeding, any and all steps, including, without limitation, the appeal thereof, the posting of a bond or the other steps contemplated by clause (A) above, necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement; and

              (D)  take promptly all other actions and do all other things necessary and proper to avoid or eliminate each and every impediment under any antitrust Law that may be asserted by any Government Antitrust Authority or any other party to the consummation of the Merger by the Parent and Merger Co in accordance with the terms of this Agreement.

            (iii)  Notwithstanding anything to the contrary set forth in this Section 6.09(b), none of Parent, Merger Co nor the Company (nor any Affiliate of the foregoing) shall be required to take any of the actions described in subsections (A) through (D) of Section 6.09(b)(ii), if to do so would, in the reasonable, good faith judgment of the management committee of the general partner of SemGroup LP, have a material adverse effect upon the business plans of SemGroup LP for the conduct of the business after the Closing of (x) the Surviving Corporation and its Subsidiaries; (y) TransMontaigne Partners and the MLP Subsidiaries; and (z) SemGroup LP and its Subsidiaries, all taken as a whole. If after complying with all of the terms of this Section 6.09, Parent and Merger Co and their Subsidiaries or Affiliates would be required to agree to or take any action having the effect referred to in the first sentence of this Section 6.09(b)(iii), Parent shall have the option of terminating this Agreement upon (A) a final determination by the Government Antitrust Authority that taking or agreeing to take such action is required in order to consummate the Merger and (B) payment to the Company of the Reverse Termination Fee. For clarity, in order for a material adverse effect to be deemed to occur the actions referred to in the first sentence of this Section 6.09(b)(iii) would have to result in a minimum financial impact in excess of $50 million.

          (c)   Notwithstanding anything to the contrary set forth in this Section 6.09, neither Parent nor Merger Co, nor any of their respective Affiliates, shall be required to take any action that, in the opinion of Parent after consultation with outside counsel, is reasonably likely to cause SemGroup LP or any of its subsidiaries or Affiliates, other than the Company (and its Subsidiaries) and TransMontaigne Partners (and its subsidiaries) after the Effective Time, to be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act or otherwise be required to file periodic reports under the Exchange Act.

          (d)   Prior to the Closing, at the written request of Parent, the Company shall commence a tender offer and consent solicitation with respect to any or all of the Notes in accordance with the written terms and conditions provided by Parent to the Company and applicable Law (collectively, the "Debt Tender"). Unless otherwise agreed by the Company in writing, the Debt Tender shall not be required to close on or prior to the Closing. In the event this Agreement is terminated by either party pursuant to Article VIII, then Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs, fees and expenses incurred by the Company (including reasonable fees and expenses incurred by counsel and financial advisers to the Company and any other third parties engaged by the Company with the consent of Parent) in connection with the Debt Tenders and shall indemnify the Company and its officers, directors, employees, agents and other representatives (collectively, the "indemnitees") for any other liabilities incurred by the Company and the indemnitees in connection with the Debt Tender except for liabilities resulting from actions taken, or failed to be taken, by the Company or the indemnitees that are contrary to the written instructions of the Parent.

        Section 6.10 Public Announcements. The initial press release relating to this Agreement shall be a press release issued jointly by the parties, or separate press releases issued by each party, in either case the text of which has been agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger, except to the extent public disclosure is required by applicable Law or the requirements of the NYSE in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

        Section 6.11 Resignations. The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of those directors of the Company or any Subsidiary designated by Parent to the Company in writing at least ten business days prior to the Closing.

        Section 6.12 Guarantee of Performance. SemGroup LP hereby unconditionally guarantees the full and timely performance by Parent and Merger Co of each of their obligations under this Agreement.

ARTICLE VII.
CONDITIONS TO THE MERGER

        Section 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following conditions:

          (a)   Company Stockholder Approval. This Agreement shall have been adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company's Charter Documents.

          (b)   Redemption of Notes. Provision shall have been made with respect to the Company's outstanding 9-1/8% Series B Senior Subordinated Notes due 2010 (the "Notes") to either: (a) redeem in whole all such Notes, pursuant to the terms and conditions set forth therein, it being understood that the Company shall have no obligation to call the Notes or otherwise fund a defeasance trust until the Closing has occurred; or (b) amend the terms and conditions of such Notes to permit them to remain outstanding following the Closing of the Merger.

          (c)   Antitrust Approvals and Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under applicable United States antitrust Law, including the HSR Act, and shall have expired or been terminated, and any approvals required thereunder shall have been obtained.

          (d)   No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

          (e)   Governmental Consents. Any other approval of any Governmental Authority or waiting periods under any applicable Law shall have been obtained or have expired (without the imposition of any material condition) if the failure to obtain any such approval or the failure of any such waiting period to expire would constitute a Company Material Adverse Effect.

          (f)    TransMontaigne Partners Credit Facility. Appropriate provision shall have been made pursuant to the Financing (or Parent shall have otherwise provided) to replace the existing TransMontaigne Partners Credit Facility on terms reasonably acceptable to the General Partner.

        Section 7.02 Conditions to the Obligations of Parent and Merger Co. The obligations of Parent and Merger Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

          (a)   Representations and Warranties.

            (i)    The representations and warranties of the Company set forth in Section 3.03 and Section 3.04 shall be true and correct in all respects as of the Closing Date as though made on and as of such date (except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (B) to the extent of any change resulting from the Company's compliance with, or actions authorized by, Section 5.01); and

            (ii)   The other representations and warranties of the Company set forth in this Agreement shall be true and correct (disregarding any Company Material Adverse Effect, materiality or similar qualifiers therein) as of the Effective Time as though made on and as of such date and time (except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (disregarding any Company Material Adverse Effect, materially or similar qualifiers) as of such earlier date and (B) to the extent of any change resulting from the Company's compliance with, or actions authorized by, Section 5.01); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.02(a)(ii) shall be deemed to have been satisfied even if the representations and warranties of the Company are not so true and correct, unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (b)   Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)   Officer's Certificate. The Company shall have delivered to each of Parent and Merger Co a certificate, dated the date of the Closing, signed by an officer on behalf of the Company and certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

          (d)   No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and continue to be in effect any event, circumstance or condition that has resulted in, or would reasonably be expected to result in any Company Material Adverse Effect.

          (e)   FIRPTA Affidavit. Prior to the Closing on the Closing Date, the Company shall cause to be delivered to Parent an executed affidavit, in accordance with Treasury Regulation Section 1.897-2(h)(2), certifying that an interest in the Company is not a U.S. real property interest within the meaning of Section 897(c) of the Code and sets forth the Company's name, address and taxpayer identification number.

          (f)    Appraisal Rights. The aggregate number of shares of Company Common Stock immediately prior to the Effective Time, the holders of which have properly demanded, and are entitled to, appraisal of their shares from the Company in accordance with the provisions of Section 262 of the DGCL, shall not exceed 15% of the sum of (i) the total number of shares of Company Common Stock outstanding as of the record date for the Company Stockholder's Meeting, plus (ii) the total number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock outstanding as of the record date for the Company Stockholder's Meeting.

        Section 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

          (a)   Representations and Warranties.

            (i)    The representations and warranties of Parent and Merger Co set forth in Section 4.03 shall be true and correct in all respects as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

            (ii)   The other representations and warranties of Parent and Merger Co set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this 7.03(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Co are not so true and correct, unless the failure of such representations and warranties of Parent and Merger Co to be so true and correct, individually or in the aggregate, would prevent the consummation of the Merger or prevent Parent or Merger Co from performing its obligations under this Agreement.

          (b)   Agreements and Covenants. Merger Co shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)   Officer's Certificate. Merger Co shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer on behalf of Merger Co, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

          (d)   The Company shall be satisfied in its reasonable discretion that the deposit required by Section 2.02(a) will be made contemporaneously with the Closing.

ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER

        Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors or sole member, as applicable, of the terminating party or parties, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company, and whether before or after the stockholders' of the Company have approved this Agreement at the Company Stockholders Meeting, as follows (the date of any termination of this Agreement, the "Termination Date"):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if the Effective Time shall not have occurred on or before the Expiration Date; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c)   by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

          (d)   by Parent if (i) any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, (A) such breach has not been, or cannot be, cured within 30 days after notice to the Company (but in no event later than the Expiration Date), and (B) at the time of such termination the conditions in Sections 7.03(a) and (b) would be satisfied if the Closing otherwise were to occur on such date;

          (e)   by the Company if (i) any of the representations and warranties of either Parent or Merger Co herein are or become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of either Parent or Merger Co of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, (A) such breach has not been, or cannot be, cured within 30 days after notice to Parent or Merger Co, as applicable (but in no event later than the Expiration Date), and (B) at the time of such termination the conditions in Sections 7.02(a) and (b) would be satisfied if the Closing otherwise were to occur on such date;

          (f)    by either Parent or the Company if this Agreement shall fail to receive the Stockholder Approval at the Company Stockholders' Meeting;

          (g)   by Parent if the Company Board or an independent committee of the Company Board shall have (i) effected a Change in Board Recommendation, or (ii) taken any position contemplated by Rule 14e-2(a) of the Exchange Act with respect to any Acquisition Proposal other than recommending rejection of such Acquisition Proposal;

          (h)   by the Company pursuant to and in accordance with the terms of Section 6.04(d) or following a Change in Board Recommendation pursuant to Section 6.04(e), but only if the

  Company pays the Termination Fee under Section 8.03(c) concurrently and as a condition to such termination; or

          (i)    by either the Parent or the Company if such party is not then in violation of Section 6.09(b) and a Government Antitrust Authority has entered a final order not subject to further appeal requiring the actions described in the first sentence of Section 6.09(b)(iii) by such party as a condition to the Closing of the Merger.

        Section 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the provisions of Sections 6.03(b), this Section 8.02, Section 8.03 and Article IX shall survive any such termination); provided, however, that nothing herein shall relieve any party from liability for any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

        Section 8.03 Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "Expenses," as used in this Agreement, shall include all reasonable out-of-pocket documented expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf (or, with respect to Parent and Merger Co, incurred by their stockholders or on their behalf) in connection with or related to the transactions contemplated hereby, including the authorization, preparation, negotiation, execution and performance of this Agreement, the Commitment Letters and the other transactions contemplated hereby or thereby (including the Financing), the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approval, Financing and all other matters related to the closing of the Merger.

          (a)   The Company agrees that if this Agreement shall be terminated by Parent or the Company pursuant to Section 8.01(f), if (A) at or prior to the Company Stockholders' Meeting, a Person or group shall have made a bona fide Acquisition Proposal to the Company or the stockholders of the Company and such Acquisition Proposal is not withdrawn prior to such meeting and (B) no later than 12 months after the Termination Date, a transaction in respect of an Acquisition Proposal is consummated or the Company enters into, or submits to the stockholders of the Company for adoption, an agreement with respect to an Acquisition Proposal, then the Company will pay to Parent, on the date of the consummation of the transaction in respect of such Acquisition Proposal, the Termination Fee in immediately available funds, as directed by Parent in writing, provided, that for the purpose of this Section 8.03(a), all references to "20%" in the definition of Acquisition Proposal shall be changed to "50%".

          (b)   The Company agrees that if this Agreement shall be terminated by Parent pursuant to Section 8.01(g) within 10 days of the initial Change in Board Recommendation pursuant to Section 6.04(e) or the taking of a position specified in Section 8.01(g)(ii), as applicable, then the Company shall pay the Termination Fee to Parent on the Termination Date, in immediately available funds, as directed by Parent in writing.

          (c)   The Company agrees that if this Agreement shall be terminated by the Company pursuant to Section 8.01(h), then the Company shall pay the Termination Fee to Parent on the Termination Date, in immediately available funds, as directed by Parent in writing.

          (d)   Parent agrees that, (i) in the event that either Parent or the Company is entitled to terminate and terminates this Agreement pursuant to Section 8.01(b) or Section 8.01(i) and, at the time of such termination the conditions set forth in Sections 7.01(a), 7.01(b), 7.01(d) (other than with respect to circumstances described in Section 8.01(i)), 7.01(e) and 7.01(f) and Section 7.02 (provided, however, that the certificates contemplated by Sections 7.02(c) and (e) may be dated the termination date) have been satisfied, Parent shall pay to the Company an amount equal to the Reverse Termination Fee or (ii) in the event the Company terminates this Agreement pursuant to Section 8.01(e) then Parent shall pay to the Company an amount equal to the Termination Fee, in either case in immediately available funds on the termination date (in the case of termination by Parent), and no later than two business days after the termination date (in the case of termination by the Company).

          (e)   For purposes of this Agreement, "Termination Fee" means an amount equal to $15,000,000 and "Reverse Termination Fee" means an amount equal to $10,000,000.

          (f)    Each of the Company and Parent acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that Parent or the Company shall fail to pay the Termination Fee or the Reverse Termination Fee, as applicable, when due, the Company or Parent, as appropriate, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such party (including reasonable fees and expenses of counsel) in connection with the collection under and the enforcement of this Section 8.03. Payments pursuant to this Section 8.03 shall be in addition to any rights or remedies that any party may otherwise have under Law or the terms of this Agreement.

          (g)   Notwithstanding anything to the contrary in this Agreement, the provision for, or payment of, any Reverse Termination Fee or Termination Fee shall not limit any party's liability for damages for a willful breach of this Agreement.

        Section 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 8.05 Waiver. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX.
GENERAL PROVISIONS

        Section 9.01 Non-Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices under Section 6.04 or Article VIII shall be delivered by courier and facsimile transmission to the respective parties at the addresses provided in accordance with this Section 9.02. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

    if to Parent or Merger Co:

      SemGroup, L.P.
      6120 South Yale, Suite 700
      Tulsa, OK 74136
      Attn: Gregory C. Wallace, Chief Financial Officer

    with a copy to:

      Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
      320 South Boston, Suite 400
      Tulsa, OK 74103
      Attn: Michael D. Cooke, Esq.

    if to the Company:

      TransMontaigne Inc.
      1670 Broadway, Suite 3100
      Denver, CO 80202
      (303) 626-8200
      Attention: Donald H. Anderson, Chief Executive Officer

    with a copy to:

      Morrison & Foerster LLP
      5200 Republic Plaza
      370 Seventeenth Street
      Denver, CO 80202
      (303) 592-1500
      Attention: Whitney Holmes, Esq.

        Section 9.03 Certain Definitions.

          (a)   For purposes of this Agreement:

        "Affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "Authorized Acquisition" shall have the meaning set forth in Section 5.01 of the Company Disclosure Schedule.

        "beneficial owner," with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

        "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

        "Charter Documents" mean the certificate of incorporation and by-laws of a corporation, limited liability company agreement and/or operating agreement of a limited liability company, partnership agreement of a partnership and any analogous constitutive or governing documents of other forms of entities.

        "Commitment Letters "means the Credit Facility Commitment Letter and the Senior Note Commitment Letter.

        "Common Units" has the meaning set forth in the TransMontaigne Partners Partnership Agreement.

        "Company Credit Facility" means the Amended and Restated Senior Working Capital Credit Facility, dated May 27, 2005, as amended, by and among the Company, each of the lenders party thereto, JPMorgan Chase Bank, N.A. and UBS AG, Stamford Branch, as syndication agents, Société Générale, New York Branch and Wells Fargo Foothill, LLC, as the documentation agents, and Wachovia Bank, National Association, as agent.

        "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent and Merger Co concurrently with execution and delivery of this Agreement.

        "Company Material Adverse Effect" means (A) a TransMontaigne Partners Material Adverse Effect, or (B) any event, circumstance, development, change or effect that, either individually or in the aggregate, is or would be materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided that none of the following shall constitute, or shall be considered in determining whether there has occurred a Company Material Adverse Effect: (i) any event, circumstance, development, change or effect (including any litigation) resulting from the announcement of the execution of this Agreement, or the consummation of the transactions contemplated hereby, (ii) changes in the national or world economy or financial markets as a whole, changes or fluctuations in commodity markets that affect the industries in which the Company and its Subsidiaries conduct their business or changes in general economic conditions that affect the industries in which the Company and its Subsidiaries conduct their business, so long as such changes, fluctuations or conditions do not adversely affect the Company or its Subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate, (iii) any change in any applicable Law, rule or regulation or GAAP or interpretation thereof after the date hereof, (iv) any failure by the Company to meet any published or internally prepared estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing, or (v) a decline in the price of the Company Common Stock on the NYSE (it being understood that for purposes of clauses (iv) and (v) of this definition the facts and circumstances giving rise to any such matters may be deemed to constitute and may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts and circumstances are not otherwise included in clauses (i)-(iii) of this definition).

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Environmental Laws" means all foreign, federal, state, or local statutes, common law, regulations, ordinances, codes, orders or decrees relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

        "Environmental Permits" means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

        "Expiration Date" means July 31, 2006 or, if extended pursuant to Section 6.09(b)(i), December 31, 2006; provided, however, that if the Company Stockholders' Meeting has not been held or the vote on this Agreement and the related transaction has not been completed at least fifteen (15) business days prior to the Expiration Date, the Company shall have no right to terminate this Agreement due to the Expiration Date having occurred until fifteen (15) business days after such Company Stockholders' Meeting is held and such vote completed.

        "General Partner" means TransMontaigne GP L.L.C., a Delaware limited liability company.

        "General Partner Interest" has the meaning set forth in the TransMontaigne Partners Partnership Agreement.

        "Incentive Distribution Rights" has the meaning set forth in the TransMontaigne Partners Partnership Agreement.

        "Indebtedness" means (i) indebtedness of the Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties or other similar amounts payable in connection with the repayment thereof on or prior to the Closing Date), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments and (iii) all obligations of any of the Company or any of its Subsidiaries to guarantee any of the foregoing types of obligations on behalf of any Person other than the Company or any of its Subsidiaries.

        "Intellectual Property" means all patents and patent applications, brand names, brand marks, fictitious names, trademarks, trademark registrations and applications, service marks service mark registrations and applications, logos, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing; trade names, copyrights, copyright registrations and applications; computer programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae.

        "knowledge of the Company" or "Company's knowledge" means the actual knowledge of the following executive officers of the Company: Donald H. Anderson, William S. Dickey, Randall J. Larson, Frederick W. Boutin and Erik B. Carlson.

        "Liens" means any pledges, claims, liens, charges, encumbrances, options to purchase or lease or otherwise acquire any interest, conditional sales agreement, restriction (whether on voting, sale, transfer, disposition or otherwise) and security interests of any kind or nature whatsoever.

        "Materials of Environmental Concern" means: (i) any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act; (ii) petroleum, asbestos, lead, polychlorinated biphenyls, radon, or toxic mold; or (iii) any other substance the exposure to which would reasonably be expected, because of hazardous or toxic qualities, to result in liability under applicable Environmental Laws.

        "Merger Consideration" means the Preferred Merger Consideration and the Common Merger Consideration.

        "MLP Equity Plan" means the TransMontaigne Services Inc. Long-Term Incentive Plan.

        "MLP Subsidiary" means each subsidiary of TransMontaigne Partners.

        "Morgan Stanley Agreements" means the Product Supply Agreement, dated November 4, 2004, together with the other agreements contemplated thereby, in each case as amended and as more fully described in Section 3.18 of the Company Disclosure Schedule.

        "Omnibus Agreement" means the Omnibus Agreement, as amended, between the Company, TransMontaigne Partners, the General Partner, TransMontaigne Operating GP L.L.C. and TransMontaigne Operating Company L.P., as amended on October 31, 2005 and January 1, 2006.

        "Partnership Interests" has the meaning set forth in the TransMontaigne Partners Partnership Agreement.

        "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, Person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Preferred Conversion Value" means an amount per share of Company Preferred Stock equal to (x) the Common Merger Consideration, multiplied by (y) the quotient of $1,000 divided by $6.60.

        "Preferred Merger Consideration" means an amount per share equal to either the Preferred Conversion Value or the Preferred Redemption Value, as determined in accordance with Section 2.02(c) of this Agreement.

        "Preferred Redemption Value" means an amount per share equal to $1,000 plus all accrued but unpaid dividends thereon through the Redemption Date (as defined in Preferred Stock Certificate of Designation).

        "Preferred Transmittal Letter" means the transmittal letter in customary form reasonably acceptable to the Company and Merger Co, to be distributed by the Paying Agent to the holders of the Company Preferred Stock as set forth in Section 2.02(c) of this Agreement.

        "Standstill Agreement" means any Contract pursuant to which a Person has agreed to restrict its ability to commence a proxy fight or consent solicitation with respect to the holders of Company Common Stock or to acquire shares of the Company Common Stock by tender offer or otherwise.

        "Subordinated Units" has the meaning set forth in the TransMontaigne Partners Partnership Agreement.

        "Subsidiary" means (i) solely with respect to the representations and warranties of the Company contained in Article III hereof, and except as otherwise expressly excluded from a specific representation, warranty, covenant, definition or other provision contained therein, each subsidiary of the Company, which includes the General Partner, TransMontaigne Partners and each MLP Subsidiary, and (ii) with respect to all of the other representations and warranties, covenants and provisions of this Agreement, each subsidiary of the Company other than the General Partner, TransMontaigne Partners and each MLP Subsidiary, except to the extent the General Partner, TransMontaigne Partners or an MLP Subsidiary is expressly identified by name and included in a specific provision.

        "subsidiary" or "subsidiaries" of any Person means each other Person controlled by such Person, directly or indirectly, through one or more intermediaries, and, without limiting the foregoing, includes any entity in respect of which such Person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

        "Tax" or "Taxes" means any and all federal, state, local and foreign income, gross receipts, payroll, employment, excise, stamp, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other taxes (together with interest, penalties and additions to tax imposed with respect thereto) imposed by any Governmental Authority.

        "Tax Returns" means returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Governmental Authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof.

        "TransMontaigne Partners" means TransMontaigne Partners L.P., a Delaware limited partnership.

        "TransMontaigne Partners Credit Facility" means Senior Secured Credit Facility, dated as of May 9, 2005, as amended, by and among TransMontaigne Partners, each of the financial institutions party thereto, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, BNP Paribas and Société Générale, as documentation agents, and Wachovia Bank, National Association, as administrative agent.

        "TransMontaigne Partners Material Adverse Effect" means (i) an "Event of Withdrawal" occurs under Section 11.1 of the TransMontaigne Partners Partnership Agreement, (ii) any of the events specified in clauses (iv) and (v) of Section 11.1 of the TransMontaigne Partners Partnership Agreement occurs with respect to TransMontaigne Partners (as if such clauses referred to TransMontaigne Partners in each place the phrase "General Partner" is used), (iii) TransMontaigne Partners is dissolved under Section 12.1 of the TransMontaigne Partners Partnership Agreement, (iv) the adoption of any law, or the taking of any other action, by any Governmental Authority that would, or would reasonably be expected to, (x) prevent or materially hinder or delay, or (y) materially increase the cost to consummate, any proposed sale, contribution or other transfer of assets from the Parent or the Company or their respective Subsidiaries to TransMontaigne Partners, other than (A) compliance by Parent, the Company and TransMontaigne Partners with the conflict of interest policies and procedures currently in effect with respect to such transactions and (B) changes in the applicable tax rates, (v) the occurrence of any circumstances that would permit removal of the General Partner without the consent of the Company and its subsidiaries (including the General Partner) or (vi) the sale of all or substantially all of the assets of TransMontaigne Partners or the General Partner.

        "TransMontaigne Partners Partnership Agreement" means the first Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners dated May 27, 2005.

          (b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acquisition Proposal	§6.04
Action	§3.10
Affiliate	§9.03
Agreement	Preamble
Authorized Acquisition	§9.03
beneficial owner	§9.03
business day	§9.03
Capitalization Date	§3.03
Certificate of Merger	§1.03
Certificates	§2.02
Change in Board Recommendation	§6.04
Charter Documents	§9.03
Closing	§1.02
Closing Date	§1.02
Code	§3.11
Common Certificates	§2.02
Common Merger Consideration	§2.01
Common Shares	§2.01
Common Units	§9.03
Company	Preamble
Company Board	Recitals
Company Common Stock	§2.01
Company Credit Facility	§9.03
Company Disclosure Schedule	§9.03
Company Equity Plans	§2.04
Company Material Adverse Effect	§9.03
Company Permits	§3.06
Company Preferred Stock	§2.01
Company Stock Options	§2.04
Company Stockholders' Meeting	§6.02

Company's knowledge	§9.03
Confidentiality Agreements	§6.03
Contract	§3.05
control	§9.03
controlled by	§9.03
Debt Tender	§6.09
DGCL	§1.01
Dissenting Shares	§2.05
Effective Time	§1.03
Employee	§6.06
Environmental Laws	§9.03
Environmental Permits	§9.03
ERISA	§3.11
ERISA Affiliate	§3.11
Exchange Act	§3.05
Exchange Fund	§2.02
Expenses	§8.03
Expiration Date	§9.03
Financing	§4.07
GAAP	§3.07
General Partner	§9.03
General Partner Interest	§9.03
Government Antitrust Authority	§6.09
Governmental Authority	§3.05
HSR Act	§3.05
Incentive Distribution Rights	§9.03
Indebtedness	§9.03
Indemnified Parties	§6.05
indemnitees	§6.09
Intellectual Property	§9.03
Investments	§3.03
IRS	§3.11
knowledge of the Company	§9.03
Law	§3.05
Liens	§9.03
Material Adverse Tax Effect	§3.15
Materials of Environmental Concern	§9.03
Merger	Recitals
Merger Co	Preamble
Merger Consideration	§9.03
MLP Equity Plan	§9.03
MLP Subsidiary	§9.03
Morgan Stanley Agreements	§9.03
Notes	§7.01
NYSE	§3.05
Omnibus Agreement	§9.03
Other Transactions	§3.04
Owned Properties	§3.13
Parent	Preamble
Partnership Interests	§9.03

Paying Agent	§2.02
Person	§9.03
Permitted Liens	§3.13
Plans	§3.11
Preferred Certificates	§2.02
Preferred Conversion Value	§9.03
Preferred Excess Amount	§2.03
Preferred Merger Consideration	§9.03
Preferred Redemption Value	§9.03
Preferred Shares	§2.01
Preferred Transmittal Letter	§9.03
Properties	§3.13
Proxy Statement	§3.05
Purchaser Welfare Benefit Plans	§6.06
Representatives	§6.03
Restricted Stock Awards	§2.04
Sarbanes-Oxley Act	§3.06
SEC	§3.05
SEC Reports	§3.07
Second Request	§6.09
Section 203	§3.19
Section 262	§2.02
Securities Act	§3.07
SemGroup LP	Preamble
Shares	§2.01
Specified Contract	§3.18
Standstill Agreement	§9.03
Stockholder Approval	§3.19
Subordinated Units	§9.03
subsidiaries	§9.03
subsidiary	§9.03
Subsidiary	§9.03
Superior Proposal	§6.04
Surviving Corporation	§1.01
Tax or Taxes	§9.03
Tax Returns	§9.03
Termination Date	§8.01
Termination Fee	§8.03
TransMontaigne Partners	§9.03
TransMontaigne Partners Credit Facility	§9.03
TransMontaigne Partners Material Adverse Effect	§9.03
TransMontaigne Partners Partnership Agreement	§9.03
under common control with	§9.03
Warrant	§2.04

          (c)   When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

        Section 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 9.05 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise), except that Parent or Merger Co may assign all or any of their rights and obligations hereunder to an Affiliate, to a lender or financial institution as collateral for indebtedness or, after the Closing, in connection with a merger, consolidation or sale of all or substantially all of the assets of Parent or the Surviving Corporation and its Subsidiaries provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

        Section 9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

        Section 9.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware (without giving effect to the choice of law principles therein).

        Section 9.08 Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 9.02. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

        Section 9.09 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Merger. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.9.

        Section 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 9.12 Amendment and Restatement. Upon the execution of this Amended and Restated Agreement and Plan of Merger by SemGroup, LP, Parent, Merger Co, and the Company, the Amended and Restated Agreement and Plan of Merger dated as of May 12, 2006, by and among SemGroup, LP, Parent, Merger Co, and the Company shall be automatically amended and restated in its entirety as set forth in this Agreement.

        IN WITNESS WHEREOF, Parent, Merger Co and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SEMGROUP, L.P., by SemGroup G.P., L.L.C., its general partner
By	/s/ THOMAS L. KIVISTO Name: Title:
SEMGROUP SUBSIDIARY HOLDING, L.L.C., by SemGroup, L.P., its sole member, by SemGroup G.P., L.L.C., its general partner
By	/s/ THOMAS L. KIVISTO Name: Title:
TMG ACQUISITION COMPANY
By	/s/ THOMAS L. KIVISTO Name: Title:
TRANSMONTAIGNE INC.
By	/s/ RANDALL J LARSON Name: Randall J Larson Title: Executive Vice President

APPENDIX B

UBS Securities LLC 1000 Main Street, Suite 2750 Houston, TX 77002
www.ubs.com

May 23, 2006

The Board of Directors
TransMontaigne, Inc.
1670 Broadway, Suite 3100
Denver, CO 80202

Dear Members of the Board:

        We understand that TransMontaigne, Inc., a Delaware corporation (the "Company"), is considering a transaction whereby the Company will merge with TMG Acquisition Company ("MergerCo"), a Delaware corporation and a wholly owned direct subsidiary of SemGroup Subsidiary Holding, L.L.C., a Delaware limited liability company ("SemGroup Holdings"), and an indirect subsidiary of SemGroup, L.P., an Oklahoma limited partnership ("SemGroup") (the "Transaction"). Pursuant to the terms of a draft of an Amended and Restated Agreement and Plan of Merger, dated May 22, 2006 (the "Agreement"), the Company will become a wholly owned subsidiary of SemGroup Holdings and each of the issued and outstanding shares of the common stock of the Company, par value of $0.01 per share (the "Company Common Stock"), will be converted into the right to receive $11.25 in cash, without interest (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Consideration to be received by such holders in the Transaction.

        UBS Securities LLC ("UBS") has acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided investment banking services to the Company unrelated to the proposed Transaction, for which UBS and its affiliates have received compensation. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and SemGroup and their respective affiliates and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms (other than the Consideration) of the Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement does not differ in any material respect from the draft that we have examined; (ii) SemGroup, SemGroup Holdings, MergerCo and the Company will comply with all the material terms of the Agreement; and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof.

UBS Investment Bank is a business group of UBS AG.
UBS Securities LLC is a subsidiary of UBS AG.

B-1

We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on SemGroup, SemGroup Holdings, MergerCo, the Company or the Transaction. In 2004, we assisted the Company in contacting parties regarding a potential business combination with the Company, however, in connection with the Transaction, we have not been authorized to solicit, and have not solicited, indications of interest in a business combination with the Company from any party.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were provided to us by the Company and not publicly available, including financial forecasts and estimates prepared by the management of the Company; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of the Company Common Stock; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

        In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or SemGroup, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of the Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

        This opinion is provided for the benefit of the Board of Directors in connection with, and for the purpose of, its consideration of the Transaction.

Very truly yours,
UBS SECURITIES LLC
By:	/s/ MICHAEL JAMIESON Michael Jamieson Managing Director	By:	/s/ DANIEL WARD Daniel Ward Managing Director

UBS Investment Bank is a business group of UBS AG.
UBS Securities LLC is a subsidiary of UBS AG.

B-2

APPENDIX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY

TRANSMONTAIGNE INC.
SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of TRANSMONTAIGNE INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated             , 2006, and hereby appoints Donald H. Anderson and Erik B. Carlson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of TRANSMONTAIGNE INC. to be held on                        , 2006 at                         .m., MST, at The Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at any adjournment or postponement thereof, and to vote all shares of Common Stock or Series B Convertible Preferred Stock (on an "as converted" basis) which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This proxy when properly executed will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the Proposal to adopt the Agreement and Plan of Merger.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on the reverse side)

Telephone and Internet Voting Instructions

You can vote by telephone or via the Internet. Available 24 hours a day 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To Vote using the Telephone (within the U.S. and Canada)

1.
Call toll free 1-866-731-VOTE (8683) in the United States or Canada at any time on a touch-tone telephone. There is No CHARGE to you for the call.

2.
Enter you Voter Control Number listed below and follow the simple instructions provided by the recorded message.

To Vote using the Internet

  •
  Go to the following website: www.computershare.com/us/proxy

  •
  Enter your Voter Control Number listed below and follow the simple instructions outlined on the secured website.

If you vote your Proxy by telephone or via the Internet,
please DO NOT mail back this proxy card.

Proxies submitted by telephone or via the Internet must be received by 1:00 a.m., Central Time, on            , 2006.

THANK YOU FOR VOTING

☐
Please mark your
vote as in
this example

TRANSMONTAIGNE INC.

PLEASE REFER TO REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

The Board of Directors Recommends a Vote FOR the following Proposal.

1.	PROPOSAL TO adopt the Agreement and Plan of Merger, dated as of May 22, 2006, by and among TransMontaigne Inc., SemGroup, L.P., SemGroup Subsidiary Holding, L.L.C. and TMG Acquisition Company.	☐ FOR	☐ AGAINST	☐ ABSTAIN
☐
Mark this Box with an X for any name or address change
Indicate changes below:

Authorized Signatures—Sign Here—You MUST Sign and Date this proxy for your instructions to be executed.

Note: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature:	Date

Signature:	Date